Exhibit 10.1

FIRST AMENDMENT AND LENDER JOINDER TO THE CREDIT AGREEMENT AND CONSENT

This FIRST AMENDMENT AND LENDER JOINDER TO THE CREDIT AGREEMENT AND CONSENT, dated as of April 30, 2025 (this “Amendment”), is entered into by and among, BXPE US AGGREGATOR (CYM) L.P., a Cayman Islands exempted limited partnership (the “Initial Primary Borrower”), acting through its general partner, Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership, the other Borrowers listed on the signature pages hereto (together with the Initial Primary Borrower, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the Administrative Agent and a Lender under the Credit Agreement (as defined below), and each of the other financial institutions party hereto as Lenders. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

RECITALS:

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of October 3, 2024 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as set forth herein;

WHEREAS, Nomura Corporate Funding Americas, LLC (the “Additional Lender”) is proposed to join the Credit Agreement as a Lender; and

WHEREAS, the Borrowers have requested that the Lenders grant certain consents pursuant to Section 10.01 of the Credit Agreement solely upon the terms and conditions provided for in this Amendment, and the Lenders party hereto have agreed to the requested consents on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PART I

AMENDMENT

1.1 As of the Effective Date (as defined below), the Credit Agreement (including Schedule II but excluding the other Schedules thereto) is hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Credit Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable section of the Credit Agreement is evidenced by ~~strike through formatting~~.

1.2 As of the Effective Date (as defined below), Exhibit D to the Credit Agreement (but excluding the other Exhibits thereto) is hereby amended as set forth on Annex B to this Amendment. Language being inserted into the applicable section of Exhibit D to the Credit Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable section of Exhibit D to the Credit Agreement is evidenced by ~~strike through formatting~~.

PART II

LENDER JOINDER

2.1 The Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to the terms of the Credit Agreement.

2.2 The Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) appoints and authorizes the Administrative Agent and the Joint Lead Arrangers to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Joint Lead Arrangers by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (e) if it is not a “United States person” as defined in Section 7701(a)(30) of the Code (with respect to any Borrower that is such a “United States person”), or if it is resident or organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes (with respect to any Borrower that is not such a “United States person”), it has delivered to the Administrative Agent) completed and signed copies of any forms required pursuant to Section 3.01(e) of the Credit Agreement; (f) confirms that it is an Eligible Assignee; and (g) acknowledges that one or more conditions precedent to the issuance of any Letter of Credit or the making of any Loan may have been waived in connection with any such action and agrees to be bound thereby.

2.3 Upon execution and delivery of this Amendment, as of the Effective Date, the Additional Lender shall be a party to the Credit Agreement and the other applicable Loan Documents and have the rights and obligations of a Lender thereunder.

2.4 As of the Effective Date, the Additional Lender shall have the applicable Commitment set forth on Schedule II of Annex A to this Amendment.

PART III

REQUEST FOR CONSENT

3.1 Section 6.22(a) of the Credit Agreement provides that (a) the Primary Borrowers shall obtain a Third Party Verification with respect to certain Portfolio Investments (or portions thereof) as more fully described in Section 6.22(a) of the Credit Agreement at least once in each calendar quarter (other than the calendar quarter in which such Portfolio Investment was acquired) and (b) each such Third Party Verification shall be delivered to the Administrative Agent on or prior to the date of the first delivery of the Compliance Certificate in accordance with Section 6.02(a) of the Credit Agreement following the receipt of such Third Party Verification.

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3.2 In connection with the fiscal quarters ending on December 31, 2024 and March 31, 2025, the Primary Borrowers will not have obtained Third Party Verifications with respect to the Portfolio Investments listed on Schedule I of this Amendment with respect to each such fiscal quarter, as applicable, in accordance with the requirements of Section 6.22(a) of the Credit Agreement (the “Specified Third Party Verifications”).

3.3 The Primary Borrowers have requested that the Lenders party hereto grant a consent solely with respect to failing to deliver the Specified Third Party Verifications in accordance with the requirements of Section 6.22(a) of the Credit Agreement (the “Specified Consent”).

PART IV

CONSENT UNDER THE CREDIT AGREEMENT

4.1 Each of the undersigned Lenders agree to and hereby grant the Specified Consent. For the avoidance of doubt, (a) the Specified Consent is a one-time consent and is limited to any breach, default, Default or Event of Default arising solely with respect to the Specified Third Party Verifications; and (b) except as expressly set forth in this Amendment, all other provisions contained in the Credit Agreement and otherwise in the Loan Documents shall continue in full force and effect.

PART V

CONDITIONS TO EFFECTIVENESS

5.1 This Amendment shall become effective on the date (the “Effective Date”) when each of the following conditions precedent have been satisfied:

(a) the Administrative Agent shall have received a counterpart (or counterparts) of this Amendment, executed and delivered by each of the Borrowers and the Lenders party hereto;

(b) in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent (on behalf of any Lender) prior to the Effective Date, the applicable Borrower shall have delivered to the Administrative Agent a new or updated Beneficial Ownership Certification, as applicable; and

(c) payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents to the extent invoiced at least two (2) Business Days prior to the date hereof, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Mayer Brown LLP.

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PART VI

REALLOCATION

6.1 Reallocation. On the Effective Date, the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit under the Loan Documents, in each case, at par, such that, after giving effect thereto, the ratio of each Lender’s (including the Additional Lender) share of outstanding Loans and participations in Letters of Credit to its share of the Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans from one Lender to another Lender, in each case, at par. In connection with any such reallocation of the outstanding Loans, (a) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.02 of the Credit Agreement to each Lender that is required to fund any amount or receive any partial repayment in connection therewith and (b) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection therewith, to the extent a repayment is necessary to give effect to such reallocation, (x) the applicable Borrowers shall pay all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (y) the Lenders waive any amounts due pursuant to Section 3.06 of the Credit Agreement as a result of such reallocation occurring on any date other than an Interest Payment Date. For the avoidance of doubt, no Temporary Increase Loan shall be reallocated as provided in this Section 6.1.

PART VII

MISCELLANEOUS

7.1 Representations and Warranties. Each Borrower hereby represents that, after giving effect to Part IV, all of the representations and warranties of such Borrower and each Subsidiary Pledgor contained in (a) Article V (other than the second sentence of Section 5.07 of the Credit Agreement) of the Credit Agreement and (b) each other Loan Document to which such Person is a party are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) for purposes of this Section 7.1, the representations and warranties contained in Sections 5.11 and 5.15 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement.

7.2 Reaffirmation of Security Interests. Each Borrower (a) affirms that each of the Liens granted by it and each Subsidiary Pledgor in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted by it or any Subsidiary Pledgor in or pursuant to the Loan Documents.

7.3 No Default. Upon the Effective Date, after giving effect to Part IV, no Event of Default or Default shall exist and be continuing.

7.4 Resolutions. The resolutions delivered with respect to the undersigned Borrower on the Closing Date and certified by a Responsible Officer as correct and complete copies thereof remain in effect on the Effective Date and have not been revoked, amended, restated, supplemented or otherwise modified in any way since the date such resolutions were adopted.

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7.5 References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “herein”, “hereunder”, or similar terms shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

7.6 Effect of Amendment. All provisions of the Credit Agreement and all the other Loan Documents, except as expressly amended and modified by this Amendment, shall remain in full force and effect.

7.7 No Other Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

7.8 Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

7.9 Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile, electronic mail (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (other than any DocuSign electronic signature)) or in portable document format), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed original counterpart thereof.

7.10 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns in accordance with Section 10.06 of the Credit Agreement.

7.12 Section Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

BORROWER:

BXPE US AGGREGATOR (CYM) L.P., a Cayman Islands exempted limited partnership

By: Blackstone Private Equity Strategies Associates L.P., its general partner

By: BXPEA L.L.C., its sole member

By:	/s/ Eric Liaw
Name: Eric Liaw
Title: Authorized Signatory

BXPE NAV – First Amendment (US Facility)

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Cristina Savu
Name: Cristina Savu
Title: Director

BXPE NAV – First Amendment (US Facility)

CITIBANK, NA., as Lender

By:	/s/ Giorgio Audino
Name: Giorgio Audino
Title: Authorized Signatory

BXPE NAV – First Amendment (US Facility)

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Marcus CARRINGTON PALMER
Name: Marcus CARRINGTON PALMER
Title: Managing Director

BXPE NAV – First Amendment (US Facility)

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Gretell Merlo
Name: Gretell Merlo
Title: Authorized Signatory

BXPE NAV – First Amendment (US Facility)

BARCLAYS BANK PLC, as a Lender

By:	/s/ Steven Hopchick
Name: Steven Hopchick
Title: Authorized Signatory

BXPE NAV – First Amendment (US Facility)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ted Moscoso
Name: Ted Moscoso
Title: Managing Director

BXPE NAV – First Amendment (US Facility)

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

BXPE NAV – First Amendment (US Facility)

Schedule I

Fiscal Quarter ending December 31, 2024:

1. 7Brew

2. Groupe Premium

3. Nightwing

4. Nobu

5. Priority Software

Fiscal Quarter ending March 31, 2025:

1. Groupe Premium

Annex A

Amended Credit Agreement

Annex A to First Amendment to Credit Agreement

CREDIT AGREEMENT

Dated as of October 3, 2024

among

BXPE US AGGREGATOR (CYM) L.P.,

as the Initial Primary Borrower,

and

The other Borrowers from time to time Party Hereto,

as Borrowers,

The Lenders and L/C Issuers Party Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

a Joint Lead Arranger,

and

CITIBANK, N.A.,

as a Joint Lead Arranger

Table of Contents

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms	1

1.02	Other Interpretive Provisions	53

1.03	Accounting Terms	~~51~~54

1.04	Rounding	~~52~~54

1.05	Exchange Rates; Currency Equivalents; Daily Simple RFR Loans	~~52~~55

1.06	[Reserved]	55

1.07	Change of Currency	55

1.08	Times of Day	~~53~~56

1.09	Letter of Credit Amounts	~~53~~56

1.10	Rates	56

1.11	Luxembourg Terms	~~54~~57

1.12	Divisions	58

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	~~56~~59

2.01	Committed Loans	~~56~~59

2.02	Borrowings, Conversions and Continuations of Committed Loans	59

2.03	Letters of Credit	61

2.04	Joint and Several Liability	~~68~~71

2.05	Prepayments; Cash Sweep Events	~~69~~72

2.06	Termination or Reduction of Commitments	~~71~~74

2.07	Repayment of Loans	~~72~~75

2.08	Interest	~~72~~75

2.09	Fees	77

2.10	Computation of Interest and Fees	78

2.11	Evidence of Debt	~~75~~78

2.12	Payments Generally; Administrative Agent’s Clawback	79

2.13	Sharing of Payments by Lenders	81

2.14	Additional Primary Borrowers	82

2.15	Extension of Maturity Date	~~80~~83

2.16	Temporary Increase, Allocations and Repayments	~~82~~85

2.17	Cash Collateral	89

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2.18	Defaulting Lenders	90

2.19	Increase in Commitments	92

2.20	Qualified Borrowers and Borrower Guaranties	94

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	96

3.01	Taxes	96

3.02	Illegality	100

3.03	Inability to Determine Rates	~~97~~101

3.04	Effect of Benchmark Transition Event	103

3.05	Increased Costs; Reserves on Eurocurrency Rate Loans	~~101~~105

3.06	Compensation for Losses	107

3.07	Mitigation Obligations; Replacement of Lenders	~~104~~108

3.08	[Reserved]	108

3.09	Survival	108

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	109

4.01	Conditions of Effectiveness	~~105~~109

4.02	Conditions to all Credit Extensions	111

ARTICLE V	REPRESENTATIONS AND WARRANTIES	112

5.01	Existence, Qualification and Power	112

5.02	Authorization; No Contravention	112

5.03	Governmental Authorization; Other Consents	~~109~~113

5.04	Binding Effect	~~109~~113

5.05	No Material Adverse Effect	113

5.06	Litigation	113

5.07	No Default	113

5.08	Ownership of Property; Priority of Liens	~~110~~114

5.09	Taxes	114

5.10	Margin Regulations; Investment Company Act	114

5.11	Disclosure	~~111~~115

5.12	Compliance with Laws	115

5.13	Taxpayer Identification Number; Other Identifying Information	115

5.14	Representations as to Foreign Obligors	115

5.15	Financial Condition	117

5.16	Sanctions	~~113~~117

5.17	Principal Office; Jurisdiction of Formation	117

5.18	Regulation W	117

5.19	ERISA	118

5.20	[Reserved]	~~114~~118

5.21	[Reserved]	~~114~~118

5.22	Central Administration; Centre of Main Interests	~~114~~118

5.23	Luxembourg General Partner Capacity	118

5.24	Ownership of Portfolio Investments	118

ARTICLE VI	AFFIRMATIVE COVENANTS	~~115~~119

6.01	Financial Statements	119

6.02	Certificates; Other Information	~~116~~120

6.03	Maintenance of Liens	123

6.04	Payment of Obligations	~~119~~123

6.05	Preservation of Existence, Etc.	~~119~~123

6.06	Compliance with Laws	123

6.07	Books and Records	123

6.08	Use of Proceeds	124

6.09	Plan Assets	~~120~~124

6.10	Insurance	~~120~~124

6.11	Authorizations and Approvals	124

6.12	Collateral Accounts	124

6.13	Operations and Properties	~~121~~125

6.14	Notice of Certain Changes to Beneficial Ownership Certification	~~121~~125

6.15	Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws	125

6.16	Compliance with Sanctions	126

6.17	Central Administration; Centre of Main Interests	126

6.18	General Partner Capacity	126

6.19	Further Assurances; Independent Valuation	127

6.20	Compliance with Organization Documents and Partnership Agreement	~~123~~127

6.21	[Reserved]	~~123~~127

6.22	Third Party Reports	~~123~~127

ARTICLE VII	NEGATIVE COVENANTS	128

7.01	Permitted Liens; Permitted Encumbrances	~~124~~128

7.02	Dispositions; Investments	129

7.03	Indebtedness	~~125~~129

7.04	Fundamental Changes	~~125~~130

7.05	Distributions	130

7.06	Change in Nature of Business	130

7.07	Transactions with Affiliates	130

7.08	Burdensome Agreements	~~126~~130

7.09	Use of Proceeds	~~127~~131

7.10	Financial Covenants	132

7.11	Collateral Accounts	132

7.12	Limitation on Withdrawals	132

7.13	Material Amendments	~~128~~132

7.14	Subordination	~~129~~134

7.15	Pledged Entity Control	134

7.16	Liquid Investments	134

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	~~130~~135

8.01	Events of Default	135

8.02	Remedies Upon Event of Default	~~133~~137

8.03	Application of Funds	138

ARTICLE IX	ADMINISTRATIVE AGENT	139

9.01	Appointment and Authority	139

9.02	Rights as a Lender	~~135~~140

9.03	Exculpatory Provisions	140

9.04	Reliance by Administrative Agent	141

9.05	Delegation of Duties	141

9.06	Resignation of Administrative Agent or Joint Lead Arranger	~~137~~141

9.07	Non-Reliance on Administrative Agent and Other Lenders	~~138~~143

9.08	No Other Duties, Etc.	143

9.09	Administrative Agent May File Proofs of Claim	143

9.10	Collateral Matters	144

9.11	Erroneous Payments	144

ARTICLE X	MISCELLANEOUS	146

10.01	Amendments, Etc.	~~142~~146

10.02	Notices; Effectiveness; Electronic Communication	~~144~~149

10.03	No Waiver; Cumulative Remedies; Enforcement	~~146~~151

10.04	Expenses; Indemnity; Damage Waiver	151

10.05	Payments Set Aside	153

10.06	Successors and Assigns	~~149~~154

10.07	Treatment of Certain Information; Confidentiality	159

10.08	Right of Setoff	160

10.09	Interest Rate Limitation	161

10.10	Counterparts; Integration; Effectiveness	~~156~~161

10.11	Survival of Representations and Warranties	161

10.12	Severability	162

10.13	Replacement of Lenders	~~157~~162

10.14	Governing Law; Jurisdiction; Etc.	162

10.15	Waiver of Jury Trial	164

10.16	No Advisory or Fiduciary Responsibility	164

10.17	Electronic Execution of Assignments and Certain Other Documents	165

10.18	Customer Information Notice	~~160~~165

10.19	Time of the Essence	165

10.20	Judgment Currency	165

10.21	Recourse	166

10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	166

10.23	Acknowledgement Regarding Any Supported QFCs	167

v

SCHEDULES
Schedule I	Primary Borrower Information
Schedule II	Commitments and Applicable Percentages
Schedule III	Tax ID Numbers; Other Information
Schedule IV	Administrative Agent’s Office; Certain Addresses for Notices
Schedule V	Primary Borrower Structure
EXHIBITS
Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Committed Loan Notice
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Note
Exhibit F	Form of Additional Primary Borrower Joinder Agreement
Exhibit G	Form of Extension Request
Exhibit H	Form of Collateral Account Pledge Agreement
Exhibit I-1	Form of Increase Request
Exhibit I-2	Form of Temporary Increase Request
Exhibit J	Form of Qualified Borrower Note
Exhibit K	Form of Qualified Borrower Guaranty
Exhibit L	Form of Administrative Questionnaire
Exhibit M	Form of Equity Pledge Agreement
Exhibit N	Form of Gross Collections Payment Schedule

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 3, 2024, among BXPE US AGGREGATOR (CYM) L.P., a Cayman Islands exempted limited partnership, acting through its general partner, Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership (the “Initial Primary Borrower”), the other Primary Borrowers and the Qualified Borrowers from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders”, and each individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Co-Structuring Agent and a Joint Lead Arranger, and CITIBANK, N.A., as a Co-Structuring Agent and a Joint Lead Arranger.

RECITALS

A. The Borrowers have requested that the Lenders make Loans and cause the issuance of Letters of Credit for the purpose of financing the Borrowers’ investment activities, providing working capital or for other purposes permitted under the Organization Documents of the Borrowers; and

B. The Lenders are willing to make Loans and to cause the issuance of Letters of Credit upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement and, unless otherwise expressly defined therein, any other Loan Document, the following terms shall have the meanings set forth below:

“Additional Commitment Lender” has the meaning specified in Section 2.15(b).

“Additional Primary Borrower” means each Alternative Investment Vehicle or Parallel Fund that becomes party hereto in accordance with Section 2.14.

“Additional Primary Borrower Joinder Agreement” has the meaning specified in Section 2.14(a).

“Additional Sector Category” means any industrial sector category other than an Initial Sector Category that is identified by the Initial Primary Borrower and approved by the Joint Lead Arrangers in their good faith discretion into which one or more Eligible Investments may be categorized from time to time.

“Adjusted Eligible NAV” means, at any time, with respect to each Eligible Investment, an amount equal to the Adjusted NAV of such Eligible Investment as of the most recent Determination Date (after giving effect to the applicable Investment Concentration Limits).

“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Alternative Currency not bearing interest based on an RFR, for any Interest Period, the rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurocurrency Rate for such Loan for such Interest Period by (b) one (1) minus the Eurocurrency Reserve Percentage for such Loan for such Interest Period.

“Adjusted NAV” means, at any time with respect to each Portfolio Investment, the Market Value of such Portfolio Investment as of the most recent Determination Date and, solely with respect to any Eligible Investment, as adjusted to give effect to (without duplication and solely to the extent not reflected in the calculation of the Market Value of such Eligible Investment as of the most recent Determination Date) any Intra-Month Adjustment and any Pro Forma Adjustment applicable to such Eligible Investment at such time.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule IV with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Initial Primary Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit L or any other form approved by the Administrative Agent.

“Advance Rate” means, (a) at any time Hurdle Condition 2 is satisfied, twenty percent (20%), (b) at any time Hurdle Condition 1 is satisfied but Hurdle Condition 2 is not satisfied, fifteen percent (15%), and (c) at all other times, ten percent (10%).

“Advisor” means Blackstone Private Investments Advisors L.L.C., a Delaware limited liability company.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person, whether existing now or in the future, that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is Under Common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the preamble hereto.

“Agreement Currency” has the meaning specified in Section 10.20.

“Alternative Currency” means any currency (other than Dollars) requested by the Borrowers and approved by the Administrative Agent and each Lender (and, in the case of a Letter of Credit, the L/C Issuer) in their sole discretion. Notwithstanding anything to the contrary herein, no Alternative Currencies have been approved as of the Closing Date.

“Alternative Currency Equivalent” means, subject to Section 1.05, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Investment Vehicle” means a limited partnership or other vehicle or vehicles (other than an existing Primary Borrower) formed to invest on a parallel basis with or in lieu of a Primary Borrower.

“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977, as amended; (b) the UK Bribery Act 2010, as amended; and (c) any other applicable anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Borrower is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Borrower is located or doing business that relate to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.14(a). “

Applicable Percentage” means with respect to any Lender at any time, in the context of any particular Tranche, the percentage (carried out to the ninth (9th) decimal place) of the Aggregate Commitments with respect to such Tranche represented by such Lender’s Commitment in such Tranche at such time. If the commitment of each Lender to make Loans under a particular Tranche and the obligation of the L/C Issuer to make L/C Credit Extensions with respect to such Tranche have been terminated pursuant to Section 8.02 or if the Aggregate Commitments in such Tranche have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect with respect to such Tranche, giving effect to any subsequent assignments and any reallocation thereof as provided in Section 2.18. The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule II or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) with respect to RFR Rate Loans, Eurocurrency Rate Loans and Letter of Credit Fees, 3.50% per annum, and (b) with respect to Base Rate Loans, 2.50% per annum; provided that, subject to Section 2.08(b)(i), during the continuance of (i) a Cash Sweep Period, so long as no Event of Default is continuing, the relevant Applicable Rate on all Outstanding Amounts shall be increased by 0.50% per annum, (ii) an Event of Default, so long as no Cash Sweep Period is continuing, the relevant Applicable Rate on all Outstanding Amounts (or, in respect of the application of the Default Rate, any other Obligations) shall be increased by 2.00% per annum and (iii) an Event of Default and a Cash Sweep Period, the relevant Applicable Rate on all Outstanding Amounts (or, in respect of the application of the Default Rate, any other Obligations) shall be increased by 2.50% per annum. For the avoidance of doubt, the increase of the Applicable Rate on Outstanding Amounts during an Event of Default provided in this definition is independent from any application of the Default Rate on any other Obligations.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may reasonably be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Primary Borrower” has the meaning specified in Section 2.14(a).

“Applicant Qualified Borrower” has the meaning specified in Section 2.20(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Securities Exchange” means any national securities exchange reasonably acceptable to the Joint Lead Arrangers.

“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two (2) or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease or financing lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease or financing lease.

“Australian Dollars” means the lawful currency of the Commonwealth of Australia.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06 and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date, and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(d).

“Bad Boy Guarantee” means a Guarantee under which recourse to the guarantor is contingent upon the occurrence of certain bad acts whether by the guarantor or other third party, which bad acts include, without limitation, (a) fraud or a material misrepresentation, (b) the misappropriation or misapplication of funds, (c) voluntary or involuntary bankruptcy by a Person, (d) waste of assets or (e) other acts that intentionally or recklessly impact adversely the recourse of a creditor to an account debtor or the assets of such account debtor.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate,” and (c) except during any period of time during which Daily Simple RFR for Dollars is unavailable pursuant to Section 3.02, Section 3.03 or Section 3.04, Daily Simple RFR for Dollars in effect on such day, plus 1.05%. The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the Base Rate be less than the Floor.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan. Notwithstanding anything herein to the contrary, unless otherwise agreed to in writing by each Lender, no Borrower may request a Committed Borrowing of Base Rate Committed Loans or a conversion of any Committed Loan to a Base Rate Committed Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Basel III” means, in each case, as implemented by a Lender’s primary U.S. bank regulatory authority:

(a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any further guidance or standards published by the Basel Committee on Banking Supervision pursuant to the “Basel III Accord”.

“BBSY Rate” means, with respect to any Eurocurrency Rate Loan denominated in Australian Dollars for any Interest Period, the rate per annum equal to the Bank Bill Swap Reference Rate (“BBSY”), as published by Bloomberg (or such other commercially available source providing BBSY quotations as may be reasonably designated by the Administrative Agent from time to time) at approximately 10:00 a.m., Sydney time, two (2) Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closest to such Interest Period); provided that, if such rate is not published at such time as set forth above, “BBSY” means the rate expressed as a percentage to be the arithmetic mean (rounded upwards, if necessary, to the nearest four (4) decimal places) as supplied to the Administrative Agent at its request quoted by at least two (2) reference banks that are leading banks as the rate at which it is offered deposits in Australian Dollars and for the required period in the Australian interbank market at or about 10:00 a.m., Sydney time.

“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to: (a) Dollars, the Term SOFR Reference Rate and/or the Daily Simple RFR for Dollars (it being understood that, as of the Closing Date, both the Term SOFR Reference Rate and such Daily Simple RFR are deemed to be administratively feasible for the Administrative Agent); provided that if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to the Term SOFR Reference Rate and/or such Daily Simple RFR, as applicable, or with respect to any then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark

Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(a); (b) Sterling or Swiss Francs, the Daily Simple RFR applicable for such currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to such Daily Simple RFR or any then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(a); and (c) Euros or Australian Dollars, EURIBOR or BBSY, respectively; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to EURIBOR or BBSY, as applicable, or any then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(a).

“Benchmark Replacement” means, for any Available Tenor with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Initial Primary Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time, and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero (0)) that has been selected by the Administrative Agent and the Initial Primary Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to any then-current Benchmark for any currency:

(a) in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

The “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark for any currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under each other Loan Document in accordance with Section 3.04 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under each other Loan Document in accordance with Section 3.04.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Blackstone” means collectively, Blackstone Inc., a publicly traded Delaware corporation (as it may be reconstituted), any successors thereto and any Affiliate thereof.

“Borrower Associated Indebtedness” means with respect to a Borrower, at any time, an amount equal to:

(a) the Dollar Equivalent of the sum of (i) (A) the aggregate outstanding Guarantees provided by such Borrower (excluding Bad Boy Guarantees) and (B) the aggregate outstanding amount able to be drawn under any equity commitment letters issued by such Borrower, in each case, for the purpose of supporting the following types of Indebtedness of other Persons: (x) borrowed money, (y) deferred purchase price obligations (other than trade accounts payable in the ordinary course of business) and (z) similar non-contingent obligations not to exceed a fixed maximum amount and (ii) Indebtedness under Swap Contracts entered into for speculative purposes; plus

(b) to the extent not reflected in clause (a) above, the Dollar Equivalent of the aggregate outstanding amount of the following types of Indebtedness of other Persons, in each case, that are secured by an “accommodation pledge” (also known as a “naked pledge”) granted by such Borrower: (i) borrowed money, (ii) deferred purchase price obligations (other than trade accounts payable in the ordinary course of business) and (iii) similar non-contingent obligations not to exceed a fixed maximum amount;

provided that, in each case, “Borrower Associated Indebtedness” shall not include (x) any amounts attributable to Indebtedness or Guarantees under the Loan Documents nor (y) any obligations of such Borrower under any Swap Contract not entered into for speculative purposes.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means, collectively, each of the Primary Borrowers and Qualified Borrowers from time to time party to this Agreement.

“Borrowing Base” means, at any time of determination and without duplication, an amount equal to (a) the Unadjusted Borrowing Base plus (b) any cash of the Primary Borrowers held in the Collateral Accounts minus (c) Indebtedness of the Borrowers under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit A, which includes an updated Borrowing Base Schedule (it being understood that the Borrowing Base Schedule and related certifications may be incorporated directly into any Request for Credit Extension or Compliance Certificate).

“Borrowing Base Haircut” means a limit on the calculation of the Borrowing Base, at any time, as more specifically described in clauses (a) through (c) of this definition, with any amounts in excess of the applicable Borrowing Base Haircut being excluded from the Borrowing Base:

(a) the aggregate Adjusted Eligible NAV attributable to all Eligible Investments within a Specified Sector Category (excluding Eligible Investments that constitute Cash Equivalents) in excess of forty percent (40%) of the aggregate Adjusted Eligible NAV of all Eligible Investments;

(b) after giving effect to the limit set forth in clause (a) of this definition, the aggregate Adjusted Eligible NAV attributable to all Eligible Investments that are not located in an Investment Grade Jurisdiction in excess of ten percent (10%) (or such higher percentage agreed to in writing by the Joint Lead Arrangers, each in their sole discretion) of the aggregate Adjusted Eligible NAV of all Eligible Investments; and

(c) after giving effect to the limits set forth in clause (a) and clause (b) of this definition, the aggregate Adjusted Eligible NAV attributable to the Eligible Investments (together with Related Eligible Investments) that have the ten (10) highest Adjusted Eligible NAVs among all Eligible Investments (excluding Eligible Investments that constitute Cash Equivalents) in excess of fifty-five percent (55%) of the aggregate Adjusted Eligible NAV of all Eligible Investments.

“Borrowing Base Schedule” means a spreadsheet that includes the information set forth on Annex 1 of Exhibit A, including: (a) the Market Value, type of investment and other information for each Portfolio Investment (including, if applicable, the Investment Grade Jurisdiction (determined by the applicable Primary Borrower in good faith and in accordance with the Investment Policy and its financial reporting practices), the Specified Sector Category (determined by the applicable Primary Borrower in good faith and in accordance with the Investment Policy and its financial reporting practices) and each Related Eligible Investment of such Portfolio Investment); provided, that subject to Section 6.02(j), solely with respect to Liquid Investments in the same Specified Sector Category that (i) each has an Adjusted NAV of less than one percent (1%) of the Adjusted NAV of all Eligible Investments and (ii) are located in any Investment Grade Jurisdiction, such information may be reported on an aggregate basis; (b) a calculation of the Borrowing Base; (c) the aggregate amount of Borrower Associated Indebtedness; and (d) the aggregate amount of obligations of the Borrowers provided to support or secure Indebtedness of an Eligible Investment or a Holding Company through which an Eligible Investment is held, in each case, as such information may be updated from time to time so as to be current as of the date of submission to the Administrative Agent of each new Borrowing Base Schedule.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed; provided, that for purposes of notice, funding and payment requirements set forth in Section 2.02(a), Section 2.02(b) and Section 2.05(a), in each case, such day is also a London Banking Day.

“Capitalized Interest Loan” has the meaning specified in Section 2.08(d).

“Capitalized Unused Commitment Fee Loan” has the meaning specified in Section 2.09(a)(ii).

“Cash Collateralize” means, with respect to any Borrower, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Secured Parties, as collateral for L/C Obligations of such Borrower or obligations of Lenders to fund participations in respect of such L/C Obligations, cash or deposit account balances or, if the L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” and “Cash Collateralized” have meanings correlative thereto.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest Rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Eligible Institution; and

(d) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) have a Rating of AA+/Aa1 and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Sweep Event” means, at any time, the occurrence of any (a) Sweep LTV Ratio Breach, (b) Excess Loan Event Breach or (c) Minimum Diversity Breach.

“Cash Sweep Period” shall commence upon the occurrence of a Cash Sweep Event and continue until such Cash Sweep Event has been cured to the reasonable satisfaction of the Joint Lead Arrangers.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the compliance by any Lender or L/C Issuer with any request, guideline or directive (whether or not having the force of law) made or issued after the Closing Date by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one or more of the following events: (a) any Primary Borrower shall cease to be Controlled by its General Partner (or any successor Controlled by or Under Common Control with Blackstone), (b) any Borrower shall cease to be Under Common Control with Blackstone or (c) any General Partner or the Advisor shall cease to be Controlled by or Under Common Control with Blackstone.

“Citibank” means Citibank, N.A. and its successors.

“Closing Date” means October 3, 2024.

“Co-Structuring Agent” means each of (a) Wells Fargo and (b) Citibank, each in its capacity as structuring agent under any of the Loan Documents, or any successor structuring agent agreed by the Initial Primary Borrower and the Joint Lead Arrangers. Any Co-Structuring Agent (in its capacity as a Lender) that assigns any portion of its Commitment pursuant to Section 10.06 (other than (i) to an Affiliate of such Person and (ii) any portion of its Commitment attributable to a Temporary Increase Commitment or an increase in its Commitment pursuant to Section 2.19 (or an amendment giving similar effect)) shall no longer be a “Co-Structuring Agent” unless otherwise agreed to in writing by the Initial Primary Borrower and the other Co-Structuring Agent (if any).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

“Collateral” means all property in which a security interest has been granted or is purported to have been granted to the Administrative Agent for the benefit of the Secured Parties under any Loan Document.

“Collateral Account” means, with respect to any Primary Borrower, an account maintained in the name of such Primary Borrower at a Depository and subject to a security interest of the Administrative Agent for the benefit of the Secured Parties, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Collateral Account Pledge Agreement” means a collateral account pledge agreement, substantially in the form of Exhibit H, by a Primary Borrower in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule II or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans or Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Competitor” means any private equity fund, Affiliate thereof or Person whose primary business is the management of private equity funds, excluding any commercial or investment bank (including any commercial or investment bank that sponsors private equity funds or makes private equity investments); provided that any such fund sponsored by a commercial bank shall be deemed a Competitor.

“Compliance Certificate” has the meaning specified in Section 6.02(a).

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Eurocurrency Banking Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “RFR Business Day”, timing and frequency of determining rates and making payments of interest, timing of Committed Loan Notices or prepayment notices, the applicability and length of lookback periods, the applicability of Section 3.06 and other technical, administrative or operational matters) that the Administrative Agent decides, with the consent of the Initial Primary Borrower (such consent not to be unreasonably withheld or delayed), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, with the consent of the Initial Primary Borrower (such consent not to be unreasonably withheld or delayed), is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled” and “Under Common Control” have meanings correlative thereto.

“Cost Basis” means, as of any date of determination, (a) with respect to any Eligible Investment, other than any Intra-Month Investment, an amount equal (on a Dollar Equivalent basis) to the cost to acquire such Eligible Investment, as adjusted in ~~each case, in~~ accordance with the Valuation Policy of the applicable Primary Borrower, including for follow-on investments and partial realizations, and (b) with respect to any Intra-Month Investment, an amount equal (on a Dollar Equivalent basis) to the cost to acquire such Intra-Month Investment.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.23.

“Credit Extension” means each of the following: (a) a Committed Borrowing and (b) an L/C Credit Extension.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, the greater of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day, or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) the Floor. If by 5:00 p.m. on the second (2nd) RFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR based on SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that SOFR as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days; provided, further, that, the calculation of Daily Simple RFR for any additional RFR Rate Days following three (3) consecutive RFR Rate Days shall be subject to Section 3.03;

(b) Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day, or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that SONIA as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days; provided, further, that, the calculation of Daily Simple RFR for any additional RFR Rate Days following three (3) consecutive RFR Rate Days shall be subject to Section 3.03; and

(c) Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day, or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website, and (ii) the Floor. If by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to SARON has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided that SARON as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days; provided, further, that, the calculation of Daily Simple RFR for any additional RFR Rate Days following three (3) consecutive RFR Rate Days shall be subject to Section 3.03.

Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Daily Simple RFR Loan” means a Committed Loan that bears interest at a rate based on Daily Simple RFR (other than pursuant to the Daily Simple RFR component of the definition of “Base Rate”).

“Debt Limitations” has the meaning specified in Section 7.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, restructuring, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the Cayman Islands, Luxembourg or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Obligations other than Outstanding Amounts, an interest rate per annum equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Initial Primary Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s funding obligations hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, interim receiver, receiver/manager, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Depository” means Wells Fargo or any other Eligible Institution and, in each case, any replacement thereof that is an Eligible Institution. As of the Closing Date, the Depository with respect to each Collateral Account is set forth on Schedule I (as such schedule may be updated from time to time).

“Determination Date” means, with respect to each Portfolio Investment, the last day of ~~each calendar month.~~the second immediately preceding calendar month; provided that, notwithstanding the foregoing, solely in connection with any Intra-Month Election, the Determination Date with respect to each Liquid Investment shall be the date selected by the Primary Borrowers (which shall in no event be earlier than three (3) Business Days prior to the date of such Intra-Month Election).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the holders of such Person’s Equity Interest.

“Dollar” and “$” mean lawful currency of the United States.

“Dollar Equivalent” means, subject to Section 1.05, for any amount, at the time of determination thereof: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority and subject to Bail-In Legislation; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Platform” has the meaning specified in Section 6.02.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi), and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Institution” means (a) Wells Fargo or (b) any depository institution (including a foreign branch of a depository institution), organized under the laws of the United States or any state, having capital or surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Eligible Investment” means each Portfolio Investment that is not subject to an Exclusion Event; provided, that cash and credit balances credited to a deposit account, securities account or commodities account of a Borrower shall not qualify as an Eligible Investment (it being understood and agreed, for the avoidance of doubt, that cash and credit balances (including Cash Equivalents) held by a Portfolio Investment (or any Holding Company holding such Portfolio Investment) may qualify as an Eligible Investment); provided further, that except as set forth in clause (d) of the definition of “Exclusion Event”, any Eligible Investment in respect of which an Exclusion Event has occurred shall thereupon no longer be an Eligible Investment until such time as all Exclusion Events in respect of such Portfolio Investment have been cured (or waived by the Joint Lead Arrangers and the Required Lenders) and such Portfolio Investment has been restored as an Eligible Investment in the sole discretion of the Joint Lead Arrangers and the Required Lenders.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued or threatened to be issued in writing to any Borrower by any Person with regard to air emissions, water discharges, Releases, or disposals of Hazardous Materials, noise emissions or any other environmental, health or safety matter affecting such Borrower or any of such Borrower’s properties.

“Environmental Laws” means all federal, state, provincial, national, international and local laws, ordinances, regulations or policies in force and binding relating to pollution or protection of human health, as relating to the exposure to Hazardous Materials, or the environment, including air pollution, water pollution or noise control, or the use, handling, discharge, disposal or Release of Hazardous Materials, applicable to any Borrower, and any and all regulations promulgated under or pursuant to any statute of any applicable Governmental Authority, including (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. § 9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq.; (c) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; and (e) the Toxic Substances Control Act, 15 U.S.C.A. § 2601 et seq.

“Environmental Liability” means any written claim, demand, obligation or cause of action, or any order, violation, damage (including to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action related to environmental protection asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority (a) under any Environmental Law or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Pledge Agreement” means an equity pledge agreement, substantially in the form of Exhibit M (or such other form reasonably satisfactory to the Administrative Agent), executed by a Subsidiary Pledgor pledging its Equity Interests in the Pledged Entity in favor of the Administrative Agent for the benefit of the Secured Parties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Certificate” has the meaning specified in Section 4.01(o).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification of any Borrower or any ERISA Affiliate that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for contributions to a Pension Plan or Multiemployer Plan in the ordinary course and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning specified in Section 9.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.11(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Euros, any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (which utilizes a single shared platform and which was launched on November 19, 2007) is open for the settlement of payments in Euros and (b) Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Sydney; provided that for purposes of the notice requirements in Section 2.02(a) and Section 2.05(a), in each case, such day is also a Business Day.

“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:

(a) denominated in Australian Dollars, the greater of (i) the BBSY Rate for a period equal to the applicable Interest Period and (ii) the Floor;

(b) denominated in Euro, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator as may be reasonably designated by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor; and

(c) if applicable and approved by the Administrative Agent and the Lenders pursuant to the definition of “Alternative Currency”, denominated in any other Alternative Currency (other than a currency referenced in clauses (a) through (c) of this definition, or Sterling or Swiss Francs), the rate reasonably designated with respect to such currency at the time such currency is approved by the Administrative Agent and the Lenders pursuant to the definition of “Alternative Currency”.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate. All Committed Loans denominated in an Alternative Currency other than Sterling or Swiss Francs must be Eurocurrency Rate Loans.

“Eurocurrency Reserve Percentage” means, for any day, the percentage that is in effect for such day as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. Each determination by the Administrative Agent of the Eurocurrency Reserve Percentage shall, in the absence of manifest error, be conclusive and binding.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Loan Event” has the meaning specified in Section 2.05(b)(i).

“Excess Loan Event Breach” means, at any time, the failure of the Borrowers to make any mandatory prepayment to cure an Excess Loan Event by the Required Payment Time pursuant to Section 2.05(b)(i).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Tax Indemnified Party or required to be withheld or deducted from a payment to a Tax Indemnified Party, (a) Taxes imposed on or measured by net asset income, franchise Taxes (imposed in lieu of net income Taxes), and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which the Tax Indemnified Party is organized or maintains its applicable Lending Office, or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired an applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (c) any Tax imposed by the reason of the failure of a Lender to comply with Section 3.01(e); (d) any U.S. federal withholding Tax imposed pursuant to FATCA and (e) Taxes imposed in relation to Luxembourg law dated 23 December 2005 introducing a final withholding tax on interest payable to Luxembourg resident individual beneficial owners of the payment, as amended from time to time (the “Relibi Law”).

“Exclusion Event” means, with respect to any Eligible Investment (or, if applicable, any Holding Company holding such Eligible Investment), from the earlier of (x) a Responsible Officer obtaining knowledge thereof and (y) notice from the Administrative Agent to the Initial Primary Borrower (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), any of the following events shall occur:

(a) such Person shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b) (i) an involuntary case or other proceeding shall be commenced against such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or (ii) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Person’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, or an order for relief shall be entered in respect of such Person in a proceeding under any Debtor Relief Law;

(c) such Person becomes a Sanctioned Entity or is acting for or on behalf of any Sanctioned Entity or, to the Administrative Agent’s knowledge or any Borrower’s knowledge, such Eligible Investment’s funds are derived from illegal activities relating to Sanctions;

(d) as of any date of determination, the Adjusted NAV of such Eligible Investment is less than seventy-five percent (75%) of the Cost Basis of such Eligible Investment; provided that such Portfolio Investment shall automatically be restored as an Eligible Investment on the date on which its Adjusted NAV is greater than or equal to eighty percent (80%) of the Cost Basis of such Portfolio Investment so long as no other Exclusion Event is applicable at such time with respect to such Portfolio Investment (or such Portfolio Investment has been restored as an Eligible Investment in accordance with the definition of “Eligible Investment”);

(e) in the case of an Eligible Investment that has a Rating, other than in the case of an Eligible Investment that has retired or refinanced its debt, such Eligible Investment shall fail to maintain a Rating of CCC/Caa2 or higher;

(f) in the case of an Eligible Investment that is an Underlying Fund, the applicable Primary Borrower fails to directly or indirectly fund a capital call to such Eligible Investment within the required timeframe (after giving effect to any grace or cure periods applicable thereto);

(g) such Eligible Investment is prevented under the terms of its financing arrangements from paying a declared Distribution (directly or indirectly) to the applicable Borrower due to its failure to meet any conditions or criteria thereunder for the payment of such Distribution, as determined by such Eligible Investment at the time such Distribution is declared; or

(h) any of the representations and warranties made in Section 5.01, 5.06 or 5.12, solely with respect to a Holding Company of such Eligible Investment, shall be incorrect or misleading in any material respect when made or deemed made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of (i) written notice thereof being delivered to the Initial Primary Borrower by the Administrative Agent or (ii) a Responsible Officer of a Borrower obtaining knowledge thereof.

“Existing Maturity Date” means the Maturity Date then in effect hereunder.

“Extending Lender” has the meaning specified in Section 2.15(b).

“Extension of Credit” means, as to any Lender at any time, (a) the Total Outstandings or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“Extension Request” means a notice pursuant to which the Initial Primary Borrower requests an extension of the Maturity Date in accordance with Section 2.15 in substantially the form of Exhibit G.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any Fee Letter, executed in connection with this Agreement, by and among the Initial Primary Borrower (on behalf of each Borrower), the Administrative Agent and/or certain Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Financial Covenants” means each of the financial covenants set forth in Section 7.10.

“Floor” means a rate of interest equal to zero percent (0%).

“Foreign Obligor” means a Borrower that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“FX Reserve Amount” means, with respect to each outstanding Loan or Letter of Credit denominated in an Alternative Currency, at any time, an amount equal to 5.0% of the Dollar Equivalent of: (a) with respect to any such Letter of Credit, (i) the aggregate undrawn stated amount of such Letter of Credit at such time and (ii) the aggregate amount drawn under such Letter of Credit for which the L/C Issuer has not yet received payment or reimbursement (in the form of conversion of such liability to Loans, or otherwise) and (b) with respect to any such Loan, the aggregate principal amount of such Loan; provided that, the sum of clauses (a) and (b) of this definition may be reset in connection with the delivery of any revised Borrowing Base Certificate pursuant to Section 6.02(e) in the reasonable discretion of the Administrative Agent.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Closing Date, so as to properly reflect the financial position of the applicable Person, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“General Partner” means, in respect of a Primary Borrower, the entity named as its general partner, managing member or other similar managing fiduciary, as applicable, and any successor thereto permitted under this Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over any Borrower, the Parent Fund, the Administrative Agent, any L/C Issuer or any Lender, or any of their respective businesses, operations, assets, or properties.

“Gross Collections” means collectively, all Gross Distributions and all Parent Fund Payments.

“Gross Collections Payment Schedule” means a notice substantially in the form of Exhibit N hereto or such other form reasonably approved by the Administrative Agent.

“Gross Distributions” means, with respect to any Primary Borrower, all proceeds received by such Primary Borrower, directly or indirectly, from or with respect to any Portfolio Investment owned (or otherwise invested in) by such Primary Borrower.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include (x) endorsements for collection or deposits in the ordinary course of business, and (y) deposits or other obligations to secure the performance of bids, trade contracts (other than for borrowed money). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability (including the probability of any requisite contingency occurring) in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Material” means any substance, material or waste that is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. § 1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; (d) petroleum, petroleum products and petroleum waste materials; or (e) perfluoroalkyl and polyfluoroalkyl substances.

“Holding Company” means each entity through which any Primary Borrower owns (or otherwise invests in), directly or indirectly, any Portfolio Investment.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Houlihan Lokey” means Houlihan Lokey, Inc. or any affiliate thereof (or any successor or assignee thereof).

“Hurdle Condition 1” means, at any time, the condition that the Primary Borrowers, taken as a whole, maintain a minimum of twenty-five (25) Eligible Investments that are PE Investments, each with an Adjusted NAV of greater than $10,000,000; provided, that solely with respect to the minimum number of Eligible Investments (and not the Adjusted NAV of such Eligible Investments), each Eligible Investment, together with its Related Eligible Investments, shall be deemed to constitute one (1) Eligible Investment.

“Hurdle Condition 2” means, at any time, the condition that (a) the Primary Borrowers, taken as a whole, maintain a minimum of seventy (70) Eligible Investments that are PE Investments, each with an Adjusted NAV of greater than $10,000,000; provided, that solely with respect to the minimum number of Eligible Investments (and not the Adjusted NAV of such Eligible Investments), each Eligible Investment, together with its Related Eligible Investments, shall be deemed to constitute one (1) Eligible Investment and (b) the aggregate Adjusted NAV of all Portfolio Investments exceeds $4,500,000,000.

“Increase Effective Date” has the meaning specified in Section 2.19(d).

“Increase Request” means a notice pursuant to which the Initial Primary Borrower (on behalf of each Borrower) requests an increase of the Aggregate Commitments in accordance with Section 2.19 in substantially the form of Exhibit I-1.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases, financing leases and Synthetic Lease Obligations; and

(g) all Guarantees of such Person of Indebtedness of others in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease, financing lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Third Party Evaluator” means a third-party provider (other than a Third Party Evaluator) identified by the Joint Lead Arrangers in their reasonable discretion in consultation with the Initial Primary Borrower.

“Independent Valuation” has the meaning specified in Section 6.19.

“Information” has the meaning specified in Section 10.07.

“Initial Primary Borrower” has the meaning specified in the preamble hereto.

“Initial Sector Category” means, with respect to any Eligible Investment as of the Closing Date, each sector in which an Eligible Investment is categorized in the Borrowing Base Schedule as of the Closing Date, which sector shall be defined to the satisfaction of the Joint Lead Arrangers.

“Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 of the European Parliament and the Council on insolvency proceedings (recast).

“Interest Payment Date” means: (a) with respect to any Base Rate Loan or any Daily Simple RFR Loan, the fifth (5th) Business Day following the last day of each calendar month; (b) as to any Term SOFR Loan, the last day of such Interest Period therefor; (c) as to any Eurocurrency Rate Loan in respect of which the applicable Borrower has selected a one-or three-month Interest Period, the last day of such Interest Period therefor; (d) as to any Eurocurrency Rate Loan in respect of which the applicable Borrower has selected a six-month Interest Period, the last day of each third month during such Interest Period; and (e) the Maturity Date.

“Interest Period” means (a) initially, (i) with respect to any Term SOFR Loan, the period commencing on (and including) the date of the initial funding of, continuation of, or conversion to such Loan and ending on (but excluding) the last date of each one-month period thereafter, (ii) with respect to any Base Rate Loan or any Daily Simple RFR Loan, the period commencing on (and including) the date of the initial funding of, continuation of, or conversion to such Loan and ending on (and including) the last calendar day of the calendar month in which such Loan was funded and (iii) with respect to any Eurocurrency Rate Loan, the period commencing on (and including) the date of the initial funding of, continuation of, or conversion to such Loan and ending on (but excluding) the last date of each one-, three-or six-month period thereafter and (b) thereafter, (i) with respect to any Term SOFR Loan and any Eurocurrency Rate Loan, each period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next following Interest Payment Date and (ii) with respect to any Base Rate Loan or any Daily Simple RFR Loan, each period commencing on (and including) the first calendar day of the next calendar month and ending on (and including) the last calendar day of the next following calendar month; and provided further that:

(i) any Interest Period with respect to any such Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; provided further that if such Interest Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) in the case of any Interest Period for any such Loan that commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period that commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion;

(iv) Term SOFR Loans shall only be available with a one-month Interest Period; and

(v) no tenor that has been removed from this definition pursuant to Section 3.04(d) shall be available for specification in any Committed Loan Notice.

“Intra-Month Adjustment” means, at any time with respect to each PE Investment, solely in connection with any Intra-Month Election, any change to the Market Value of such PE Investment since the most recent Determination Date as a result of (a) the payment of Distributions by such PE Investment and (b) any partial Disposition of such PE Investment (or any Holding Company holding such PE Investment).

“Intra-Month Election” means any election by the Primary Borrowers in writing (including in conjunction with any Request for Credit Extension) to calculate the Borrowing Base (a) solely with respect to Liquid Investments, based on the Determination Date selected by the Primary Borrowers (in accordance with the definition of “Determination Date”), and (b) to give effect to any Intra-Month Investment (if applicable) (it being understood that if the Primary Borrowers elect an Intra-Month Election pursuant to either clause (a) or (b) of this definition, they shall give effect to both such clauses).

“Intra-Month Investment” means, as of any date of determination, each PE Investment (or any portion of such PE Investment constituting a follow-on investment) acquired since the most recent Determination Date.

“Investment Concentration Limit” means, with respect to any Eligible Investment (including, to the extent applicable, any portion of such Eligible Investment constituting an Intra-Month Investment), a limit on the calculation of its Adjusted Eligible NAV, at any time, as follows: the portion of such Eligible Investment, together with its Related Eligible Investments, shall not comprise, at any time, more than five percent (5%) (as such percentage may be increased (x) up to ten percent (10%) in the sole discretion of the Joint Lead Arrangers and (y) to such higher percentage in the reasonable discretion of the Joint Lead Arrangers and the Required Lenders and, in each case, as set forth on the Borrowing Base Schedule) of the aggregate Adjusted NAV of all Eligible Investments, with any amounts in excess thereof being excluded from its Adjusted Eligible NAV; provided that, notwithstanding the foregoing, no Investment Concentration Limit shall apply to any Eligible Investment that constitutes Cash Equivalents.

“Investment Grade Jurisdiction” means, at any time: (a) each country or other Governmental Authority with a Rating of BBB-/Baa3 or higher and (b) each other jurisdiction approved in writing from time to time by the Joint Lead Arrangers in their reasonable discretion, which may be subject to the satisfaction of such initial or ongoing conditions or limitations as may be specified by the Joint Lead Arrangers at the time such jurisdiction is designated as an “Investment Grade Jurisdiction”; provided that any such approval may not be withdrawn and no additional conditions or limitations can be required by the Joint Lead Arrangers.

“Investment Policy” means the investment objective and investment limitations as applied by the Primary Borrowers, if any and as the case may be, as in place from time to time and described in Article II of the Private Placement Memorandum.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer” means, with respect to any Listed Portfolio Investment, the underlying issuer, borrower or obligor thereof that is the primary obligor with respect to such Listed Portfolio Investment, as applicable.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the relevant Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” means Wells Fargo and Citibank, so long as such Person (or its lending affiliate) is a Lender hereunder. Any Joint Lead Arranger (in its capacity as a Lender) that assigns any portion of its Commitment pursuant to Section 10.06 (other than (i) to an Affiliate of such Person and (ii) any portion of its Commitment attributable to a Temporary Increase Commitment or an increase in its Commitment pursuant to Section 2.19 (or an amendment giving similar effect)) shall no longer be a “Joint Lead Arranger” unless otherwise agreed to in writing by the Initial Primary Borrower and the other Joint Lead Arranger (if any).

“Judgment Currency” has the meaning specified in Section 10.20.

“Kroll” means Kroll, LLC or any affiliate thereof (or any successor or assignee thereof).

“KYC Compliant” means any Person who has satisfied all requests for information from the Lenders (through the Administrative Agent) for “know-your-customer” and other Anti-Corruption Laws and Anti-Money Laundering Laws and who would not result in any Lender being noncompliant with any such Anti-Corruption Laws and Anti-Money Laundering Laws were such Person to enter into a banking relationship with such Lender; it being understood that responses to such requests may be required by the Administrative Agent to be made directly to the applicable Lender.

“Laws” means, collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in the currency of the related Letter of Credit.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when required pursuant to Section 2.03(c) or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in the currency of the related Letter of Credit.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Wells Fargo and any other Lender that becomes an L/C Issuer in accordance with Section 2.03, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the preamble hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Initial Primary Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(B), the day that is thirty (30) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means, at the time of issuance or amendment of any Letter of Credit, an amount equal to zero percent (0%) of the Aggregate Commitments (excluding any Temporary Increase Commitment pursuant to Section 2.16) at such time; provided that such percentage may be increased with the consent of the Administrative Agent and the L/C Issuer in their sole discretion to an amount not to exceed twenty-five percent (25%) of the Aggregate Commitments (excluding any Temporary Increase Commitment pursuant to Section 2.16) at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Partner” means, with respect to any Primary Borrower, from time to time, each Person party to such Primary Borrower’s Partnership Agreement or admitted to such Primary Borrower, in each case, as a limited partner, as listed as such in the books and records of such Primary Borrower. If any Primary Borrower is not organized as a limited partnership, exempted limited partnership or special limited partnership, the term “Limited Partner” with respect to such Primary Borrower means the owners from time to time of the Equity Interests in such Primary Borrower.

“Liquid Investments” means Portfolio Investments (a) in Cash Equivalents, (b) acquired in the secondary market held in US Treasury notes and bonds, corporate bonds, broadly syndicated loans, mortgage-backed and other asset-backed securities, public equity or exchange-traded funds and (c) that constitute “Debt and Other Securities” (as defined in the Private Placement Memorandum).

“Listed Portfolio Investment” means any Portfolio Investment of which greater than or equal to seventy-five percent (75%) of the Adjusted NAV of such Portfolio Investment is comprised of securities traded on an Approved Securities Exchange.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means, collectively, this Agreement, each Collateral Account Pledge Agreement, each Equity Pledge Agreement, each Additional Primary Borrower Joinder Agreement, each Note, each Qualified Borrower Note, each Borrower Guaranty, each Letter of Credit Application, the Parent Fund Side Letter, any Fee Letter, any agreement creating rights in the Collateral pursuant to the terms of this Agreement (including any deposit account control agreement with respect to a Collateral Account) and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification that the parties thereto agree shall constitute a “Loan Document” hereunder.

“London Banking Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London are closed for general business.

“LTV Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of: (a) an amount equal to (i) the Total Outstandings, plus (ii) the aggregate amount of Borrower Associated Indebtedness plus (iii) the aggregate FX Reserve Amount; divided by (b) the sum of (i) the Borrowing Base and (ii) the aggregate amount of Borrower Associated Indebtedness provided to support or secure each Eligible Investment (if any).

“Luxembourg” has the meaning specified in the preamble hereto.

“Luxembourg Borrower” means any Primary Borrower which is incorporated, established, formed or otherwise existing under the laws of Luxembourg.

“Luxembourg Business Preservation Law” means the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy law.

“Luxembourg Companies Law” means the Luxembourg law of 10 August 1915 on commercial companies, as amended.

“Luxembourg General Partner” means any General Partner which is incorporated, established, formed or otherwise existing under the laws of Luxembourg.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Market Value” means at any time with respect to any Portfolio Investment, without duplication, an amount equal to (on a Dollar Equivalent basis):

~~(a)~~ (a) with respect to each Listed Portfolio Investment (other than any Intra-Month Investment), the sum of the aggregate value of the applicable Primary Borrower’s investment in (i) such Listed Portfolio Investment based on the price of such Listed Portfolio Investment as reported by an Approved Securities Exchange as of the most recent Determination Date (provided that, to the extent such price of such Listed Portfolio Investment cannot be obtained due to a trading suspension or disruption of the applicable Approved Securities Exchange, based on the price as determined by such Primary Borrower in good faith and in consultation with the Joint Lead Arrangers) plus (ii) any other investment issued by the Issuer of such Listed Portfolio Investment (including without limitation, warrants and Indebtedness) based on the value of each investment reflected on the most recent balance sheet and calculated in accordance with GAAP and such Primary Borrower’s Organization Documents and Investment Policies in effect at such time (and, without duplication, to the extent not reflected in such value, as reduced to give effect to any Indebtedness of such Listed Portfolio Investment or any Holding Company holding such Listed Portfolio Investment on a dollar-for-dollar basis); ~~provided that the “Market Value” of any Eligible Investment described in clause (a)(ii) above shall reflect any applicable change in value resulting from the most recent Third Party Report with respect to such Eligible Investment (but may be updated from such amount to reflect any subsequent change in value occurring after the determination date of such Third Party Report); and~~

~~(b)~~ (b) with respect to each Portfolio Investment (or portion thereof) (other than any Intra-Month Investment) with a Market Value based on market quotations that are not readily available (including, for the avoidance of doubt, any Non-Listed PE Investment), the sum of the aggregate value of the applicable Primary Borrower’s investment in (i) such Portfolio Investment (or portion thereof), if applicable, based on the price of such Portfolio Investment (or portion thereof) as reported by an Approved Securities Exchange as of the most recent Determination Date (provided that, to the extent such price of such Portfolio Investment (or portion thereof) cannot be obtained due to a trading suspension or disruption of the applicable Approved Securities Exchange, based on the price as determined by such Primary Borrower in good faith and in consultation with the Joint Lead Arrangers) plus (ii) any other investment issued by the Issuer of such Portfolio Investment (or portion thereof) (including without limitation, warrants and Indebtedness) as calculated by the applicable Primary Borrower in accordance with GAAP and such Primary Borrower’s Organization Documents and Investment Policies in effect at such time (and, without duplication, to the extent not reflected in such value, as reduced to give effect to any Indebtedness of such Portfolio Investment (or portion thereof) or any Holding Company holding such Portfolio Investment (or portion thereof) on a dollar-for-dollar basis); ~~provided that~~ and

(c) with respect to each Intra-Month Investment, (i) if the Primary Borrowers have elected for an Intra-Month Election with respect to such Intra-Month Investment, the value of the applicable Primary Borrower’s investment in such Intra-Month Investment based on the Cost Basis of such Intra-Month Investment (and, without duplication, to the extent not reflected in such value, as reduced to give effect to any Indebtedness of such Intra-Month Investment or any Holding Company holding such Intra-Month Investment on a dollar-for-dollar basis), and (ii) otherwise, zero (0).

Notwithstanding the foregoing, (A) the “Market Value” of any Eligible Investment described in clause (a)(ii) or clause (b)(ii) above shall reflect any applicable change in value resulting from the most recent Third Party Report with respect to such Eligible Investment (but may be updated from such amount to reflect any subsequent change in value occurring after the determination date of such Third Party Report)~~.~~ and (B)~~Notwithstanding the foregoing~~, the “Market Value” for any investment described in clause (a)(ii) ~~or~~, clause (b)(ii) or clause (c) above for which an Independent Valuation (I) has been obtained and delivered by the Administrative Agent (on behalf of the Joint Lead Arrangers) to the Initial Primary Borrower and

(II) provides a “Market Value” of such investment that is less than ninety-five percent (95%) of the “Market Value” reported on the most recent Determination Date, shall be adjusted to reflect such Independent Valuation and shall not be increased above such valuation until the earlier to occur of (x) the first Determination Date following the 6-month anniversary of the date that the applicable Independent Valuation is delivered by the Administrative Agent (on behalf of the Joint Lead Arrangers) to the Initial Primary Borrower and (y) the date that the Joint Lead Arrangers agree with the Initial Primary Borrower to a valuation above the valuation determined pursuant to the applicable Independent Valuation for such investment.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means a material adverse effect on (a) the rights of, or benefits available to any Secured Party under the Loan Documents, (b) the Borrowers’ ability to pay the Obligations when due in accordance with the terms of the Loan Documents, (c) the Borrowers’ (taken as a whole) ability to perform their respective material obligations under any Loan Document to which any of them is a party, (d) the legality, validity, binding effect or enforceability of any Loan Document, or (e) the business, assets, operations, property, financial condition or results of operations of the Borrowers (taken as a whole).

“Material Amendment” has the meaning specified in Section 7.13.

“Maturity Date” means the later of (a) October 1, 2027, and (b) if the maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to Section 2.15; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Diversity Breach” means, at any time, the failure of the Primary Borrowers to satisfy the Minimum Diversity Requirement.

“Minimum Diversity Requirement” shall be satisfied at any time the Primary Borrowers, taken as a whole, maintain a minimum of ten (10) Eligible Investments that are PE Investments in the aggregate, each with an Adjusted NAV of greater than $10,000,000; provided, solely with respect to the minimum number of Eligible Investments (and not the Adjusted NAV of such Eligible Investments), each Eligible Investment, together with its Related Eligible Investments, shall be deemed to constitute one (1) Eligible Investment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Non-Excluded Taxes” means all Taxes other than Excluded Taxes.

“Non-Extending Lender” has the meaning specified in Section 2.15(a)(ii).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Listed PE Investment” means each PE Investment which is a Non-Listed Portfolio Investment~~” means any Portfolio Investment other than a Listed Portfolio Investment~~.

“Non-Listed ~~PE~~Portfolio Investment” means ~~each PE~~any Portfolio Investment ~~which is a Non-Listed~~other than a Listed Portfolio Investment.

“Non-Recourse” means, with reference to any obligation or liability, any obligation or liability for which a Person, as obligor thereunder, is not liable or obligated other than as to such Person’s interest in a specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

“Note” has the meaning specified in Section 2.11(a).

“Notice Date” has the meaning specified in Section 2.15(a)(ii).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan (including any Temporary Increase Loan) or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding, including all fees, charges and disbursements of counsel that are required to be paid by the Borrowers pursuant hereto.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company and public or private limited liability company, the certificate or articles of formation, incorporation or organization or articles of association, operating agreement and, if applicable, prospectus and private placement memorandum; and (c) with respect to any partnership, limited partnership, exempted limited partnership, special limited partnership, joint venture, trust or other form of business entity, the partnership agreement, the limited partnership agreement, the exempted limited partnership agreement, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any prospectus, private placement memorandum, certificate or articles of formation, registration or organization of such entity.

“Other Claims” has the meaning specified in Section 7.14.

“Other Connection Taxes” means, with respect to any Tax Indemnified Party, Taxes imposed as a result of a present or former connection between such Tax Indemnified Party and the jurisdiction imposing such Tax (other than connections arising from such Tax Indemnified Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning specified in Section 3.01(c).

“Outstanding Amount” means (a) with respect to any Committed Loans (including any Temporary Increase Loans) on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any such Committed Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the relevant Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Parallel Fund” has the meaning specified in the Parent Fund’s Partnership Agreement.

“Parent Fund” means Blackstone Private Equity Strategies Fund L.P., a Delaware limited partnership.

“Parent Fund Payments” means, with respect to any Primary Borrower, all amounts contributed to such Primary Borrower directly or indirectly by or on behalf of the Parent Fund or any Related Fund, including all proceeds with respect to any purchase of direct or indirect interests in such Primary Borrower by the Parent Fund or any Related Fund.

“Parent Fund Side Letter” means the side letter agreement by and among the Initial Primary Borrower, the Parent Fund and the Administrative Agent dated as of the date hereof.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Partners” means, with respect to any Primary Borrower, such Primary Borrower’s General Partner and all of its Limited Partners, or, as applicable, its shareholders or unitholders.

“Partnership Agreement” means the limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, memorandum, and articles of association, or other equivalent governing document in the applicable jurisdiction of a Borrower, the Parent Fund or a Related Fund, as applicable, as the same may be further amended, restated, modified or supplemented from time to time, in the case of each Primary Borrower, in accordance with the terms hereof and as described on Schedule I (as such schedule may be updated from time to time).

“Payment Recipient” has the meaning specified in Section 9.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PE Investment” means any Portfolio Investment other than a Liquid Investment.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute or has any liability.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Encumbrances” has the meaning specified in Section 7.01(b). “Permitted Liens” has the meaning specified in Section 7.01(a).

“Permitted Management Fees” means, with respect to any Primary Borrower, the management fees (excluding incentive or other special fees) due to such Primary Borrower’s General Partner, Advisor or any of their respective Affiliates pursuant to the applicable Organization Documents (as calculated in accordance with such Organization Documents), to the extent paid in the normal course on a non-accelerated basis.

“Permitted Payments” means, with respect to any Primary Borrower at any time of determination, payments for (and, if applicable, Distributions or withdrawals from the Collateral Accounts with respect to such payments):

(a) at any time a Potential Cash Sweep Event or Cash Sweep Period, but not an Event of Default or a Specified Default, has occurred and is continuing or would be triggered after giving pro forma effect thereto: (i) Permitted Management Fees; (ii) Permitted Tax Distributions; (iii) Distributions pursuant to Permitted Tender Offers for the applicable calendar quarter; (iv) organizational and operational expenses of such Primary Borrower that are made in accordance with the applicable Organization Documents of such Primary Borrower in an aggregate amount, for the applicable calendar quarter, not to exceed an amount equal to 15 basis points (0.15%) of the most recently available “Net Asset Value” (as defined in the Initial Primary Borrower’s Partnership Agreement (or other similar term of any other Primary Borrower’s Partnership Agreement)) of such Primary Borrower; and (v) subject to Section 6.02(b), contributions to Portfolio Investments that such Primary Borrower is contractually committed to make at the time of such payment and to the extent such payments are paid in the normal course on a non-accelerated basis;

(b) subject to clause (c) below, at any time a Specified Default, but not an Event of Default, has occurred and is continuing or would be triggered after giving pro forma effect thereto: (i) Permitted Management Fees; and (ii) Permitted Tax Distributions;

(c) at any time an Event of Default (other than a Specified Event of Default) has occurred and is continuing or would be triggered after giving pro forma effect thereto: (i) Permitted Management Fees; and (ii) any other Permitted Payment set forth in clause (a) of this definition that has been approved in writing by the Joint Lead Arrangers in their reasonable discretion (it being understood and agreed that the Joint Lead Arrangers may only provide such approval to the extent that (x) they have reasonably determined that the adverse effect of such Event of Default can be remedied within a reasonable period of time, (y) they have reasonably determined that the occurrence of such Event of Default was not a result of the Borrowers acting or failing to act in bad faith and (z) as a condition to such approval, the Primary Borrowers have agreed in writing to remedy such adverse effect in a manner acceptable to the Joint Lead Arrangers, which may be subject to the satisfaction of initial or ongoing conditions or limitations specified by the Joint Lead Arrangers); and

(d) at any time a Specified Event of Default has occurred and is continuing or would be triggered after giving pro forma effect thereto, Permitted Management Fees.

“Permitted Tax Distributions” means, with respect to any Primary Borrower at any time of determination, an amount not to exceed the aggregate amount of Distributions to be made to the Partners of such Primary Borrower in the normal course to cover the tax obligations of such Partners solely with respect to their partnership interests in such Primary Borrower (determined on a hypothetical basis by multiplying the net taxable income of such Primary Borrower by the highest combined marginal federal, state, provincial and local income tax rate applicable to an individual residing in New York, New York) that are (a) due within thirty (30) days of such Distribution and (b) otherwise made in accordance with the applicable Organization Documents of such Primary Borrower.

“Permitted Tender Offer” means redemptions due to any partners, shareholders or unitholders of any related Funds of any Primary Borrower pursuant to the applicable Organization Documents in an aggregate amount, per calendar quarter, not to exceed, with respect to each Primary Borrower, an amount equal to the lesser of (a) an amount equal to (i) three percent (3%) of the most recently available “Net Asset Value” (as defined in the Initial Primary Borrower’s Partnership Agreement (or other similar term of any other Primary Borrower’s Partnership Agreement)) of such Funds as of such date, multiplied by (ii) one hundred ten percent (110%) and (b) the amount of such redemptions actually declared payable by such Funds.

“Person” means any natural person, corporation, limited liability company, private limited liability company, trust, joint venture, association, company, partnership, special limited partnership, Governmental Authority or other entity, whether or not having separate legal personality in its jurisdiction of registration or formation.

“Plan Asset Regulations” means the Department of Labor’s plan asset regulations included within 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Pledged Entity” means BXPE US (L) Holdco L.P., a Delaware limited partnership.

“Portfolio Investment” means each “Investment” (as defined in the Initial Primary Borrower’s Partnership Agreement (or other similar term of any other Primary Borrower’s Partnership Agreement)) that is owned (or otherwise invested in) by a Primary Borrower, directly or indirectly, through its Holding Companies; provided that, for the avoidance of doubt, a “Portfolio Investment” shall not include any portion thereof that is not otherwise ultimately owned (or otherwise invested in) by a Primary Borrower.

“Portfolio Investment Obligations” means, in respect of any Portfolio Investment, (a) any payment required to be made from time to time by such Portfolio Investment and (b) any payment required to be made from time to time with respect to such Portfolio Investment by a Primary Borrower or a Holding Company through which the Primary Borrower owns such Portfolio Investment, in each case, including without limitation any Indebtedness, equity contribution, deferred purchase price, contingent obligation, guaranty or other monetary obligation of any kind.

“Potential Cash Sweep Event” means a Sweep LTV Ratio Event or an Excess Loan Event.

“Primary Borrower” means each Borrower (including the Initial Primary Borrower) other than a Qualified Borrower.

“Primary Tranche” means the primary tranche of Commitments under this Agreement in which all Lenders participate in funding Loans and participate in Letters of Credit. The Primary Tranche, for the avoidance of doubt, does not include any Temporary Increase Tranche.

“Private Placement Memorandum” means the private placement memorandum of the Parent Fund, the Initial Primary Borrower and Blackstone Private Equity Strategies Fund (TE) L.P., a Delaware limited partnership, as amended, restated, supplemented and/or otherwise modified from time to time.

“Pro Forma Adjustment” means, with respect to an Eligible Investment, any reduction to the Market Value of such Eligible Investment as a result of any Pro Forma Adjustment Event occurring since the most recent Determination Date.

“Pro Forma Adjustment Event” means the occurrence of any event, including but not limited to the following events, that results in a reduction of the aggregate Market Value (or, to the extent one or more Pro Forma Adjustment Events or Intra-Month Adjustments have occurred since the ~~immediately preceding~~most recent Determination Date, Adjusted NAV) of all Eligible Investments since the later of (a) the ~~immediately preceding~~most recent Determination Date and (b) the most recent Pro Forma Adjustment Event, tested on a cumulative basis with all such events, to exceed the Pro Forma Trigger Amount (as the Pro Forma Trigger Amount is adjusted from time to time on such date): (i) any Exclusion Event; (ii) any Write-Down Haircut; (iii) the payment of Distributions by an Eligible Investment; (iv) without duplication, any incurrence of Indebtedness of any Portfolio Investment (or portion thereof) or any Holding Company holding such Portfolio Investment (or portion thereof); and (v) any partial Disposition of an Eligible Investment (or any Holding Company holding such Eligible Investment).

“Pro Forma Trigger Amount” means, at any time of determination, an amount equal to ten percent (10%) of the Adjusted NAV of all Eligible Investments at such time.

“Proposed Amendment” has the meaning specified in Section 7.13.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.23.

“Qualified Borrower” means a Person that is approved as a “Qualified Borrower” in accordance with Section 2.20.

“Qualified Borrower Note” means a promissory executed by a Qualified Borrower in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit J.

“Rate Determination Date” means, with respect to any Interest Period for a Eurocurrency Rate Loan, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a Governmental Authority), or revenue bond rating (for an educational institution or a Governmental Authority)) from S&P or Moody’s. For purposes of this Agreement, the first Rating indicated is the S&P Rating and the second Rating indicated in each case is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the applicable Rating shall be based on the lower of the two. If any such Person has only one Rating from either S&P or Moody’s, then that Rating shall apply.

“Reconciliation Certificate” means, with respect to each Third Party Report, a supporting report, spreadsheet, schedule or similar certificate or document provided by the Primary Borrowers and certified by a Responsible Officer, in a form reasonably acceptable to the Administrative Agent, reflecting (a) the percentage of the applicable Portfolio Investment (or portion thereof) owned (or otherwise invested in) by the applicable Primary Borrower and not on a consolidated basis with any other Person and (b) other adjustments to the Market Value of such Portfolio Investment with respect to FX fluctuations and other reconciliations.

“Recourse Indebtedness” means, with respect to any Person, the Indebtedness of such Person that is not Non-Recourse to such Person.

“Register” has the meaning specified in Section 10.06(c).

“Regulation T”, “Regulation U”, “Regulation W” and “Regulation X” means Regulation T, Regulation U, Regulation W or Regulation X, as the case may be, of the FRB from time to time in effect, and shall include any successor regulation relating to margin requirements or transactions with affiliates, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Eligible Investments” means, in respect of any Eligible Investment, each other Eligible Investment (a) that is aggregated with such initial Eligible Investment as a single investment in the Third Party Reports or the financial statements and reports, if any, of the applicable Primary Borrower required to be delivered pursuant to Section 6.01 or Section 6.02, as applicable, or (b) other than with respect to any Liquid Investment, the assets of which are held by a Primary Borrower or a Holding Company (including their rights to receive Distributions therefrom) and pledged to support any Indebtedness relating to such Eligible Investment (other than Indebtedness under this Agreement). Related Eligible Investments as of the Closing Date are those specified as being Related Eligible Investments on the Borrowing Base Schedule as in effect on the Closing Date.

“Related Fund” means each parallel fund, alternative investment vehicle and feeder fund of the Parent Fund, in each case which is managed by Blackstone.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the environment, or into or out of any real property Portfolio Investment, including the movement of any Hazardous Material through or in the air, soil, surface water or groundwater of any real property Portfolio Investment.

“Relevant Governmental Body” means, with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, and (b) any Alternative Currency, (i) the central bank for the Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors, or (D) the Financial Stability Board or any part thereof.

“Relibi Law” has the meaning specified in the definition of “Excluded Taxes”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, at least two (2) unaffiliated Lenders having more than fifty percent (50%) of the Aggregate Commitments under the Primary Tranche or, if the commitment of each Lender to make Loans under the Primary Tranche and the obligation of the L/C Issuer to make L/C Credit Extensions with respect to the Primary Tranche have expired or have been terminated pursuant to Section 8.02, at least two (2) unaffiliated Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings with respect to the Primary Tranche (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations with respect to the Primary Tranche being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Payment Time” means, with respect to any event or circumstance giving rise to a requirement of a Borrower to make any payment: (a) within three (3) Business Days of the occurrence of such event or circumstance, to the extent funds are available in the Collateral Accounts; and (b) otherwise, within fifteen (15) Business Days of the occurrence of such event or circumstance.

“Resigning Agent” has the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, in the case of any Borrower, the manager, general partner, chief executive officer, senior managing director, president, chief financial officer, treasurer, assistant treasurer, controller or other senior or executive officer of such Borrower, or authorized person or manager of the General Partner, general partner or managing member of the General Partner or ultimate general partner of such Borrower, or any other officer or employee of such Borrower designated in or pursuant to an agreement between such Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Revaluation Date” means, subject to Section 1.05, (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine, and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date, and (ii) such additional dates as the Administrative Agent shall determine.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, (b) Sterling, SONIA, and (c) Swiss Francs, SARON.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any London Banking Day, and (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich; provided, that for purposes of notice requirements in Section 2.02(a) and Section 2.05(a), in each case, such day is also a Business Day.

“RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Rate Loan” means a Daily Simple RFR Loan or a Term SOFR Loan, as the context may require.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all applicable economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) Canada or (f) any other jurisdiction in which any Borrower is located or doing business.

“Sanctioned Entity” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories, in each case, that are the target of territorial or country-based Sanctions program (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine), (c) Persons that are the government (as defined in the relevant Sanction(s)) of a country or territory that is the subject of Sanctions prohibiting all transactions or dealings with such a government, (d) Persons that are a target of or subject to Sanctions due to their ownership or control by any of the foregoing parties in clauses (a) through (c) of this definition, or (e) otherwise a target of or subject to Sanctions, including vessels and aircraft that are blocked under any Sanctions program.

“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Secured Party” means any of the Administrative Agent, the Lenders and the L/C Issuers.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the Closing Date and from time to time hereafter, and any successor statute.

“SEMS” means the U.S. Environmental Protection Agency’s Superfund Enterprise Management System.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“SOFR Loan” means a Daily Simple RFR Loan in Dollars or a Term SOFR Loan, as the context may require.

“SOFR Rate” means,

(a) for any calculation with respect to a SOFR Loan, at the option of the Borrowers, either:

(i) Daily Simple RFR for Dollars (which shall be determined on each Business Day in accordance with the definition thereof), or

(ii) Term SOFR; and

(b) for any calculation with respect to a Base Rate Loan, Daily Simple RFR for Dollars.

“Solvent” means, with respect to each Primary Borrower, as of any date of determination, that as of such date:

(a) the fair value of the assets of each Primary Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Primary Borrowers;

(b) the fair value of the assets of each Primary Borrower is not less than the amount that will be required to pay the probable liability of each Primary Borrower on its debts, collectively, as they become absolute and matured;

(c) no Primary Borrower intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d) no Primary Borrower is engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Default” means a Default pursuant to Section 8.01(f) or 8.01(g).

“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a), 8.01(b) (resulting from the failure to perform or observe Section 7.10), 8.01(f), 8.01(g) or 8.01(m).

“Specified Sector Category” means each Initial Sector Category and each Additional Sector Category, which shall be used for aggregating Eligible Investments for purposes of applying certain Borrowing Base Haircuts.

“Spot Rate” means, subject to Section 1.05, for any Alternative Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Alternative Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Sterling RFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Subsidiary” means, with respect to any Person whether existing now or in the future, any corporation, partnership, limited liability company, association or other entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Pledgor” means (a) BXPE US Aggregator (NE) (CYM) L.P., a Cayman Islands exempted limited partnership, acting through its general partner, Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership or (b) any other Affiliate of the Initial Primary Borrower approved by the Joint Lead Arrangers in their reasonable discretion or any other Person approved by the Joint Lead Arrangers in their sole discretion, in each case, who executes an Equity Pledge Agreement.

“Supported QFC” has the meaning specified in Section 10.23.

“Swap Contract” means (a) any and all rate swap transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in the case of each of clauses (a) and (b) of this definition, to the extent relating to hedging exposure to interest rates or foreign exchange.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, including, for the avoidance of doubt, after applying the amount of cash collateral or other eligible collateral provided by the applicable Borrower in accordance with the terms of such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Sweep LTV Ratio Breach” means, at any time, the failure of the Borrowers to make any mandatory prepayment to cure a Sweep LTV Ratio Event by the Required Payment Time pursuant to Section 2.05(b)(iii).

“Sweep LTV Ratio Event” means, at any time, the LTV Ratio is greater than the Advance Rate.

“Swiss Francs” means the lawful currency of the Swiss Confederation.

“Swiss Francs RFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Indemnified Parties” means, collectively, the Lenders, the L/C Issuer, the Administrative Agent, the Joint Lead Arrangers and any successors and permitted assigns in such capacities; and “Tax Indemnified Party” means any of the foregoing.

“Tax Payment” means either the increase in a payment made by a Borrower to a Tax Indemnified Party under Section 3.01 or a payment under the indemnity in Section 3.01.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Increase Commitment” means, for any Temporary Increase Lender in any Temporary Increase Tranche, the amount of increase in such Temporary Increase Lender’s Commitment in accordance with Section 2.16.

“Temporary Increase Lender” means a Lender agreeing to increase its Commitment for purposes of a Temporary Increase Tranche in accordance with Section 2.16.

“Temporary Increase Loans” means Loans funded by one or more Temporary Increase Lenders in accordance with Section 2.16.

“Temporary Increase Maturity Date” means, with respect to any Temporary Increase Tranche, the earlier of (a) the Temporary Increase Stated Maturity Date and (b) the Maturity Date.

“Temporary Increase Request” means a request delivered to the Administrative Agent by the Initial Primary Borrower (on behalf of each Borrower) substantially in the form of Exhibit I-2, pursuant to which the Initial Primary Borrower requests the creation of a new Temporary Increase Tranche in accordance with Section 2.16 and pursuant to which the applicable Temporary Increase Lenders agree to increase their Commitments in connection therewith.

“Temporary Increase Stated Maturity Date” means, for any Temporary Increase Tranche, the “Temporary Increase Stated Maturity Date” therefor stated in the applicable Temporary Increase Request. The Temporary Increase Stated Maturity Date for any Temporary Increase Tranche shall not exceed the earlier of (a) 364 days from the effective date of such Temporary Increase Tranche and (b) the Maturity Date; provided that, at the request of the Initial Primary Borrower (on behalf of the each Borrower), any existing Temporary Increase Tranche may be replaced with or converted into a new Temporary Increase Tranche that is subject to a new “Temporary Increase Stated Maturity Date” therefor stated in the applicable Temporary Increase Request, subject to the consent of the Administrative Agent in its reasonable discretion and the participating Temporary Increase Lenders and the requirements of Section 2.16.

“Temporary Increase Tranche” means each tranche of short-term increase in the Aggregate Commitments and one or more Temporary Increase Lender’s Commitment in an amount equal to the applicable aggregate Temporary Increase Commitment of the applicable Temporary Increase Lenders participating therein.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator. If as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day; provided, that, if the first preceding RFR Business Day is more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, then the Term SOFR Loan shall be subject to Section 3.03. If Term SOFR determined as set forth above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Third Party Evaluator” means (a) Houlihan Lokey, (b) Kroll or (c) such other third party provider identified by the Initial Primary Borrower and reasonably acceptable to the Joint Lead Arrangers.

“Third Party Report” means each Third Party Valuation and each Third Party Verification.

“Third Party Valuation” means, with respect to any Portfolio Investment (or portion thereof) with a Market Value based on market quotations that are not readily available (including, for the avoidance of doubt, any Non-Listed PE Investment), any valuation (including any “range of value” analysis prepared in accordance with the Organization Documents of the Primary Borrowers) of the fair market value of such Portfolio Investment (or portion thereof) prepared by a Third Party Evaluator.

“Third Party Verification” means, with respect to any Portfolio Investment (or portion thereof) with a Market Value based on market quotations that are not readily available (including, for the avoidance of doubt, any Non-Listed PE Investment), any verification of the fair market value of such Portfolio Investment (or portion thereof) prepared by a Third Party Evaluator.

“Threshold Amount” means, at any time, the greater of (a) the Dollar Equivalent of $100,000,000 and (b) one and a half percent (1.5%) of the aggregate Adjusted NAV of all Portfolio Investments at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans (including, for the avoidance of doubt, Temporary Increase Loans, Capitalized Interest Loans and Capitalized Unused Commitment Fee Loans) and all L/C Obligations.

“Tranche” means the Primary Tranche and each Temporary Increase Tranche.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, a Daily Simple RFR Loan or a Term SOFR Loan, as applicable.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means, with respect to a given Benchmark Replacement, such Benchmark Replacement excluding the Benchmark Replacement Adjustment for such Benchmark Replacement.

“Unadjusted Borrowing Base” means, at any time of determination, an amount equal to the aggregate Adjusted Eligible NAV of all Eligible Investments, as further reduced in accordance with all applicable Borrowing Base Haircuts. For the avoidance of doubt, for the purposes of determining the Unadjusted Borrowing Base, the Adjusted Eligible NAV of any Eligible Investment that is at the time of determination subject to an Exclusion Event shall be zero (0) at such time.

“Underlying Fund” means privately negotiated, equity-oriented Portfolio Investments, including Portfolio Investments in companies and other private assets, secondary market purchases of existing Portfolio Investments in established funds managed by Affiliates of Blackstone or third-party managers and capital commitments to commingled, blind pool investment funds managed by Blackstone or third-party managers.

“United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Commitment Fee Rate” means, (a) at any time when the Total Outstandings are less than fifty percent (50%) of the Aggregate Commitments at such time, the rate of 70 basis points (0.70%) per annum, and (b) at any time when the Total Outstandings are greater than or equal to fifty percent (50%) of the Aggregate Commitments at such time, the rate of 50 basis points (0.50%) per annum.

“Unused Lender Commitment” means, as of the date and with respect to any Lender (or its Affiliates that are L/C Issuers), such Lender’s Commitment (including any Temporary Increase Commitment, as applicable) in any Tranche less such Lender’s Total Outstandings with respect to such Tranche on such date.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.23.

“Valuation Policy” means the valuation policy and procedures as applied by the applicable Primary Borrower in place from time to time, which shall be consistent in all material respects with GAAP and generally consistent with the historical methodology set forth therein.

“Voluntary Extension Option” has the meaning specified in Section 2.15(a)(i).

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Write-Down Event” means, with respect to any Eligible Investment, upon the earlier of (x) a Responsible Officer obtaining knowledge thereof and (y) notice from the Administrative Agent (on behalf of the Joint Lead Arrangers) to the Initial Primary Borrower, any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) any default in any material Portfolio Investment Obligation with respect to any Eligible Investment by a Primary Borrower or any Holding Company through which a Primary Borrower holds such Eligible Investment, in each case, beyond any applicable grace or cure period for such payment;

(b) with respect to (i) a Non-Listed PE Investment, (ii) a Liquid Investment with a Market Value based on market quotations that are not readily available or (iii) a Holding Company, any default in any material Portfolio Investment Obligation by such Person (or, with respect to any Liquid Investment, the Issuer of such Eligible Investment) beyond any applicable grace or cure period for such payment;

(c) with respect to a Non-Listed PE Investment, there is entered against such Non-Listed Portfolio Investment one or more final judgments or orders in an aggregate amount (as to all such judgments or orders) exceeding an amount equal to the lesser of (A) $150,000,000 and (B) fifteen percent (15%) of the “gross equity value” or, if applicable, “gross value” (in each case, calculated without giving effect solely to the portion of such Non-Listed Portfolio Investment ultimately owned (or otherwise invested in) by the applicable Primary Borrower) of such Eligible Investment (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(d) with respect to any Non-Listed Portfolio Investment (or, if applicable, any Holding Company holding such Non-Listed Portfolio Investment), any event that could reasonably be expected to have a material adverse effect, as determined by the Joint Lead Arrangers in consultation with the Initial Primary Borrower.

“Write-Down Haircut” means, with respect to any Eligible Investment that is subject to a Write-Down Event, the reduction in the Market Value of such Eligible Investment resulting from such Write-Down Event as reasonably determined by the Joint Lead Arrangers in consultation with the Initial Primary Borrower, which reduction will remain in effect during the continuance of such Write-Down Event.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and

Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) References to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset or having any knowledge are to such partnership acting through its general partner.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of each Borrower shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in any Loan Document, the Administrative Agent and the Initial Primary Borrower shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent a written reconciliation, in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP.

1.04 Rounding.

Any financial ratios required to be maintained by any Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.

(a) The Administrative Agent shall determine the Dollar Equivalent amount of each Extension of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by any applicable Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or an RFR Rate Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Eurocurrency Rate Loan, RFR Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) Notwithstanding the foregoing provisions of this Section 1.05 or any other provision of this Agreement, each L/C Issuer may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such L/C Issuer by reference to exchange rates determined using any reasonable method customarily employed by such L/C Issuer for such purpose.

(d) Notwithstanding the foregoing provisions of this Section 1.05 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in an Alternative Currency for a particular Borrower, the Spot Rate on each date of borrowing of such Loans by such Borrower shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such Daily Simple RFR Loans by such Borrower in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).

1.06 [Reserved].

1.07 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 Rates.

In the absence of its own gross negligence, bad faith or willful misconduct, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or, except as expressly provided in this Agreement, any other matter related to any Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, any Eurocurrency Rate, any Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.04, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as any Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, any Eurocurrency Rate, any Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and, in the absence of its own gross negligence, bad faith or willful misconduct, shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11 Luxembourg Terms.

In this Agreement and any other Loan Documents, where it relates to an entity established or incorporated or formed in Luxembourg, a reference to:

(a) winding up, administration or dissolution includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation, administrative dissolution without liquidation (dissolution administrative sans liquidation), homologated out-of-court arrangement (accord amiable homologué), judicial reorganization proceedings (procedure de réorganisation judiciaire), moratorium or reprieve from payment (sursis de paiement), general settlement with creditors or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings and any other similarly applicable procedures affecting the rights of creditors generally, if any;

(b) an agent includes, without limitation, a “mandataire”;

(c) a receiver, administrative receiver, administrator, trustee, custodian, compulsory manager, conservator or similar office includes, without limitation:

(i) a juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii) liquidator, appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg Companies Law;

(iii) juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Law;

(iv) juge-délégué, conciliateur d’entreprise, mandataire de justice or an administrateur provisoire appointed under the Luxembourg Business Preservation Law;

(d) a matured obligation includes, without limitation, any exigible, certaine and liquide obligation;

(e) a lien, security or a security interest includes, without limitation, any hypothèque, nantissement, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce or sûreté réelle whatsoever whether granted or arising by operation of law or agreement or arrangement having a similar effect and any transfer of title by way of security;

(f) for the avoidance of doubt, articles 2011 et seq. of the Luxembourg Civil Code do not apply to any Borrower guaranty;

(g) a person being unable to pay its debts includes, without limitation, that person being in a state of cessation of payments (cessation de paiements) and having lost of its commercial creditworthiness (ébranlement de crédit);

(h) an attachment includes a saisie, an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire);

(i) a set-off includes, for purposes of Luxembourg law, legal set-off;

(j) Organization Documents includes its up-to-date (consolidated) articles of association (statuts or statuts coordonnés as applicable) or limited partnership agreement (contrat social);

(k) any references to a Luxembourg special limited partnership (société en commandité spéciale) taking any action or having any power or authority are to such partnership acting through its general partner;

(l) any reference to a General Partner (where the context requires) shall be deemed to be a reference to such General Partner and any successor thereto; and

(m) a director, officer or manager includes a gérant or an administrateur or, in case of a partnership, a gérant or an administrateur of its (managing) general partner (associé commandité (gérant)).

1.12 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under applicable Law: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies in accordance with the approval thereof as provided in the definition of “Alternative Currency” to each of the Borrowers at any time and from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings plus the aggregate FX Reserve Amount shall not exceed the Aggregate Commitments, (ii) the Total Outstandings that constitute Temporary Increase Loans for any Temporary Increase Tranche plus the aggregate FX Reserve Amount with respect to such Temporary Increase Loans shall not exceed the aggregate Temporary Increase Commitments of the applicable Temporary Increase Lenders for such Temporary Increase Tranche, (iii) the LTV Ratio shall be less than or equal to the Advance Rate and (iv) the aggregate Outstanding Amount of the Committed Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05 and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans, Eurocurrency Rate Loans or RFR Rate Loans, as further provided herein. Notwithstanding anything to the contrary contained herein, (x) unless otherwise agreed to in writing by each Lender in its sole discretion, no Borrower may request a Committed Borrowing of Base Rate Committed Loans or a conversion of any Committed Loan to a Base Rate Committed Loan and (y) each Lender may, at its option, fulfill its obligation to make any Committed Loan available to any Borrower that is a Foreign Obligor by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing hereunder shall be made by a single Borrower. Each Committed Borrowing, each conversion of Committed Loans from one Type to the other and each continuation of Eurocurrency Rate Loans or Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent (i) not later than 11:00 a.m. (A) three (3) RFR Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Base Rate Committed Loans or Daily Simple RFR Loans denominated in Dollars to Term SOFR Loans, (B) four (4) Eurocurrency Banking Days (or five (5) Eurocurrency Banking Days in the case of a Special Notice Currency) prior to the requested date of any Committed Borrowing or continuation of Eurocurrency Rate Loans and (C) four (4) RFR Business Days prior to the requested date of any Committed Borrowing of RFR Rate Loans in an Alternative Currency; and (ii) not later than 11:00 a.m. one (1) RFR Business Day prior to the requested date of any Committed Borrowing of Base Rate Committed Loans or Daily Simple RFR Loans in Dollars, of any conversion of Daily Simple RFR Loans denominated in Dollars or Term SOFR Loans to Base Rate Committed Loans, or of any conversion of Term SOFR Loans or Base Rate Committed Loans to Daily Simple RFR Loans denominated in Dollars. Each Committed Borrowing of, conversion to or continuation of Term SOFR Loans, each Committed Borrowing of or continuation of Eurocurrency Rate Loans and each Committed Borrowing of RFR Rate Loans in an Alternative Currency, shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or such other amount as agreed by the Administrative Agent). Except as provided in Section 2.03(c), each Committed Borrowing of or conversion to Base Rate Committed Loans or Daily Simple RFR Loans in Dollars shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or such other amount as agreed by the Administrative Agent). Each Committed Loan Notice shall specify (i) the name of the applicable Borrower, (ii) whether such Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans, (iii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, (vii) the currency of the Committed Loans to be borrowed, (viii) the applicable Tranche and (ix) the location and number of the account of the applicable Borrower to which funds are to be disbursed. If such Borrower fails to specify a currency in a Committed Loan Notice requesting a Committed Borrowing, then the Committed Loans so requested shall be made in Dollars. If such Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall be made as Base Rate Loans. If such Borrower fails to timely request a continuation of Committed Loans, then the applicable Committed Loans shall be continued as Committed Loans in their original currency with an Interest Period of the same length as the then-expiring Interest Period. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If such Borrower requests a Committed Borrowing of Eurocurrency Rate Loans or Term SOFR Loans, or a conversion to Term SOFR Loans, as applicable, in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and whether such Committed Loans are with respect to a Temporary Increase Tranche. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Committed Borrowing denominated in Dollars is given by such Borrower, there are L/C Borrowings outstanding in respect of Letters of Credit issued for the account of such Borrower, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan or a Term SOFR Loan, as applicable, may be continued or converted only on the last day of an Interest Period for such Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Initial Primary Borrower, then, so long as such Event of Default is continuing, no Loans may be requested as, or converted to, RFR Rate Loans (whether in Dollars or any Alternative Currency) or Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans and/or RFR Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect to such Eurocurrency Rate Loans and on the next succeeding Interest Payment Date with respect to such RFR Rate Loans.

(d) The Administrative Agent shall promptly notify the Initial Primary Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans and applicable to any RFR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Initial Primary Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect with respect to Committed Loans, unless otherwise consented to in writing by the Administrative Agent.

(f) In the aggregate, no more than (i) twenty five (25) Committed Borrowings, and (ii) thirty five (35) Committed Borrowings and Temporary Increase Loans, in each case, that are Eurocurrency Rate Loans or RFR Rate Loans, may be outstanding at any one time, unless otherwise consented to in writing by the Administrative Agent.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings plus the aggregate FX Reserve Amount shall not exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the LTV Ratio shall be less than or equal to the Advance Rate. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the L/C Issuer has approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer has approved such expiry date or such Letter of Credit has been Cash Collateralized in accordance with Section 2.17; provided that no Letter of Credit shall have an expiry date that falls more than twelve (12) months after the Maturity Date then in effect unless all of the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not, as of the issuance date of such requested Letter of Credit, issue Letters of Credit in the requested currency (other than Dollars, Euro or Sterling); or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least three (3) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the name of the applicable Borrower; (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount and currency thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the purpose and nature of the requested Letter of Credit; and (I) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a

Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) The L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof upon receipt from the beneficiary of any Letter of Credit issued for the account of such Borrower of any notice of a drawing under such Letter of Credit. In the case of a Letter of Credit issued for the account of a Borrower denominated in an Alternative Currency, such Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless such Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit issued for the account of a Borrower denominated in an Alternative Currency, the L/C Issuer shall notify such Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit issued for the account of a Borrower to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit issued for the account of a Borrower to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), if such Borrower shall have received notice of such drawing prior to 10:00 a.m. on such date (or, if such notice has not been received by such Borrower prior to 10:00 a.m. on the Honor Date, then not later than 1:00 p.m. on the Business Day immediately following the Business Day on which such Borrower receives such notice), such Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency; provided that such Borrower shall conclusively be deemed, subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions to borrowing set forth in Section 4.02 (other than delivery by such Borrower of a Committed Loan Notice), to have requested that such payment be financed on the date such drawing is required to be reimbursed with a Committed Borrowing of Base Rate Loans in an amount equal to the Unreimbursed Amount (as defined below), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Committed Borrowing. If there is no such deemed Committed Borrowing as provided for in the previous sentence and such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Applicable Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit issued for the account of such Borrower, together with interest thereon as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C

Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit issued for the account of a Borrower and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of such Borrower’s Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this Section 2.03(d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for its account and to repay each L/C Borrowing in respect of each such Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, interim receiver, receiver/manager or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to such Borrower or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower.

Each Borrower shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. Such Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit issued for the account of such Borrower, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for the account of such Borrower; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e)(i) through (vi); provided, however, that anything in Section 2.03(e)(i) through (vi) to the contrary notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which were caused by the L/C Issuer’s willful misconduct, bad faith or gross negligence, or the L/C Issuer’s willful failure to pay under any such Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued for the account of such Borrower, the rules of the ISP shall apply to each such Letter of Credit.

(h) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of the Primary Tranche, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender or such Borrower has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages of the Primary Tranche allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (A) due and payable on the fifth (5th) Business Day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears and calculated on the basis of actual days elapsed in a year consisting of 360 days. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay (or cause to be paid) directly to the L/C Issuer for its own account, for so long as there is at least one Lender other than the L/C Issuer hereunder, in Dollars, a fronting fee with respect to each Letter of Credit issued for the account of such Borrower, at the rate per annum (x) as specified in the applicable Fee Letter, if Wells Fargo is the L/C Issuer with respect to such Letter of Credit, and (y) as agreed to by the applicable Borrower and the applicable L/C Issuer, if Wells Fargo is not the L/C Issuer with respect to such Letter of Credit, in each case computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears and calculated on the basis of actual days elapsed in a year consisting of 360 days. Such fronting fee shall be due and payable on the fifth (5th) Business Day following the last day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, each Borrower shall pay, in respect of each Letter of Credit issued for its account, directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days after demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Additional L/C Issuers. Subject to the prior approval of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrowers may appoint another Person that, at the time of such appointment is a Lender, as an L/C Issuer. Upon such appointment and subject to the approval of such Lender, such Person shall become an L/C Issuer, entitled to all the benefits and subject to the obligations of an L/C Issuer hereunder with respect to Letters of Credit issued by it. The applicable Borrower may select which L/C Issuer it requests to issue a Letter of Credit if there are multiple L/C Issuers. The Administrative Agent, the Borrowers and any L/C Issuer appointed as such after the Closing Date may amend this Agreement as such parties reasonably determine is necessary or appropriate to reflect such appointment.

(l) Monthly Reports. Each L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit issued by it (together with type and amounts) on a monthly basis.

2.04 Joint and Several Liability.

Each Borrower acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Lenders have been induced to make the Loans to, and the L/C Issuer has been induced to issue Letters of Credit for the account of the Borrowers, in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent, for the benefit of the Secured Parties, desire to do so in accordance with the terms hereof.

(b) Combined Liability. Notwithstanding the foregoing, subject to Section 2.05(b)(ii) and Section 10.21, (i) the Borrowers shall be jointly and severally liable to the Secured Parties for all representations, warranties, covenants, obligations and indemnities, including the Loans, the L/C Obligations and the other Obligations, and (ii) the Administrative Agent may at its option, for the benefit of the Secured Parties, enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more of the Borrowers.

(c) Separate Exercise of Remedies. Subject to Section 2.05(b)(ii) and Section 10.21, the Administrative Agent (for the benefit of the Secured Parties) may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower or its property. Subject to Section 2.05(b)(ii) and Section 10.21, the Administrative Agent may enforce one or more Borrower’s Obligations without enforcing any other Borrower’s Obligations and vice versa. Any failure or inability of the Administrative Agent to enforce one or more Borrower’s Obligations shall not in any way limit the Administrative Agent’s right to enforce the Obligations of the other Borrowers. If the Administrative Agent forecloses or exercises similar remedies under any one or more Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Secured Parties from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Loan Documents under the applicable state or other applicable Law.

2.05 Prepayments; Cash Sweep Events.

(a) Voluntary Prepayments. Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans (including any Temporary Increase Loans) in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) RFR Business Days prior to any date of prepayment of Term SOFR Loans, (B) four (4) Eurocurrency Banking Days (or five (5) Eurocurrency Banking Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans, (C) four (4) RFR Business Days prior to any date of prepayment of RFR Rate Loans denominated in Alternative Currencies and (D) one (1) Business Day prior to the date of prepayment of Base Rate Committed Loans or Daily Simple RFR Loans denominated in Dollars; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or such other amounts as agreed by the Administrative Agent); (iii) any prepayment of Eurocurrency Rate Loans or RFR Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or such other amounts as agreed by the Administrative Agent); and (iv) any prepayment of Base Rate Committed Loans or Daily Simple RFR Loans denominated in Dollars shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or such other amounts as agreed by the Administrative Agent) or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans or Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, and not revoked as provided below, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Any prepayment of a Eurocurrency Rate Loan or an RFR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.06. Each such prepayment of Committed Loans shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages. Each such prepayment of Temporary Increase Loans shall be applied to the Temporary Increase Loans of the relevant Temporary Increase Lenders in accordance with their respective percentages of the related Temporary Increase Commitment of such Lenders.

(b) Mandatory Prepayments; Collateral Account Sweeps.

(i) If, at any time, (A) the Total Outstandings plus the aggregate FX Reserve Amount exceed the Aggregate Commitments then in effect or (B) the Total Outstandings that constitute Temporary Increase Loans for any Temporary Increase Tranche plus the aggregate FX Reserve Amount with respect to such Temporary Increase Loans exceed the aggregate Temporary Increase Commitments of the Temporary Increase Lenders participating in such Temporary Increase Tranche (any occurrence under clauses (A) or (B) of this Section 2.05(b)(i), an “Excess Loan Event”), then, the Borrowers shall prepay outstanding Loans (including any Temporary Increase Loans, as applicable) and/or Cash Collateralize the L/C Obligations by the Required Payment Time in an aggregate amount sufficient to reduce the Total Outstandings (plus the aggregate FX Reserve Amount, as applicable) as of such date of payment to an amount not to exceed the applicable amount set forth above, then in effect; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b), unless after the prepayment in full of such outstanding Loans, such Total Outstandings (plus the aggregate FX Reserve Amount, as applicable) exceed the applicable amount set forth above, then in effect. Any failure by the Borrowers to make such payment by the Required Payment Time shall result in a Cash Sweep Event and not result in an Event of Default.

(ii) Subject to Section 7.05, during the continuance of an Event of Default or Cash Sweep Period, the Borrowers shall, within five (5) Business Days following the end of each calendar quarter, on a pari passu basis (A) prepay outstanding Loans (including any Temporary Increase Loans, as applicable) and (B) Cash Collateralize the L/C Obligations, by an amount equal to one hundred percent (100%) of the Gross Collections received by the Primary Borrowers during the continuance of such event unless neither an Event of Default nor a Cash Sweep Period will continue immediately after payment or until the Obligations have been paid in full (other than L/C Obligations which have been fully Cash Collateralized and contingent indemnification obligations for which no claim has been made); provided that notwithstanding the foregoing, solely during the continuance of a Cash Sweep Event, so long as no Event of Default or Default pursuant to Section 8.01(f) or 8.01(g) has occurred and is continuing or would be triggered after giving pro forma effect thereto, the Primary Borrowers may reserve amounts for Permitted Payments that the Primary Borrowers project in good faith to pay during the applicable calendar quarter; provided, further, that (x) any Gross Distributions with respect to a Portfolio Investment that are so identified in writing by the applicable Primary Borrower to the Administrative Agent shall first be applied to any outstanding Credit Extensions related to such Portfolio Investment, and only if any excess remains after such Credit Extensions are repaid in full, shall such Gross Distributions be applied to any Credit Extensions related to other Portfolio Investments and (y) the Administrative Agent shall have no obligation to apply such amounts in the manner set forth above to the extent (1) such Gross Distributions are not so identified by such Primary Borrower or (2) such application would result in any Lender receiving more than its Applicable Percentage of the then due and payable Obligations (pursuant to the repayment of Temporary Increase Loans or otherwise).

(iii) Upon the occurrence of a Sweep LTV Ratio Event, the Borrowers shall prepay outstanding Loans (including any Temporary Increase Loans, as applicable) and L/C Borrowings by the Required Payment Time in an aggregate amount sufficient to decrease the LTV Ratio to a percentage that is equal to or less than the Advance Rate. Subject to Section 7.10(a), any failure by the Borrowers to make such payment by the Required Payment Time shall result in a Cash Sweep Event and not result in an Event of Default.

(iv) Each Primary Borrower hereby agrees that, the Administrative Agent may (A) upon the occurrence and during the continuance of an Event of Default or a Default pursuant to Section 8.01(f) or 8.01(g), exercise exclusive control of each Collateral Account subject to the terms and conditions of the relevant deposit account control agreements and Section 7.12, and (B) upon the occurrence and during the continuance of an Event of Default, withdraw from any Collateral Account amounts therein credited to or held for such Primary Borrower and apply the same ratably to the accrued and unpaid Obligations in accordance with Section 8.03, until such time as the payment obligations of this Section 2.05(b) have been satisfied in full.

2.06 Termination or Reduction of Commitments.

The Initial Primary Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments, including by reducing any Temporary Increase Commitment; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amounts as agreed by the Administrative Agent), (c) the Initial Primary Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings plus the aggregate FX Reserve Amount would exceed the Aggregate Commitments, (d) the Initial Primary Borrower shall not terminate or reduce any Temporary Increase Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings that constitute Temporary Increase Loans with respect to the applicable Temporary Increase Tranche plus the aggregate FX Reserve Amount with respect to such Temporary Increase Loans would exceed the aggregate Temporary Increase Commitments of the Temporary Increase Lenders participating in such Temporary Increase Tranche, and (e) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. A notice of termination of the Aggregate Commitments delivered by the Initial Primary Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Initial Primary Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments and any revocation of such notice. The amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Initial Primary Borrower. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

Each Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders (in accordance with Section 2.12) on the Maturity Date the aggregate principal amount of Loans made to such Borrower outstanding on such date.

2.08 Interest.

(a) Interest Rate. Loans may be (i) with respect to Loans denominated in Dollars, (x) Base Rate Loans or (y) SOFR Loans, (ii) with respect to Loans denominated in Alternative Currencies (other than Sterling or Swiss Francs), Eurocurrency Rate Loans or (iii) with respect to Loans denominated in Sterling or Swiss Francs, Daily Simple RFR Loans, each as further provided herein. Subject to the terms of this Section 2.08, each Loan funded by the Lenders shall accrue interest at a rate per annum equal to (A) with respect to Daily Simple RFR Loans in Dollars, the Daily Simple RFR for Dollars plus the Applicable Rate; (B) with respect to Term SOFR Loans, Term SOFR plus the Applicable Rate for the applicable Interest Period; (C) with respect to Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus the Applicable Rate for the applicable Interest Period; (D) with respect to Daily Simple RFR Loans in Sterling or Swiss Francs, the applicable Daily Simple RFR plus the Applicable Rate; and (E) with respect to Base Rate Loans, the Base Rate in effect from day to day plus the Applicable Rate. At any time, each Loan shall have only one Interest Period (if applicable). Notwithstanding anything to the contrary contained herein, in no event shall any interest rate hereunder exceed the applicable Maximum Rate.

(b) Default Rate.

(i) During an Event of Default which has occurred and is continuing, (A) if such Event of Default is a result of a breach of Section 7.10, (1) the Applicable Rate on all Outstanding Amounts shall automatically be the rate specified in clause (ii) or clause (iii), as applicable, of the definition of “Applicable Rate” and (2) the Administrative Agent may (and at the direction of the Required Lenders shall) elect to have all other Obligations bear interest, after as well as before judgment, at the Default Rate by providing the Initial Primary Borrower with notice of such application of the Default Rate, and (B) if such Event of Default is not an Event of Default described in clause (A) above, the Administrative Agent may (and at the direction of the Required Lenders shall) elect to have (1) the Applicable Rate on all Outstanding Amounts be the rate specified in clause (ii) or clause (iii), as applicable, of the definition of “Applicable Rate” and (2) all other Obligations bear interest, after as well as before judgment, at the Default Rate, in each case by providing the Initial Primary Borrower with notice of such change in the Applicable Rate or such application of the Default Rate, as applicable; provided, that, in each case, such notice may deem such Applicable Rate or Default Rate, as applicable, be applied retroactively for the period during which such Event of Default has occurred and has been continuing.

(ii) If an Event of Default has occurred and is continuing, accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest Payment Dates. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Capitalized Interest Loans. Notwithstanding anything in this Agreement to the contrary, unless the applicable Borrower notifies the Administrative Agent no later than 11:00 a.m. three (3) Business Days prior to any Interest Payment Date that it does not elect to capitalize such interest, then, so long as all conditions precedent for a Committed Borrowing hereunder are satisfied as of such Interest Payment Date, the amount of such interest shall be capitalized and deemed to be a Committed Loan under this Agreement (each such Loan, a “Capitalized Interest Loan”). Unless otherwise specified by the Borrowers in writing, any such Capitalized Interest Loan shall become part of the existing Committed Loan upon which it is capitalized, on the same terms and conditions as such existing Committed Loan.

(e) Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement (other than any consent of the Initial Primary Borrower required pursuant to the definition of “Conforming Changes”) or any other Loan Document. The Administrative Agent will promptly notify the Initial Primary Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

2.09 Fees.

In addition to certain fees described in Section 2.03(h) and Section 2.03(i):

(a) Commitment Fee.

(i) The Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, an unused commitment fee on the average daily amount of such Lender’s Unused Lender Commitment with respect to each Tranche applicable to such Lender for such time during the immediately preceding calendar quarter calculated on the basis of actual days elapsed in a year consisting of 360 days at the Unused Commitment Fee Rate, payable in arrears on the fifth (5th) Business Day following the last day of each March, June, September and December. The initial payment date shall be October 7, 2024. For purposes of this Section 2.09, the fee shall be calculated on an average daily basis and shall be payable in Dollars. The Administrative Agent will bill the Borrowers for unused commitment fees due and payable pursuant to this Section 2.09 for all Lenders. The Borrowers and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.

(ii) Notwithstanding anything in this Agreement to the contrary, unless the applicable Borrower notifies the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to any payment date for unused commitment fees pursuant to Section 2.09(a)(i) that it does not elect to capitalize such fees as a Committed Loan, then the amount of such fees shall be capitalized and deemed to be a Committed Loan under this Agreement (each such Loan, a “Capitalized Unused Commitment Fee Loan”); provided that on any such payment date for unused commitment fees pursuant to Section 2.09(a)(i), the conditions set forth in Section 4.02 are satisfied or waived. The initial Capitalized Unused Commitment Fee Loan hereunder shall be a new Committed Loan bearing interest based on Daily Simple RFR in Dollars. Any subsequent Capitalized Unused Commitment Fee Loan, unless otherwise specified by the Borrowers in writing, shall become part of the initial Capitalized Unused Commitment Fee Loan, on the same terms and conditions as such initial Capitalized Unused Commitment Fee Loan.

(b) Other Fees.

(i) The applicable Borrower shall pay fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The applicable Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

Each change in the rate of interest for any Committed Borrowing consisting of Base Rate Loans shall become effective, without prior notice to the Borrowers, automatically as of the opening of business of the Administrative Agent on the date of said change. All computations of (a) fees and (b) interest on the unpaid principal balance of (i) each SOFR Loan, each Eurocurrency Rate Loan, each Daily Simple RFR Loan (other than Daily Simple RFR Loans denominated in Sterling) shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days and (ii) each Base Rate Loan and each Daily Simple RFR Loan denominated in Sterling shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender to each Borrower shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to its Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Primary Borrower made through the Administrative Agent, such Primary Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Primary Borrower in addition to such accounts or records. Each such promissory note shall be substantially in the form of Exhibit E (a “Note”). Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit issued for the account of each Borrower. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by any Borrower hereunder with respect to principal and interest on Loans made to it denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. So long as no Event of Default, Cash Sweep Period or Potential Cash Sweep Event is continuing, each payment made by a Borrower hereunder shall be credited against the Obligations as directed by such Borrower, provided that each such payment (other than prepayments) by a Borrower on account of principal of and interest on the Loans then due (including any Temporary Increase Loans) shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans then due (including pro rata among the applicable Temporary Increase Lenders with respect to any Temporary Increase Loans). The Administrative Agent will promptly distribute to each Lender its applicable share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans or RFR Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or Daily Simple RFR Loans in Dollars, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or Daily Simple

RFR Loans in Dollars, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender’s share of such Committed Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after the date such amount is made available to such Borrower, the Administrative Agent shall also be entitled to recover from such Borrower upon demand, by the Required Payment Time, such amount in Same Day Funds with interest thereon at the interest rate applicable to Base Rate Committed Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its Applicable Percentage thereof as provided herein (for the avoidance of doubt, except as a result of such Lender’s participation in a Temporary Increase Tranche that causes the Total Outstandings hereunder to be allocated in proportion other than as a pro rata share of the Aggregate Commitments), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing to them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Notwithstanding anything to the contrary herein, the foregoing shall not require the sharing of the proceeds of any credit insurance policy, credit default swap or similar instrument obtained by any Lender.

2.14 Additional Primary Borrowers.

(a) At any time, upon not less than five (5) Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), the Initial Primary Borrower may designate any Alternative Investment Vehicle or Parallel Fund (each, an “Applicant Primary Borrower”) as an Additional Primary Borrower to receive Loans hereunder and to have Letters of Credit issued for its account by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F (an “Additional Primary Borrower Joinder Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Primary Borrower becoming entitled to utilize the credit facilities provided for herein such Applicant Primary Borrower must (A) be approved as an Additional Primary Borrower by the Administrative Agent in its reasonable discretion; (B) if such Applicant Primary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Applicant Primary Borrower becomes an Additional Primary Borrower, a Beneficial Ownership Certification in relation to such Applicant Primary Borrower; and (C) deliver to the Administrative Agent duly executed documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Primary Borrowers on the Closing Date, including all items required to make such Applicant Primary Borrower KYC Compliant, legal opinions, Organization Documents, an ERISA Certificate, a Collateral Account Pledge Agreement and such other Loan Documents and filings as the Administrative Agent may reasonably request, under which such Applicant Primary Borrower will grant to the Administrative Agent a security interest in the Collateral Account (if any) into which any Distributions related to Portfolio Investments are due to be paid. The Administrative Agent may waive, in its sole discretion, the requirement in this Section 2.14(a) that an Applicant Primary Borrower that is an Alternative Investment Vehicle deliver a legal opinion; provided, however, that notwithstanding the foregoing, no legal opinion will be required to be delivered in respect of any Applicant Primary Borrower that is an Alternative Investment Vehicle to the extent that (i) another Alternative Investment Vehicle is at that time an existing Primary Borrower and is incorporated, formed or otherwise organized in the same jurisdiction as such Applicant Primary Borrower, (ii) is the same type of entity (e.g., a limited partnership or a limited liability company) as such Applicant Primary Borrower, (iii) a legal opinion has been delivered in respect of such existing Primary Borrower no earlier than the date that is two (2) years (or such earlier date as determined by the Administrative Agent in its sole discretion) prior to the date such Applicant Primary Borrower joins this Agreement; provided that there has been no change in law with respect to the relevant jurisdiction that would alter the analysis of the prior opinion, as determined by the Administrative Agent, in its reasonable discretion and (iv) the corporate structure, authorizing resolutions and Partnership Agreement, in each case, of such Applicant Primary Borrower are substantially similar to that of such existing Primary Borrower, in the Administrative Agent’s reasonable discretion. Upon the satisfaction of the requirements of this Section 2.14(a), such Applicant Primary Borrower shall be bound by the terms and conditions of this Agreement as a Primary Borrower hereunder.

(b) The Obligations of each Additional Primary Borrower shall be joint and several with the Obligations of each other Borrower in accordance with Section 2.04.

(c) Each Additional Primary Borrower hereby irrevocably appoints the Initial Primary Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto and (iii) unless otherwise provided in the applicable notice of borrowing, the receipt of the proceeds of any Loans made by the Lenders to any such Additional Primary Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Initial Primary Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to the Initial Primary Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to such Additional Primary Borrower(s).

2.15 Extension of Maturity Date.

(a) Voluntary Extension Option.

(i) The Initial Primary Borrower may, no more than one (1) time, subject to the satisfactions of the conditions specified in Section 2.15(c) below, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the Existing Maturity Date (or as otherwise agreed by the Administrative Agent), request that each Lender extend such Lender’s Maturity Date with respect to all or a portion of such Lender’s Commitment in the Primary Tranche for an additional term of not longer than 364 days from the Existing Maturity Date (the “Voluntary Extension Option”); provided that, at the time the Initial Primary Borrower makes such a request, the Administrative Agent shall have the option, in its reasonable discretion, and the applicable Lenders shall have the option, in their sole discretion, to consent to the Voluntary Extension Option.

(ii) With respect to the Voluntary Extension Option, each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent, given not earlier than seventy-five (75) days prior to the Existing Maturity Date (or as otherwise agreed by the Administrative Agent) and not later than the date (the “Notice Date”) that is twenty (20) days prior to the Existing Maturity Date (or as otherwise agreed by the Administrative Agent), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date, a “Non-Extending Lender”) promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(iii) The Administrative Agent shall notify the Initial Primary Borrower of each Lender’s determination under this Section 2.15(a) with respect to the Voluntary Extension Option no later than the date fifteen (15) days prior to the Existing Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(b) Extension. To the extent the Administrative Agent has approved the Voluntary Extension Option and certain Lenders have agreed to extend their Maturity Date with respect to the Voluntary Extension Option (each, an “Extending Lender”), then the Commitment of each such Extending Lender shall be extended to such date falling no more than 364 days after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day). Subject to Section 2.15(d), to the extent the Commitments of the Extending Lenders are less than the Aggregate Commitments in effect prior to such extension, the Extending Lenders may provide additional Commitments and one or more other financial institutions or entities (each such other financial institution entity, an “Additional Commitment Lender”) may provide additional Commitments (provided that each such Additional Commitment Lender shall be subject to the written approval of the Initial Primary Borrower, the L/C Issuer and the Administrative Agent (such approvals not to be unreasonably withheld) and such Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement) and, to the extent the aggregate additional Commitments of such Extending Lenders and Additional Commitment Lenders exceed such Aggregate Commitments, such Commitments shall be allocated in the manner requested by the Initial Primary Borrower.

(c) Conditions to Effectiveness of Extensions. As a condition precedent to the Voluntary Extension Option, the Borrowers shall pay (or cause to be paid), for the benefit of each Extending Lender, an extension fee in an amount to be agreed by the Initial Primary Borrower, the Administrative Agent and such Extending Lender and the Initial Primary Borrower shall deliver (i) to the Administrative Agent an Extension Request signed by a Responsible Officer of the Initial Primary Borrower (A) certifying and attaching the resolutions adopted by or on behalf of each Borrower approving or consenting to such extension and (B) certifying on behalf of the Initial Primary Borrower and the applicable Subsidiary Pledgor that, before and immediately after giving effect to such extension, (1) the representations and warranties of each Borrower and such Subsidiary Pledgor contained in Article V and the other Loan Documents to which such Person is party shall be true and correct in all material respects on and as of the Existing Maturity Date, except (I) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (II) for purposes of this Section 2.15, the representations and warranties contained in Sections 5.11 and 5.15 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01, (2) no Default, Event of Default, Cash Sweep Period or Potential Cash Sweep Event exists and (3) the LTV Ratio shall be less than or equal to the Advance Rate and (ii) to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by any Lender prior to the effectiveness of any extension to the Maturity Date. In addition, on the Maturity Date of each Non-Extending Lender, each Borrower shall prepay any Committed Loans made to it by such Non-Extending Lender that are outstanding on such date.

(d) Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary. Notwithstanding anything herein, (i) if any Lenders consent to the Voluntary Extension Option, the exercise thereof shall then be at the Initial Primary Borrower’s sole discretion, (ii) if any Lender does not consent to such extension, the Initial Primary Borrower shall at such time have the option to reduce the Commitments for the extended period by the amount of such Non-Extending Lender’s Commitment or to direct such Non-Extending Lender to assign its Commitment to a replacement Lender in accordance with Section 10.06(b), or any combination of the foregoing and (iii) no legal opinion shall be required as a condition to the effectiveness of any extension pursuant to this Section 2.15.

(e) Reallocation Following Voluntary Extension. On the Existing Maturity Date with respect to the Voluntary Extension Option, the Administrative Agent will reallocate the Total Outstandings hereunder (including any Loans made by any Extending Lender or Additional Commitment Lender pursuant to this Section 2.15), in each case, at par, such that, after giving effect thereto, the ratio of each Lender’s (including each Extending Lender’s or Additional Commitment Lender’s) share of the Total Outstandings is equal to its Applicable Percentage of the Committed Loans after giving effect to the Voluntary Extension Option. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an Extending Lender to another Extending Lender or Additional Commitment Lender, in each case, at par. In connection with any such reallocation of the outstanding Loans, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.02 to each Lender that is required to fund any amount or receive any partial repayment in connection therewith and (ii) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Outstanding Amounts being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Outstanding Amounts. In connection with such repayment made with respect to any such reallocation pursuant to an Additional Commitment Lender joining this Agreement (to the extent such repayment is required), the applicable Borrowers shall pay (A) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (B) any amounts due pursuant to Section 3.06 as a result of such reallocation occurring on any date other than an Interest Payment Date. For the avoidance of doubt, (x) no Temporary Increase Loan shall be reallocated as provided in this Section 2.15(e) and (y) in the event any condition precedent (including Section 2.15(c)(i)(B)(2)) is not satisfied as of the Existing Maturity Date, the Total Outstandings hereunder shall not be reallocated.

2.16 Temporary Increase, Allocations and Repayments.

(a) Request for Temporary Increase. Provided there exists no Default, Event of Default, Cash Sweep Period or Potential Cash Sweep Event, and subject to compliance with the terms of this Section 2.16, the Initial Primary Borrower may, at any time and from time to time, request the creation of a Temporary Increase Tranche by delivery of a draft Temporary Increase Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the

Initial Primary Borrower and any Temporary Increase Lender may agree) prior to the proposed effective date of such Temporary Increase Tranche. Each Temporary Increase Tranche shall increase the Aggregate Commitments by a corresponding amount during the pendency of such Temporary Increase Tranche. With respect to each Temporary Increase Tranche, the related Temporary Increase Request shall state: (i) the chronological number of such Temporary Increase Tranche (i.e., Temporary Increase Tranche No. 1, Temporary Increase Tranche No. 2, etc.), so as to enable appropriate tracking and allocation by the Administrative Agent and Borrowers of Temporary Increase Loans and repayments to the correct Temporary Increase Lenders; (ii) the aggregate Temporary Increase Commitment for such Temporary Increase Tranche; (iii) the applicable Temporary Increase Lenders and their individual Temporary Increase Commitments and related Applicable Percentages, each of which Temporary Increase Lenders must sign the Temporary Increase Request to confirm their agreement to participate in such Temporary Increase Tranche; and (iv) the Temporary Increase Stated Maturity Date; provided that, for the avoidance of doubt, an additional Lender or additional Lenders may provide all or a portion of the Temporary Increase Commitment for any such Temporary Increase Tranche. There may be up to five (5) Temporary Increase Tranches outstanding at any one time (or such greater number as the Joint Lead Arrangers may agree in writing). Each Lender requested by the Initial Primary Borrower to participate in a Temporary Increase Tranche can elect to participate or not in such Temporary Increase Tranche in such Lender’s sole discretion. No Letters of Credit shall be issued under a Temporary Increase Tranche.

(b) Effective Date. The Administrative Agent and the Initial Primary Borrower shall determine the effective date of any Temporary Increase Tranche, which shall be a Business Day. The Administrative Agent shall promptly notify the Initial Primary Borrower and the Lenders of the creation of each Temporary Increase Tranche.

(c) Conditions to Effectiveness of Increase. The following are conditions precedent to the creation of each Temporary Increase Tranche:

(i) The Initial Primary Borrower shall, not later than three (3) Business Days prior to the effective date for such Temporary Increase Tranche (or such shorter period reasonably acceptable to the Administrative Agent), deliver to the Administrative Agent a fully executed Temporary Increase Request, signed by a Responsible Officer of the Initial Primary Borrower certifying and attaching the resolutions adopted by or on behalf of each Borrower approving or consenting to such increase;

(ii) On or prior to the proposed effective date of such Temporary Increase Tranche, the Borrowers shall have paid to the Administrative Agent (A) for the benefit of each Temporary Increase Lender, an upfront fee in an amount to be agreed to by the Initial Primary Borrower, the Administrative Agent and such Temporary Increase Lender, and (B) all other fees due and owing hereunder or under any other Loan Document;

(iii) The Joint Lead Arrangers shall have consented in their reasonable discretion to such Temporary Increase Tranche, such consent to be evidenced by their signatures on the Temporary Increase Request;

(iv) An existing Lender or additional Lender shall have agreed in its sole discretion to be a Temporary Increase Lender in such Temporary Increase Tranche, evidenced by its signature on the Temporary Increase Request;

(v) If applicable, the Borrowers shall execute replacement Notes reflecting the increase; and

(vi) Assuming Total Outstandings equal the Aggregate Commitments (after giving pro forma effect to the increase in the Aggregate Commitments pursuant to such Temporary Increase Tranche), no Sweep LTV Ratio Event would occur or be continuing unless consented to in writing by the Joint Lead Arrangers, in their sole discretion.

Notwithstanding anything to the contrary herein, each existing Lender shall have a right of first refusal to provide its Applicable Percentage (not giving effect to any other Temporary Increase Tranche) of any Temporary Increase Tranche before additional Commitments are accepted from a new Lender or an existing Lender in excess of its Applicable Percentage (not giving effect to any other Temporary Increase Tranche); provided, in each case, a Lender shall be deemed to have waived its right of first refusal, if (x) such Lender does not approve (such approval may be subject to such Lender’s credit or similar approval) such request for additional Commitments within three (3) Business Days following delivery of notice thereof by the Initial Primary Borrower or (y) such Lender does not commit to provide such additional Commitments within ten (10) Business Days following delivery of notice thereof by the Initial Primary Borrower. To the extent one or more existing Lenders do not participate in such Temporary Increase Tranche (including as a result of a Lender not obtaining credit or similar approval within the timing set forth above), each other existing Lender that elects to participate in such Temporary Increase Tranche shall have a preemptive right to provide such additional Commitments in excess of its Applicable Percentage (not giving effect to any other Temporary Increase Tranche) prior to any additional Commitments being allocated to any new Lender (it being understood that any Temporary Increase Tranche shall be allocated among existing Lenders on a pro rata basis (based off existing Commitments (giving effect to each other Temporary Increase Tranche)) to the extent possible); provided, such existing Lender shall be deemed to have waived its preemptive right, if such Lender does not commit to provide such additional Commitments within one (1) Business Day following delivery of notice thereof by the Initial Primary Borrower.

For the avoidance of doubt, (A) subject to the immediately preceding paragraph, a Temporary Increase Tranche may be provided by the existing Lender(s) on a nonratable basis to their respective Commitment(s) and (B) no legal opinion shall be required as a condition to the effectiveness of any Temporary Increase Tranche. On the effective date of each Temporary Increase Tranche, Schedule II shall be automatically updated to reflect any corresponding increase in any Lender’s Commitment in such Temporary Increase Tranche and/or the Commitment of any additional Lender.

(d) Temporary Increase Loan Borrowings. At any time a Temporary Increase Tranche is in effect, and from time to time, any Borrower may request that a Loan be funded as a Temporary Increase Loan by noting such in the related Committed Loan Notice delivered to the Administrative Agent in accordance with Section 2.02(a). Temporary Increase Loans shall be Loans and part of the Obligations in all respects, other than with respect to the Lenders’ funding obligations and ratable participations with respect thereto as set forth in this Section 2.16. Temporary Increase Loans will be secured by the Collateral in the same manner and to the same extent as all other Loans and will be pari passu with all other Loans in all respects. Provided that all applicable conditions precedent for a Loan in Sections 2.01 and 4.02 have been satisfied, the Temporary Increase Lenders in the applicable Temporary Increase Tranche will exclusively fund pro rata based on their respective Temporary Increase Commitments in such Temporary Increase Tranche, at any time and from time to time, Temporary Increase Loans requested by a Borrower in accordance with Section 2.02(a); provided that, after giving effect to such Temporary Increase Loan, (i) all conditions precedent for a Loan hereunder have been satisfied; (ii) the aggregate Temporary Increase Loans in the related Temporary Increase Tranche would not exceed the aggregate Temporary Increase Commitment of such Temporary Increase Tranche; and (iii) the aggregate Temporary Increase Loans across all Temporary Increase Tranches would not exceed the aggregate Temporary Increase Commitment for all Temporary Increase Tranches. No Lender other than the Temporary Increase Lenders participating in the applicable Temporary Increase Tranche will have any right or duty to fund Temporary Increase Loans with respect to such Temporary Increase Tranche. As a result of such exclusive participation in a Temporary Increase Tranche, the Total Outstandings may from time to time during the term of any Temporary Increase Tranche be allocated amongst the Lenders in proportions other than their pro rata share of the Aggregate Commitments.

(e) Temporary Increase Maturity Date. The unpaid principal amount of the Obligations with respect to Temporary Increase Loans made in respect of any Temporary Increase Tranche that are outstanding on the applicable Temporary Increase Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the applicable Temporary Increase Maturity Date.

(f) Temporary Increase Loan Repayments. Notwithstanding anything to the contrary herein, so long as no Event of Default, Cash Sweep Period or Potential Cash Sweep Event has occurred and is continuing, all repayments of Outstanding Amounts and payments of interest, fees and other amounts from the Borrowers shall be applied to Temporary Increase Loans or Loans other than Temporary Increase Loans as directed by the Borrowers in their sole discretion (and the Administrative Agent shall in turn apply such repayments and payments in accordance with such direction from the Borrowers). If an Event of Default, Cash Sweep Period or Potential Cash Sweep Event has occurred and is continuing at any time when there are Obligations outstanding related to Temporary Increase Loans, notwithstanding anything herein to the contrary, all payments made on the Obligations shall be credited, to the extent of the amount thereof, to the Lenders in accordance with their pro rata share of Total Outstandings at the time of such repayment (i.e., ratably between Temporary Increase Loans or Loans other than Temporary Increase Loans based on amounts due without regard to the pro rata share of the Commitment of each Lender).

(g) Temporary Increase Loans Generally. Except as otherwise stated in this Section 2.16, Temporary Increase Loans shall be subject to all applicable provisions of this Agreement with respect to Loans generally to the extent applicable, other than pricing.

2.17 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued for the account of a Borrower and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation of a Borrower for any reason remains outstanding, such Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all its L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the L/C Issuer, the applicable Borrower shall deliver Cash Collateral to the Administrative Agent in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender) in respect of Letters of Credit issued for its account.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) provided by a Borrower shall be maintained in a blocked, interest-bearing deposit account at Wells Fargo (or another Eligible Institution approved by the L/C Issuer). Such Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest (subject to any Permitted Liens) in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations of such Borrower to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral provided by a Borrower is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure of such Borrower secured thereby, such Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.18 or 8.02 in respect of Letters of Credit issued for the account of a Borrower shall be held and applied to the satisfaction of the specific L/C Obligations of such Borrower, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided by a Borrower to reduce its Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Borrower providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations of such Borrower.

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment by a Borrower of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit issued for the account of such Borrower; fourth, as such Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan to such Borrower in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and such Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans to such Borrower under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans made to such Borrower or L/C Borrowings of such Borrower in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay such Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any such Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), but only to the extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17, or Section 2.18(a)(ii), as applicable (and the applicable Borrower shall (I) be required to pay to the L/C Issuer the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (II) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(b) Defaulting Lender Cure. If the Initial Primary Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19 Increase in Commitments.

(a) Request for Revolving Increase. Provided there exists no Default, Event of Default, Cash Sweep Period or Potential Cash Sweep Event, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Initial Primary Borrower may from time to time request an increase in the Aggregate Commitments (excluding any Temporary Increase Commitments); provided that (A) any such request for an increase shall be in a minimum amount of $5,000,000 (or such other amount as agreed by the Administrative Agent) and (B) the Initial Primary Borrower may make, at any time after the Closing Date, a maximum of six (6) such requests (or such greater number as the Administrative Agent may agree in writing) prior to the Maturity Date. At the time of sending such notice, the Initial Primary Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (such election to be made in such Lender’s sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Initial Primary Borrower of the Lenders’ responses to each request made hereunder.

(d) Increase Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.19, the Administrative Agent and the Initial Primary Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Initial Primary Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (A) the Initial Primary Borrower shall deliver to the Administrative Agent an Increase Request signed by a Responsible Officer of the Initial Primary Borrower (I) certifying and attaching the resolutions adopted by or on behalf of each Borrower approving or consenting to such increase, and (II) certifying on behalf of the Initial Primary Borrower and the applicable Subsidiary Pledgor that, before and immediately after giving effect to such increase, (1) the representations and warranties of each Borrower and such Subsidiary Pledgor contained in Article V and the other Loan Documents to which such Person is party shall be true and correct in all material respects on and as of the Increase Effective Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (y) for purposes of this Section 2.19, the representations and warranties contained in Sections 5.11 and 5.15 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01, (2) no Default, Event of Default, Cash Sweep Period or Potential Cash Sweep Event exists and (3) assuming Total Outstandings equal the Aggregate Commitments (after giving pro forma effect to the increase in the Aggregate Commitments pursuant to such increase), no Sweep LTV Ratio Event would occur or be continuing unless consented to in writing by the Joint Lead Arrangers, in their sole discretion, (B) the Joint Lead Arrangers shall have consented to such increase (in their reasonable discretion), (C) an existing Lender shall have increased its Commitment (in its sole discretion) or a new Lender shall have joined this Agreement providing the increased Commitment, (D) the Borrowers shall have paid the applicable Commitment increase fee to the increasing Lender(s) as provided in the applicable Fee Letter and any applicable upfront fee to the Administrative Agent as provided in the applicable Fee Letter and (E) the Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by any Lender prior to the Increase Effective Date. The applicable Borrowers shall (A) be deemed to have prepaid any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.06) or (B) to the extent agreed to by the Lenders, take such other actions (including, without limitation, making assignments amongst such Lenders), in each case, to the extent necessary to keep the outstanding Committed Loans ratably allocated with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.19, except as otherwise requested by the Initial Primary Borrower pursuant to Section 2.19(f)(B) and with respect to any Temporary Increase Tranche. For the avoidance of doubt, no legal opinion shall be required as a condition to the effectiveness of any increase under this Section 2.19.

(f) Conflicting Provisions. This Section 2.19 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary. For the avoidance of doubt, (A) except as otherwise expressly provided herein, any increase in the Aggregate Commitments under this Section 2.19 will be on the same terms as those contained herein with respect to the Loans and Letters of Credit provided to the Borrowers, (B) the Initial Primary Borrower may request any such increase in the Aggregate Commitments be provided by the existing Lender(s) on a nonratable basis to their respective Commitment(s) and (C) no Lender shall be required to participate in any such increase. On any Increase Effective Date, Schedule II shall be automatically updated to reflect any corresponding increase in any Commitment and/or the Commitment of any additional Lender.

(g) Reallocation Following Increase. On any Increase Effective Date with respect to any increase in the Aggregate Commitments (excluding any increase in the Aggregate Commitments pursuant to Section 2.16) that is pursuant to either a new Lender joining this Agreement or an existing Lender increasing its Commitment, the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit hereunder (including any Loans made by any new or increasing Lender pursuant to this Section 2.19), in each case, at par, such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of outstanding Loans and participations in Letters of Credit to its share of the Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender, in each case, at par. In connection with any such reallocation of the outstanding Loans, (x) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.02 to each Lender that is required to fund any amount or receive any partial repayment in connection therewith and (y) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to any such reallocation pursuant to a new Lender joining this Agreement (to the extent such repayment is required), the applicable Borrowers shall pay (A) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (B) any amounts due pursuant to Section 3.06 as a result of such reallocation occurring on any date other than an Interest Payment Date. For the avoidance of doubt, no Temporary Increase Loan shall be reallocated as provided in this Section 2.19(g).

2.20 Qualified Borrowers and Borrower Guaranties.

(a) At any time, upon not less than five (5) Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), the Initial Primary Borrower may designate any entity (each, an “Applicant Qualified Borrower”) as a “Qualified Borrower” to receive Loans hereunder and to have Letters of Credit issued for its account by delivering written notice to the Administrative Agent. The parties hereto acknowledge and agree that prior to any Applicant Qualified Borrower becoming entitled to utilize the credit facilities provided for herein (A) such Applicant Qualified Borrower must be approved as a Qualified Borrower by the Administrative Agent in its reasonable discretion; provided that the Administrative Agent shall approve such Applicant Qualified Borrower as a Qualified Borrower unless either (1) such Applicant Qualified Borrower fails to comply with Sanctions or any similar applicable regulations that are then in effect or is not KYC Compliant, or (2) such Applicant Qualified Borrower is formed or organized, as applicable, in a jurisdiction in which any Lender is unlicensed or unauthorized to lend, provided that such Lender agrees, upon request of such Applicant Qualified Borrower, to use reasonable efforts (subject to any internal policies or procedures generally applicable to such Lender) to change the jurisdiction of its Lending Office so as to eliminate its inability to lend if such change, in the good faith judgment of such Lender, is not disadvantageous to such Lender; (B) such Applicant Qualified Borrower must be owned, directly or indirectly, by a Primary Borrower, or an entity through which such Primary Borrower may acquire a Portfolio Investment, the Indebtedness of which can be guaranteed by such Primary Borrower pursuant to the terms of its Organization Documents; (C) if such Applicant Qualified Borrower qualifies as a “legal entity customer”

under the Beneficial Ownership Regulation, the Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Applicant Qualified Borrower becomes a Qualified Borrower, a Beneficial Ownership Certification in relation to such Applicant Qualified Borrower; and (D) the Administrative Agent shall have received (1) an unconditional guaranty of payment from the applicable Primary Borrower, substantially in the form of Exhibit K (a “Borrower Guaranty”, and collectively with all such guaranties, the “Borrower Guaranties”), which shall be enforceable against such Primary Borrower for the payment of such Applicant Qualified Borrower’s allocable share of the Obligations, (2) a Qualified Borrower Note, duly executed and delivered by such Applicant Qualified Borrower, the payment of which is guaranteed by the applicable Primary Borrower pursuant to a Borrower Guaranty, and (3) duly executed documentation of such Applicant Qualified Borrower and the applicable Primary Borrower, substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Primary Borrowers on the Closing Date, including all items required to make such Applicant Qualified Borrower KYC Compliant, legal opinions, Organization Documents, an ERISA Certificate, and such other Loan Documents as the Administrative Agent may reasonably request. Upon the satisfaction of the requirements of this Section 2.20(a), such Applicant Qualified Borrower shall be bound by the terms and conditions of this Agreement as a Qualified Borrower hereunder.

(b) Each Qualified Borrower hereby irrevocably appoints the Initial Primary Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) unless otherwise provided in the applicable notice of borrowing, the receipt of the proceeds of any Loans made by the Lenders to any such Qualified Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Initial Primary Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to the Initial Primary Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to such Qualified Borrower(s).

(c) In consideration of the Lenders’ agreement to advance Loans to a Qualified Borrower pursuant to Sections 2.02, to participate in Letters of Credit issued for the account of a Qualified Borrower pursuant to Section 2.03 and to accept Borrower Guaranties in support thereof, each Primary Borrower hereby authorizes, empowers, and directs the Administrative Agent, for the benefit of the Lenders and the L/C Issuer, to disburse directly to the Lenders, in immediately available funds, an amount equal to any Obligations due and owing by a Qualified Borrower and guaranteed by such Primary Borrower under a Borrower Guaranty, together with all interest, reasonable costs and expenses and fees due to the Lenders pursuant thereto, as a Committed Borrowing hereunder by such Primary Borrower, in the event the Administrative Agent shall have not received payment of such Obligations when due. The Administrative Agent will promptly notify such Primary Borrower of any disbursement made to the Lenders pursuant to the terms hereof; provided that the failure to give such notice shall not affect the validity of such disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Administrative Agent to the Lenders shall be deemed to be a Base Rate Loan pursuant to Section 2.02 in the amount so paid, and such Primary Borrower shall be deemed to have given to the Administrative Agent in accordance with the terms and conditions of Section 2.02 a Committed Loan Notice with respect thereto; and such disbursements shall be made without regard to the minimum amount specified in Section 2.02. The Administrative Agent may conclusively rely on the Lenders as to the amount of any such Obligations due to the Lenders, absent manifest error.

(d) Any Qualified Borrower may from time to time, upon not less than five (5) Business Days’ notice from such Qualified Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent, in its sole discretion), terminate such Qualified Borrower’s status as such, provided that, as of the effective date of such termination, such Qualified Borrower has no outstanding Loans or Letters of Credit, or other amounts payable on account of any Loans made to it or Letters of Credit issued for its benefit. The Administrative Agent will promptly notify the Lenders of any such termination of a Qualified Borrower’s status.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Non-Excluded Taxes. Any and all payments by or on account of any obligation of the respective Borrowers under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes with respect thereto, unless required by Law. If any Borrower or the Administrative Agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to or for the account of a Tax Indemnified Party: (i) in the event that such Borrower or the Administrative Agent is required to deduct or withhold Non-Excluded Taxes, the sum payable by such Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), such Tax Indemnified Party receives an amount equal to the sum it would have received had no such deductions or withholdings of Non-Excluded Taxes been made, (ii) such Borrower or the Administrative Agent shall make such deductions or withholdings of Taxes; and (iii) such Borrower or the Administrative Agent shall pay the full amount deducted or withheld to the Governmental Authority in accordance with applicable Laws.

(b) Notice of Non-Excluded Taxes. The Borrowers shall promptly, upon becoming aware that any Borrower must deduct or withhold any Tax on a payment under a Loan Document (or that there is any change in the rate or the basis of a Tax required to be deducted or withheld), notify the Administrative Agent accordingly. Similarly, any other Tax Indemnified Party shall notify the Administrative Agent on becoming so aware in respect of a payment payable to such Tax Indemnified Party. If the Administrative Agent receives such notification (i) from a Tax Indemnified Party, it shall notify the Borrowers and (ii) from a Borrower, it shall notify the applicable Tax Indemnified Party.

(c) Other Taxes. Without duplication or limitation of amounts paid under Section 3.01(a), each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any and all present and future stamp duty, stamp duty reserve tax, stamp duty land tax, court or documentary, intangible, recording, or filing taxes and any similar excise or property taxes or charges or similar levies or penalties that arise from any payment made by it under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document to which it is a party (hereinafter referred to as “Other Taxes”); provided that the Borrowers shall not be responsible hereunder to pay any such Other Taxes resulting from any non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code arising as a result of the use by any Lender of “plan assets” with the meaning of the Plan Asset Regulations in connection with the transactions contemplated under the Loan Documents or such Other Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07(b)), or any cost, loss or liability incurred in relation to Luxembourg stamp duty, registration and other similar Taxes which arises in respect of any registration of or other action on any Loan Documents by any Lender or L/C Issuer when such registration or action is or was not (i) mandatory and (ii) required to enforce the rights of any Lender or L/C Issuer under the Loan Documents.

(d) Indemnification.

(i) The Borrowers agree to indemnify each Tax Indemnified Party for (A) the full amount of Non-Excluded Taxes imposed on or with respect to any payment made under any Loan Document and Other Taxes (including any such Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01), in each case payable or paid by such Tax Indemnified Party or required to be withheld or deducted from a payment to such Tax Indemnified Party and any reasonable expenses arising therefrom or with respect thereto, and (B) any liability (including penalties, interest or expenses, including legal expenses incurred in the enforcement of this Agreement against the Administrative Agent or the Borrowers, but excluding any penalties, interest or expenses attributable to the gross negligence or willful misconduct of any Tax Indemnified Party or any of their Affiliates) arising therefrom or with respect thereto, in each case whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within fifteen (15) Business Days after the date the applicable Tax Indemnified Party makes a demand therefor. A certificate as to the amount of such payment or liability delivered to a Borrower by any Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error. Nothing in this Section 3.01(d) shall require the Borrowers to indemnify the Tax Indemnified Parties to the extent that the Non-Excluded Taxes, Other Taxes or liabilities are or will be compensated for under Section 3.01(a).

(ii) Each Tax Indemnified Party (other than the Administrative Agent) shall severally indemnify the Administrative Agent within fifteen (15) Business Days after demand therefor, for (A) any Taxes attributable to such Tax Indemnified Party’s failure to comply with the provision of Section 10.06(d) relating to the maintenance of a Participant Register, (B) any Non-Excluded Taxes attributable to such Tax Indemnified Party (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so), and (C) any Excluded Taxes attributable to such Tax Indemnified Party, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the relevant Governmental Authority, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any such Tax Indemnified Party by the Administrative Agent shall be conclusive absent manifest error. Each Tax Indemnified Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Tax Indemnified Party under any Loan Document or otherwise payable by the Administrative Agent to such Tax Indemnified Party from any other source against any amount due to the Administrative Agent under this Section 3.01(d)(ii).

(e) Prescribed Forms.

(i) Each Lender, on or prior to the date on which such Person becomes a Lender hereunder (and from time to time thereafter upon the request of a Borrower or the Administrative Agent), shall deliver, but only to the extent that such Lender is legally entitled to do so, to such Borrower and the Administrative Agent two (2) duly completed copies of (A) IRS Form W-9 or applicable successor form, (B) IRS Form W-8BEN, W-8BEN-E, or applicable successor form, (I) claiming eligibility of such Lender for a complete exemption from U.S. federal withholding Tax pursuant to the benefits of an income tax treaty to which the United States is a party, or (II) accompanied by a certificate for the “portfolio interest” rule of Section 881(c) of the Code, stating that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation receiving interest from a related Borrower within the meaning of Section 881(c)(3)(C) of the Code, (C) IRS Form W-8ECI, or an applicable successor form, (D) IRS Form W-8IMY, or any applicable successor form, evidencing a complete exemption from U.S. withholding Tax, or (E) or such other documentary evidence satisfactory to Borrowers and the Administrative Agent that such Lender is entitled to a complete exemption from U.S. withholding Tax, provided, however, that an assignee Lender shall not be treated as failing to comply with this Section 3.01(e) to the extent that payments to the assignor Lender under any Loan Document were subject to the deduction or withholding of Non-Excluded Taxes.

(ii) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and duly executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by such Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(i)(A) through (D)) shall not be required if in such Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with the implementation of Sections 1471 through 1474 of the Code), such Lender shall deliver to the Borrowers and the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the Administrative Agent, in each case, as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations thereunder or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

If any form or certification previously delivered by a Lender expires or becomes obsolete or inaccurate in any respect, the Lender shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes under a Loan Document by any Borrower to a Governmental Authority, such Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or such other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Tax Refunds. Each Tax Indemnified Party agrees that if such Person determines that it, or the tax consolidation group to which it participates, subsequently recovers or receives a refund of any Taxes attributable to a Tax Payment by any Borrower, such Person shall promptly pay such Borrower an amount equal to such refund (but only to the extent of the Tax Payment made with respect to the Taxes giving rise to such refund) net of all out-of-pocket expenses (including Taxes) of such Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) related thereto; provided that if, due to subsequent adjustment of such refund, such Person is required to repay such amount to the relevant Governmental Authorities, such Borrower agrees to repay such Person, as the case may be, the amount required to be repaid, plus any interest, penalties or other charges imposed by the Governmental Authority in respect thereof. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will any Tax Indemnified Party be required to pay any amount to a Borrower pursuant to this Section 3.01(g) the payment of which would place such Tax Indemnified Party in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the Tax Payment had never been paid. This paragraph shall not be construed to require any Tax Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

If any Lender reasonably determines that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or RFR Rate Loans, or materially restricts the authority of such Lender to (a) purchase or sell, or to take deposits of, the applicable currency or (b) determine or charge interest rates based upon any RFR, any Daily Simple RFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, then, on notice thereof by such Lender to the Initial Primary Borrower through the Administrative Agent, (i) in the case of any determination described in Section 3.02(a), any obligation of such Lender to make or continue Eurocurrency Rate Loans or RFR Rate Loans in such currency shall be suspended until such Lender notifies the Administrative Agent and the Initial Primary Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon becoming aware thereof) and, until such time, the Loans or Obligations of such Lender in such currency shall, at the option of the applicable Borrower, be converted to, and shall continue, as Base Rate Loans denominated in Dollars in an amount equal to the aggregate Dollar Equivalent of such Loans immediately prior to such suspension, which conversion shall be on the last day of the Interest Period therefor (if applicable), if all affected Lenders may lawfully continue to maintain such Loans and Obligations to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans or Obligations to such day, and (ii) in the case of any determination described in Section 3.02(b), any obligation of such Lender to maintain Loans accruing interest at such RFR, such Daily Simple RFR, such Eurocurrency Rate or such Adjusted Eurocurrency Rate, as applicable, or to convert Loans accruing interest calculated by reference to the Base Rate (unless the Base Rate is also calculated off Daily Simple RFR in accordance with the definition of “Base Rate”) to be Loans accruing interest calculated by reference to such RFR, shall be suspended until such Lender notifies the Administrative Agent and the Initial Primary Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon becoming aware thereof) and, until such time, any Eurocurrency Rate Loans or RFR Rate Loans of such Lender outstanding at the time of such suspension (to the extent of the affected Loans or the affected Interest Periods) shall, at the option of the applicable Borrower, be continued as Base Rate Loans in an amount equal to the aggregate Dollar Equivalent amount of such Loans and Obligations immediately prior to such suspension, which conversion shall be on the last day of the Interest Period therefor (if applicable), if all affected Lenders may lawfully continue to maintain such Loans and Obligations to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans or Obligations to such day. Upon the prepayment of any such Loans, the applicable Borrower shall also pay accrued and unpaid interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender or result in increased taxes to any Borrower.

3.03 Inability to Determine Rates.

(a) Subject to Section 3.04, in connection with any request for a Committed Borrowing of, conversion to, or continuation of, any RFR Rate Loan or otherwise, if for any reason (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (A) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining “Daily Simple RFR” pursuant to the definition thereof, or (B) if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period, (ii) the Administrative Agent, in consultation with the Initial Primary Borrower, determines (which determination shall be conclusive and binding absent manifest error) that a material fundamental change has occurred in the foreign exchange markets with respect to an applicable Alternative Currency (including a material fundamental change in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) the Required Lenders reasonably determine (which determination shall be conclusive and binding absent manifest error) that (A) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (B) if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of either of the foregoing Section 3.03(a)(iii)(A) or Section 3.03(a)(iii)(B), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case the Administrative Agent shall promptly give notice thereof to the Initial Primary Borrower. Upon notice thereof by the Administrative Agent to the Initial Primary Borrower, any obligation of the Lenders to make RFR Rate Loans in each such affected currency, and any right of the Borrowers to convert any Loan in each such currency (if applicable) to, or continue any Loan as, an RFR Rate Loan in each such affected currency, shall be suspended (to the extent of the affected RFR Rate Loans or, in the case of Term SOFR Loans, the affected Interest Periods) until the Administrative Agent (with respect to Section 3.03(a)(iii), at the instruction of the Required Lenders) revokes such notice, which the Administrative Agent and the Lenders agree to do promptly upon becoming aware of such circumstances ceasing to exist. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a Committed Borrowing of, conversion to, or continuation of, RFR Rate Loans in each such affected currency (to the extent of the affected RFR Rate Loans or, in the case of Term SOFR Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a Committed Borrowing of any affected Daily Simple RFR Loans in Dollars or any affected Term SOFR Loans, the Borrowers will be deemed to have converted any such request into a request for a Committed Borrowing of, or conversion to, Base Rate Loans in the amount specified therein, and (II) in the case of any request for a Committed Borrowing of any affected Daily Simple RFR Loans in an Alternative Currency, then such request shall be ineffective, and (B)(I) any outstanding affected Daily Simple RFR Loans in Dollars will be deemed to have been converted into Base Rate Loans immediately, (II) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and (III) any outstanding affected Daily Simple RFR Loans in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (2) be prepaid in full, together with accrued interest thereon (subject to the last sentence of Section 2.08(a)) immediately; provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Borrowers of such notice, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.06.

(b) Subject to Section 3.04, in connection with any request for a Committed Borrowing of, or continuation of, any Eurocurrency Rate Loan or otherwise, if for any reason (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the applicable interbank market for the applicable currency, amount and Interest Period of such Loan, (ii) the Administrative Agent, in consultation with the Initial Primary Borrower, determines (which determination shall be conclusive and binding absent manifest error) that a material fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including a material fundamental change in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Adjusted Eurocurrency Rate for such Alternative Currency and Interest Period, including because the Eurocurrency Rate for the applicable Alternative Currency is not available or published on a current basis, or (iv) the Required Lenders reasonably determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Initial Primary Borrower. Upon receipt of such notice, until the Administrative Agent (with respect to Section 3.03(b)(iv), at the instruction of the Required Lenders) revokes such notice, which the Administrative Agent and the Lenders agree to do promptly upon becoming aware of such circumstances ceasing to exist, (x) any pending request for a Committed Borrowing of, or continuation of, Eurocurrency Rate Loans in each such affected Alternative Currency (to the extent of the affected Eurocurrency Rate Loans or the affected Interest Periods) shall be ineffective and (y) any outstanding affected Eurocurrency Rate Loans, at the applicable Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (B) be prepaid in full, together with accrued interest thereon (subject to Section 2.08(a)), at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is the earlier of (I) the date that is three (3) Business Days after receipt by the Borrowers of such notice and (II) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrowers shall be deemed to have elected clause (A) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.06.

3.04 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Initial Primary Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Initial Primary Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.04(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement (other than any consent of the Initial Primary Borrower required pursuant to the definition of “Conforming Changes”) or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Initial Primary Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iii) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Initial Primary Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or BBSY) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any affected Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to Section 3.04(d)(i) either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all affected Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Initial Primary Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a Committed Borrowing of, conversion to, or continuation of, any RFR Rate Loans or Eurocurrency Rate Loans, as applicable, in each case to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (x) in the case of any request for a Committed Borrowing of any affected Daily Simple RFR Loans in Dollars or any affected Term SOFR Loans, if applicable, the Borrowers will be deemed to have converted any such request into a request for a Committed Borrowing of or conversion to Base Rate Loans in the amount specified therein and (y) in the case of any request for a Committed Borrowing of any affected Daily Simple RFR Loans in an Alternative Currency or Eurocurrency Rate Loans, if applicable, then such request shall be ineffective, and (ii)(x) any outstanding affected Daily Simple RFR Loans in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans immediately, (y) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and (z) any outstanding affected Daily Simple RFR Loans in an Alternative Currency or Eurocurrency Rate Loans, at the applicable Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) immediately in the case of Daily Simple RFR Loans in an Alternative Currency, or at the end of the applicable Interest Period in the case of Eurocurrency Rate Loans, or (B) be prepaid in full immediately in the case of Daily Simple RFR Loans in an Alternative Currency, or at the end of the applicable Interest Period in the case of Eurocurrency Rate Loans; provided that, with respect to any Daily Simple RFR Loan in an Alternative Currency, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Borrowers of such notice, the Borrowers shall be deemed to have elected clause (A) above; provided further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrowers by the earlier of (I) the date that is three (3) Business Days after receipt by the Borrowers of such notice and (II) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrowers shall be deemed to have elected clause (A) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.06. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

3.05 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.05(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan, RFR Rate Loan or Base Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (x) Excluded Taxes, (y) Non-Excluded Taxes imposed on or with respect to any payment under any Loan Document, and (z) Other Taxes); or

(iii) impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loan, RFR Rate Loans or Base Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan, RFR Rate Loan or Base Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount), in each case by an amount deemed to be material by such Lender or the L/C Issuer, as applicable, then, upon request of such Lender or the L/C Issuer, each Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered with respect to such Borrower’s Loans or Letters of Credit; provided that such Lender or the L/C Issuer shall have applied generally consistent return metrics to other similarly situated borrowers with respect to such increased cost or reduced return (it being understood that the amount of such increased cost or reduced return between similarly situated borrowers may be different after consideration of facility pricing, structure, usage patterns, capital treatment and banking relationship).

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), by an amount deemed by such Lender or the L/C Issuer to be material, then from time to time each Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered with respect to such Borrower’s Loans or Letters of Credit; provided that such Lender or the L/C Issuer shall have applied generally consistent return metrics to other similarly situated borrowers with respect to such increased cost or reduced return (it being understood that the amount of such increased cost or reduced return between similarly situated borrowers may be different after consideration of facility pricing, structure, usage patterns, capital treatment and banking relationship); provided, further, that amounts paid under this Section 3.05(b) shall not be duplicative of any amounts paid by the Borrowers in Section 3.05(a).

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts (including reasonable detail regarding the calculation of such amounts) necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.05(a) or (b) and delivered to the Borrowers shall be conclusive absent manifest error. Each applicable Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.05 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.05 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Initial Primary Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The applicable Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Eurocurrency Rate Loans made to such Borrower or the funding of RFR Rate Loans made to such Borrower in an Alternative Currency, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five (5) decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional costs shall be due and payable ten (10) days from receipt of such notice.

3.06	Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly pay the Administrative Agent for the account of such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan made to it, other than a Base Rate Loan or a Daily Simple RFR Loan, on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Daily Simple RFR Loan on the date or in the amount notified by such Borrower;

(c) any failure by such Borrower to make payment of any Loan made to it or drawing under any Letter of Credit issued for its account (or interest due thereon) denominated in an Alternative Currency (other than a Daily Simple RFR Loan) on its scheduled due date or, except as permitted hereby, any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan or a Term SOFR Loan made to it on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

excluding any loss of margin or spread and net of the income that such Lender has reasonably estimated it would receive from investing the proceeds of the applicable Loans in investments selected by it in its reasonable discretion through the end of the applicable Interest Period, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Notwithstanding the foregoing, no Borrower shall be liable to pay any loss, cost or expense to the extent that such loss, cost or expense is due to the gross negligence or willful misconduct of a Lender. For the avoidance of doubt, this Section 3.06 shall not apply with respect to any Base Rate Loan or any Daily Simple RFR Loan.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.06, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan, and each Term SOFR Loan made by it at the applicable SOFR Rate for such Loan, as applicable, by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or such Term SOFR Loan, as applicable, was in fact so funded.

3.07	Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.05, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts (subject to any internal policies or procedures generally applicable to such Lender) to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment with respect to such Borrower’s Loans or Letters of Credit.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.05, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.08	[Reserved].

3.09	Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Effectiveness.

This Agreement shall become effective on the date on which each of the following conditions precedent has been satisfied:

(a) Execution of Counterparts of Agreement. The Administrative Agent shall have received counterparts of this Agreement, which collectively shall have been duly executed on behalf of each Borrower, the L/C Issuer, each Lender and the Administrative Agent.

(b) Execution of Counterparts of Collateral Account Pledge Agreements. The Administrative Agent shall have received counterparts of each Collateral Account Pledge Agreement, which collectively shall have been duly executed on behalf of each Primary Borrower and the Administrative Agent.

(c) Execution of Counterparts of Equity Pledge Agreements. The Administrative Agent shall have received counterparts of each Equity Pledge Agreement, which collectively shall have been duly executed on behalf of a Subsidiary Pledgor and the Administrative Agent.

(d) Deposit Account Control Agreements. The Administrative Agent shall have received counterparts of those certain deposit account control agreements, which collectively shall have been duly executed on behalf of each Primary Borrower, the Administrative Agent and the applicable Depository.

(e) Notes. The Administrative Agent shall have received Notes executed by each Borrower in favor of each Lender that so requests.

(f) Resolutions; Incumbency. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement.

(g) Opinions of Counsel. The Administrative Agent shall have received an opinion of each of Simpson Thacher & Bartlett LLP, New York counsel to the Borrowers, Elvinger Hoss Prussen, société anonyme, Luxembourg counsel to the Borrowers, and Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Borrowers, each in form and substance reasonably acceptable to the Administrative Agent covering such items as may be reasonably requested by the Administrative Agent.

(h) Officer’s Certificate. The Administrative Agent shall have received from each Borrower, an officer’s certificate executed by a Responsible Officer of such Borrower (i) certifying on behalf of each Borrower and the applicable Subsidiary Pledgor that, before and after giving effect to this Agreement, (A) the representations and warranties of each Borrower and such Subsidiary Pledgor contained in Article V of this Agreement and the other Loan Documents to which such Person is party are true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date; (B) no Default or Event of Default exists; and (C) the Primary Borrowers are in compliance with the Financial Covenants contained in Section 7.10 and the Debt Limitations contained in Section 7.03 and, in each case, containing the calculations evidencing such compliance, (ii) attaching true and complete copies of the Organization Documents of such Borrower, its General Partner, the Parent Fund and the applicable Subsidiary Pledgor, together with certificates of existence, registration or incorporation (as applicable) and good standing (or other similar instruments if customary in its jurisdiction) of such Person, in each case as in effect on the Closing Date and in form and substance satisfactory to the Administrative Agent.

(i) No Default. No Default or Event of Default shall have occurred and be continuing.

(j) [Reserved].

(k) Third Party Reports. The Administrative Agent shall have received the most recently available Third Party Reports for each Portfolio Investment (or portion thereof) with a Market Value based on market quotations that are not readily available (including, for the avoidance of doubt, any Non-Listed PE Investment) other than any Portfolio Investment (or portion thereof) with an Adjusted NAV of less than one percent (1%) of the Adjusted NAV of all Eligible Investments unless otherwise (i) received by the Primary Borrowers prior to the Closing Date and (ii) requested in writing by any Joint Lead Arranger.

(l) Fees and Expenses. The payment by the Borrowers of (i) such fees due and payable on or prior to the Closing Date as provided in all Fee Letters, and (ii) on the Closing Date, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement for which invoices have been presented to the Borrowers at least two (2) Business Days prior to the Closing Date, including without limitation, to the extent so invoiced, the fees and expenses of Mayer Brown LLP, special New York counsel to the Administrative Agent and the Joint Lead Arrangers, and Ogier, (Luxembourg) SCS, Luxembourg counsel to the Administrative Agent, and Carey Olsen, Cayman Islands counsel to the Administrative Agent.

(m) Beneficial Ownership Certification. The requesting Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(n) “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make each Borrower KYC Compliant; provided, that any Lender may, in its sole discretion, permit a Borrower to deliver certain such items after the Closing Date.

(o) ERISA Status. As of the later of the Closing Date or the “initial valuation date” (as defined under the Plan Asset Regulations) of each Borrower with one or more Limited Partners that is a “benefit plan investor” within the meaning of the Plan Asset Regulations, either (i) a copy of any opinion reasonably acceptable to the Lenders delivered to such “benefit plan investors” (along with a reliance letter, dated as of the later of each Borrower’s initial valuation date and the Closing Date, from the issuer of such opinion that the Lenders are permitted to rely on such opinion as if addressed to them) regarding the status of such Borrower as a “venture capital operating company” or a “real estate operating company”, each as defined in the Plan Asset Regulations; provided that such opinion delivery requirement under this Section 4.01(o)

may alternatively be satisfied by delivery to the Lenders of a copy of such Borrower’s most recent certificate, if any, of a Responsible Officer with respect to such Borrower’s most recent “annual valuation period” (as defined in the Plan Asset Regulations) to the effect that the assets of such Borrower are not Plan Assets and stating the basis for such conclusion or, (ii) a certificate signed by a Responsible Officer of such Borrower that the underlying assets of such Borrower should not constitute Plan Assets (such documentation described in this Section 4.01(o) shall be referred to as an “ERISA Certificate”).

(p) Parent Fund Side Letter. The Administrative Agent shall have received a Parent Fund Side Letter in form and substance reasonably satisfactory to the Joint Lead Arrangers.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

4.02	Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans, as applicable) by a Borrower is subject to the following conditions precedent:

(a) The representations and warranties of each Borrower and the applicable Subsidiary Pledgor contained in (i) Article V and (ii) each other Loan Document to which such Person is party shall be true and correct in all material respects on and as of the date of such Credit Extension, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) for purposes of this Section 4.02, the representations and warranties contained in Sections 5.11 and 5.15 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b) No Event of Default, Default, Cash Sweep Period or Potential Cash Sweep Event shall exist or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension and a Borrowing Base Certificate in accordance with the requirements hereof.

(d) If the applicable Borrower is an Additional Primary Borrower, then the conditions of Section 2.14 to the designation of such Additional Primary Borrower as a Primary Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

(e) If the applicable Borrower is a Qualified Borrower, then the conditions of Section 2.20 to the designation of such Qualified Borrower as a Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

(f) After giving effect to any Committed Borrowing, (i) the Total Outstandings plus the aggregate FX Reserve Amount shall not exceed the Aggregate Commitments, (ii) the Total Outstandings that constitute Temporary Increase Loans for any Temporary Increase Tranche plus the aggregate FX Reserve Amount with respect to such Temporary Increase Loans shall not exceed the aggregate Temporary Increase Commitments of the applicable Temporary Increase Lenders for such Temporary Increase Tranche and (iii) the LTV Ratio shall be less than or equal to the Advance Rate.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or Term SOFR Loans, as applicable) submitted by a Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants, as to itself and its General Partner (as applicable), and on behalf of each Holding Company, the Parent Fund and each Related Fund (in each case, where specified), to the Administrative Agent and the Lenders that:

5.01	Existence, Qualification and Power.

Such Borrower, General Partner, Holding Company, Parent Fund and Related Fund (a) is duly incorporated, organized, established, registered or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its establishment, registration, incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) if applicable, execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in Section 5.01(b)(i) or Section 5.01(c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02	Authorization; No Contravention.

The execution, delivery and performance by such Borrower and Parent Fund of each Loan Document to which such Person is party has been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of the Organization Documents of such Borrower or Parent Fund or the applicable General Partner, Holding Company or Related Fund; (b) conflict in any material respect with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any applicable Law.

5.03	Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower or Parent Fund of this Agreement (in the case of such Borrower) or any other Loan Document to which it is a party (except (a) for those that have already been obtained or made and (b) UCC financing statements and the substantial equivalent as reasonably determined in any other jurisdiction in which any Borrower may be formed).

5.04	Binding Effect.

This Agreement, and each other Loan Document to which such Borrower or Parent Fund is a party, when delivered hereunder, has been, duly executed and delivered by such Borrower or Parent Fund. This Agreement constitutes, and each such other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower or Parent Fund enforceable against such Borrower or Parent Fund in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), to the extent applicable, (c) an implied covenant of good faith and fair dealing, to the extent applicable, and (d) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

5.05	No Material Adverse Effect.

Since the date of such Borrower’s formation, there has been no Material Adverse Effect.

5.06	Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Borrower or Holding Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Borrower or Holding Company that (a) purport to affect or pertain to this Agreement or any other Loan Document to which such Borrower or Holding Company is a party, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07	No Default.

Such Borrower is not in default beyond any applicable grace period under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08	Ownership of Property; Priority of Liens.

(a) Such Borrower has good record and marketable title, if applicable, in fee simple to, or valid leasehold interests in, all real property necessary for the ordinary conduct of its business, except for such defects as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The applicable Loan Documents to which such Borrower is a party create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral in which such Borrower has any right, title or interest, in favor of the Administrative Agent for the benefit of the Secured Parties, and such Liens are prior to all other Liens on the Collateral (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral in which such Borrower has any right, title or interest shall (subject to Permitted Liens) be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any Change in Law or in the applicable Borrower’s name, identity or structure, or its jurisdiction of organization, as the case may be, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements, financing change statements or their equivalent in accordance with applicable Law, as applicable. Each Lien referred to in this Section 5.08 is and shall be the sole and exclusive Lien (other than Permitted Liens) on the Collateral in which the applicable Borrower has any right, title or interest.

5.09	Taxes.

Such Borrower has filed all Federal, state, provincial and other material Tax returns and reports required to be filed, and has paid all Federal and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no proposed Tax assessment against such Borrower that could, if made, reasonably be expected to have a Material Adverse Effect.

5.10	Margin Regulations; Investment Company Act.

(a) Neither the execution and delivery by any Borrower of any Loan Documents to which it is a party nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Borrower will or will cause any Lender to violate Regulation T, Regulation U or Regulation X or any other regulation of the FRB applicable to Margin Stock or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

(b) No Borrower is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.11	Disclosure.

Such Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of such Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.12	Compliance with Laws.

Such Borrower or Holding Company is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.13	Taxpayer Identification Number; Other Identifying Information.

The true and correct U.S. taxpayer identification number, or employer identification number, as applicable, of such Borrower is set forth on Schedule III (as such schedule may be updated from time to time). The true and correct unique identification number of each Foreign Obligor that has been issued by its jurisdiction of formation and the name of such jurisdiction are set forth on Schedule III (as such schedule may be updated from time to time).

5.14	Representations as to Foreign Obligors.

Each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority (subject to any Permitted Liens) or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution, notarization, charge, stamp or similar tax as has been made or paid or is not required to be made or paid until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid and (iii) with respect to Luxembourg, where the Applicable Foreign Obligor Document or any other document are (A) referred to in a public deed or used before a Luxembourg official authority or any autorité constituée or before a Luxembourg court, notably by being referred to in a writ, to the extent that the Applicable Foreign Obligor Document or any other document are subject to mandatory registration within a fixed cut-off date (délai de rigueur), (B) are attached as an annex to an act (annexés à un acte) or to any other document that itself is subject to mandatory registration, (C) are deposited in the minutes of a notary (deposés au rang des minutes d’un Notaire), or (D) are voluntarily registered, in which case either a nominal registration duty or an ad valorem duty will be payable depending on the nature of the document to be registered.

(c) Subject to the Relibi Law, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any interest payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in Section 5.14(d)(ii) shall be made or obtained as soon as is reasonably practicable).

5.15	Financial Condition.

Such Primary Borrower has delivered to the Administrative Agent copies of the financial statements and reports, if any, required to be delivered pursuant to Section 6.01 on the Closing Date. Such Primary Borrower is Solvent.

5.16	Sanctions.

No Borrower, no Person directly or indirectly controlling a Borrower, no Person directly controlled by a Borrower, and, to any Borrower’s knowledge, no Person indirectly controlled by a Borrower, and no director, officer or employee of any of the foregoing or agent acting on behalf of a Borrower with respect to this Agreement (a) is a Sanctioned Entity, (b) is owned 50% or more, controlled by or is acting or purporting to act for or on behalf of a Sanctioned Entity, or (c) to any Borrower’s knowledge is under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. To each Borrower’s knowledge, after checking to ensure that no Portfolio Investment or Holding Company is included on, or is owned 50% or more or controlled by a Person that is included on, any list of targets identified or designated pursuant to any Sanctions, no Portfolio Investment or Holding Company is a Sanctioned Entity and no Portfolio Investment or Holding Company is acting or purporting to act for, or on behalf of, directly or indirectly, a Sanctioned Entity.

5.17	Principal Office; Jurisdiction of Formation.

As of the Closing Date, (a) each of the principal office, chief executive office, principal place of business and registered office (with respect to Primary Borrowers formed, incorporated or registered under the laws of the Cayman Islands or Luxembourg) of each Primary Borrower is correctly listed on Schedule I and such Primary Borrower has maintained such principal office, chief executive office, principal place of business and registered office (if applicable) at such location(s) since its formation, incorporation or registration and (b) the jurisdiction of formation, incorporation or registration of each Primary Borrower is correctly listed on Schedule I, and no Primary Borrower is organized, incorporated or registered under the laws of any other jurisdiction.

5.18	Regulation W.

In connection with each request for a Committed Borrowing hereunder, the requesting Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date of such request that, to its actual knowledge, as of the date of the requested Committed Borrowing, the proceeds of such Committed Borrowing will not be used by such Borrower to, directly or indirectly, either (a) purchase assets owned or securities issued by any non-bank “affiliate” (as such term is defined in 12 C.F.R. Part 223) of a Lender or (b) invest in any fund sponsored by a Lender or Affiliate thereof, in each case, without the prior written consent of such Lender, in its sole discretion. For the avoidance of doubt, and notwithstanding anything to the contrary in any Loan Document, it is acknowledged that no Borrower shall have increased costs, collateral requirements or additional fees imposed in connection with any such Lender’s compliance obligations under Section 23A of the Federal Reserve Act and Regulation W, except to the extent that such costs, requirements or fees are a direct result of such Borrower’s breach of this Section 5.18 or Section 7.09(a).

5.19	ERISA.

Assuming that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitutes Plan Assets, unless the applicable Lender relies on an available prohibited transaction exemption under ERISA and the Code which applies with respect to, and the conditions for exemptive relief thereunder are and continue to be satisfied in connection with such Lender’s use of Plan Assets in connection with the execution, delivery and performance of this Agreement and the other Loan Documents, the execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower that is a party hereto and thereto, and the borrowing and repayment of amounts under this Agreement by the Borrowers, do not and will not constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A)—(C) of the Code.

5.20	[Reserved].

5.21	[Reserved].

5.22	Central Administration; Centre of Main Interests.

Each of the Luxembourg Borrowers and Luxembourg General Partners has its place of central administration (siège de l’administration centrale) in Luxembourg and, for the purposes of the Insolvency Regulation, its centre of main interests (centre des intérêts principaux) (as that term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg and such Luxembourg General Partner has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) outside Luxembourg.

5.23	Luxembourg General Partner Capacity.

Each Luxembourg General Partner has full power and capacity to act as managing general partner of, and represent, the Luxembourg Borrower for which it is managing general partner of.

5.24	Ownership of Portfolio Investments.

(a) The Borrowing Base Schedule as in effect on the Closing Date sets forth the Portfolio Investments owned (or otherwise invested in) by such Primary Borrower as of the Closing Date and sets forth the Specified Sector Category of each Portfolio Investment and its Market Value as of the Closing Date. Except as set forth on the Borrowing Base Schedule, or in any notice or report required to be delivered pursuant to Section 6.01 or Section 6.02 which has been delivered to the Administrative Agent, no Primary Borrower has any other Portfolio Investments which have not been reported as required by Section 6.01 or Section 6.02.

(b) As of the Closing Date, and as of the date of each requested Credit Extension hereunder by such Borrower, the Borrowing Base Certificate contains (i) a list of all Portfolio Investments and (ii) the Market Values of all Portfolio Investments as of the applicable Determination Date (and after giving effect to any Pro Forma Adjustment Event).

(c) As of the Closing Date, Schedule V contains a structure chart depicting each entity in which such Primary Borrower invests directly.

(d) Such Primary Borrower has good and marketable title to the Portfolio Investments which it owns (directly or indirectly through a Holding Company), subject to Permitted Liens and Permitted Encumbrances.

(e) If requested by the Administrative Agent with respect to any Portfolio Investment, such Primary Borrower has delivered evidence of its ownership of such Portfolio Investment (and a complete listing or structure chart of each Holding Company through which such Primary Borrower holds such Portfolio Investment), in form and substance reasonably satisfactory to the Administrative Agent.

(f) One hundred percent (100%) of the outstanding limited partnership interests of the Pledged Entity have been validly issued, are fully paid (except with respect to any unfunded capital commitments) and are owned by a Subsidiary Pledgor and no such interests are held in a securities account.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Committed Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless, after the Maturity Date, such Letter of Credit has been Cash Collateralized), each Borrower, as to itself and its General Partner (as applicable), shall:

6.01	Financial Statements.

(a) Deliver to the Administrative Agent as soon as delivered to the investors of the Parent Fund or the applicable Related Fund, and in any event within one hundred twenty (120) days after the end of each fiscal year of each Primary Borrower (subject to reasonable delays in the event of late receipt of any necessary financial information from Portfolio Investments as determined in the reasonable discretion of the Administrative Agent), a consolidated balance sheet of all Primary Borrowers as at the end of such fiscal year (which can be on a consolidated basis so long as the Primary Borrowers provide a supporting report, spreadsheet, schedule or similar certificate or document, in a form reasonably acceptable to the Administrative Agent, reflecting the information required under this Section 6.01(a) with respect to the Primary Borrowers (and no other Person) on a consolidated basis), and the related audited statements of income and partners’ (or shareholders’) equity for such fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of such Primary Borrower, in accordance with GAAP consistently applied.

(b) Deliver to the Administrative Agent as soon as delivered to the investors of the Parent Fund (if applicable) or the applicable Related Fund, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of each Primary Borrower (subject to reasonable delays in the event of late receipt of any necessary financial information from Portfolio Investments as determined in the reasonable discretion of the Administrative Agent), an unaudited consolidated balance sheet of all Primary Borrowers (which can be on a consolidated basis so long as the Primary Borrowers provide a supporting report, spreadsheet, schedule or similar certificate or document, in a form reasonably acceptable to the Administrative Agent, reflecting the information required under this Section 6.01(b) with respect to the Primary Borrowers (and no other Person) on a consolidated basis) as at the end of such fiscal quarter, and the related unaudited statements of income and partners’ (or shareholders’) equity for such fiscal quarter and the then elapsed portion of the fiscal year.

6.02	Certificates; Other Information.

Deliver to the Administrative Agent:

(a) simultaneously with the delivery of each set of financial statements referred to in Section 6.01, a certificate of a Responsible Officer of each Primary Borrower (a “Compliance Certificate”) substantially in the form attached as Exhibit D hereto (i) stating that such financial statements fairly present, in all material respects, the financial condition and the results of operations of such Primary Borrower on the dates and for the periods indicated, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes, (ii) stating that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of such Primary Borrower during the applicable period covered by such Compliance Certificate and that on the basis of such review of the Loan Documents, the Portfolio Investments, the use of the proceeds of the Loans and the business and condition of such Primary Borrower, (A) no Event of Default, or to the knowledge of such Responsible Officer, no Default, Cash Sweep Period or Potential Cash Sweep Event has occurred and is continuing or, if any such Event of Default, Default, Cash Sweep Period or Potential Cash Sweep Event has occurred and is continuing, specifying the nature and extent thereof and the action each affected Person(s) proposes to take in respect thereof, and (B) to the knowledge of such Responsible Officer, to the extent not previously disclosed to the Administrative Agent, no Exclusion Event has occurred and is continuing with respect to any Eligible Investment or, if any such Exclusion Event has occurred, specifying the nature and extent thereof, and (iii) including (A) (x) the most recent Borrowing Base Certificate delivered (or required to be delivered) to the Administrative Agent pursuant to Section 6.02(e) and (y) a statement on whether the Primary Borrowers are in compliance with the Financial Covenants contained in Section 7.10 and the Debt Limitations contained in Section 7.03 and containing the calculations evidencing such compliance; (B) a summary of Portfolio Investments acquired or disposed of by such Primary Borrower and the Distributions received by such Primary Borrower during such fiscal quarter; (C) changes, if any, in the name or notice information for such Primary Borrower; (D) a statement of Distributions from each Portfolio Investment during such fiscal quarter; and (E) a list of the entities in which each Primary Borrower invests directly;

(b) promptly following a reasonable request of the Administrative Agent, evidence of such contractual obligations in connection with any payments made pursuant to the terms of this Agreement that constitute Permitted Payments under clause (a)(v) of the definition thereof;

(c)	[reserved];

(d) (i) promptly and in any event within five (5) Business Days after any Borrower obtains knowledge of any of the following events, a certificate of a Responsible Officer of such Borrower, setting forth the details thereof and the action that the affected Person(s) is taking or proposes to take with respect thereto: (A) any Default or Event of Default that is then continuing, (B) any Potential Cash Sweep Event or Cash Sweep Period that is then continuing, (C) the occurrence of any Pro Forma Adjustment Event, or (D) any litigation or governmental proceeding pending or threatened against or involving such Borrower, or any Person Controlling any Borrower, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (ii) promptly and in any event within five (5) Business Days after any Borrower obtains knowledge of any of the following events, if such event would reasonably be expected to result in a Material Adverse Effect: (A) any change in the financial condition or business of any Borrower; (B) any default under any Contractual Obligation to which any Borrower is a party, or any acceleration of the maturity of any Indebtedness owing by a Borrower; (C) any uninsured claim against or affecting a Borrower or any of its properties; (D) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (x) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law by any Borrower; or (y) the Release or threatened Release of any Hazardous Material into the environment by any Borrower; (E) the existence of any Environmental Lien on any properties or assets of any Borrower; (F) any material remedial action taken by a Borrower in response to any order, consent, decree or judgment of any Governmental Authority or any Environmental Liability; or (G) the listing of any of a Borrower’s properties or assets on SEMS to the extent that a Borrower obtains knowledge of such listing;

(e) a revised Borrowing Base Certificate certified by a Responsible Officer of such Borrowers to be true and correct in all material respects, setting forth a calculation of the Borrowing Base in reasonable detail: (i) [reserved]; (ii) in connection with any Request for Credit Extension (calculated based off the Market Values or Adjusted NAV, as applicable, as of the ~~second~~ most recent Determination Date and giving effect to any Intra-Month Adjustment and any Pro Forma Adjustment Event); (iii) promptly and in any event within five (5) Business Days following the date on which an Independent Valuation is delivered to the Initial Primary Borrower; (iv) within five (5) Business Days following the last day of each ~~Determination Date~~calendar month (calculated based off the Market Values or Adjusted NAV, as applicable, as of the ~~second immediately preceding~~most recent Determination Date and giving effect to any Intra-Month Adjustment and any Pro Forma Adjustment Event); and (v) promptly and in any event within five (5) Business Days following the occurrence of any Pro Forma Adjustment Event (calculated after giving effect thereto);

(f) promptly and in any event within three (3) Business Days following delivery to the applicable investors, copies of all material reports and notices relating to any Portfolio Investment (including financial statements, monthly, quarterly or annual investor letters and management letters but not any “range of value” analysis prepared in accordance with the Organization Documents of such Primary Borrower, which shall be delivered in accordance with Section 6.22(b)) from time to time prepared by (or on behalf of) such Primary Borrower;

(g) prior to or substantially simultaneously with the payment of any Gross Collections pursuant to Section 2.05(b)(ii), a Gross Collections Payment Schedule;

(h) promptly, notice of any material change in accounting policies or financial reporting practices by any Primary Borrower;

(i) [reserved];

(j) promptly and in any event within five (5) Business Days following any reasonable request therefor by any Joint Lead Arranger (or such longer time period as may be agreed by such Joint Lead Arranger acting reasonably), an updated Borrowing Base Schedule setting forth the information described in clause (a) of the definition of “Borrowing Base Schedule” with respect to each Liquid Investment identified by such Joint Lead Arranger on a non-aggregated basis;

(k) promptly and in any event within fifteen (15) days (or such longer time period as may be agreed by the Administrative Agent acting reasonably) following any reasonable request therefor by the Administrative Agent (not to exceed once per calendar quarter), a report summarizing projected Distributions for the next twelve-month period;

(l) following any request therefor, such additional information regarding any Eligible Investment as the Joint Lead Arrangers may reasonably request; and

(m) promptly following any request therefor, such additional information regarding any Borrower, or compliance with the terms of this Agreement, the other Loan Documents or the Organization Documents of the Borrowers, as any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on such Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) such Borrower shall deliver paper copies of such documents if the Administrative Agent requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) such Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

Each Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Electronic Platform”).

6.03	Maintenance of Liens.

Perform all such acts and execute all such documents and notices as the Administrative Agent may reasonably request in order to enable the Administrative Agent to file and record every instrument that the Administrative Agent may reasonably deem necessary in order to perfect and maintain the Administrative Agent’s first priority security interests (subject to any Permitted Liens) in and Liens on the Collateral and otherwise to preserve and protect the rights of the Administrative Agent in respect of such security interests and Liens.

6.04	Payment of Obligations.

Except where the failure to pay any Tax, assessment, charge, levy, claim or Indebtedness could not reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05	Preservation of Existence, Etc.

Do all things necessary to preserve and keep in full force and effect its existence, and material rights, franchises and authority, except (a) as permitted by Section 7.04 or (b) where the failure to maintain such rights, franchises and authority could not reasonably be expected to have a Material Adverse Effect.

6.06	Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.07	Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in all material respects and in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower.

(b) Following five (5) Business Days’ prior written notice, give any representative of the Administrative Agent and the Lenders, or any of them, access during ordinary business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of the applicable Borrower and relating to their affairs; provided that, so long as no Event of Default has occurred and is continuing, any such inspection, which shall be at the expense of the Borrowers, shall be conducted no more than once in any twelve (12) month period.

6.08	Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance or re-finance Portfolio Investments, (b) to make additional Portfolio Investments, (c) for general liquidity needs (including redemptions and to make Distributions) and (d) for general corporate purposes or any other purpose, in each case, to the extent permitted under the applicable Partnership Agreement and only in compliance with Section 7.09.

6.09	Plan Assets.

Use commercially reasonable efforts to provide prompt notice to the Administrative Agent in writing if such Borrower (or its General Partner) has reason to believe that the assets of such Borrower constitute Plan Assets.

6.10	Insurance.

Maintain insurance in respect of its properties and business against such loss or damage as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, except where the failure to maintain could not reasonably be expected to result in a Material Adverse Effect.

6.11	Authorizations and Approvals.

Promptly obtain, from time to time at its own expense, all such material governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Borrower to comply with its respective obligations under the Loan Documents to which it is a party and its Organization Documents.

6.12	Collateral Accounts.

(a) Maintain its Collateral Account(s) with one or more Eligible Institutions, and cause all Distributions relating to its Portfolio Investments that are received by such Primary Borrower to be promptly deposited into the applicable Collateral Account(s). Each Primary Borrower shall exercise commercially reasonable efforts to cause all Distributions relating to its Portfolio Investments that are received by any Qualified Borrower or Holding Company in which it invests to be deposited into the applicable Collateral Account(s) (or, with respect to any Holding Company that is not Controlled by such Primary Borrower, not take any action to prevent, impede or impair such amounts from being deposited into the applicable Collateral Account(s)) within a reasonable period of time, unless such Qualified Borrower, Holding Company or the Advisor determines that there is a tax, regulatory or other business or legal rationale for retaining such amounts, including, without limitation, (i) to pay expenses or other obligations of such Person, (ii) to reconstitute liquidity reserve, (iii) to the extent (and for so long as) the making of such Distribution would result in a breach or a violation of any applicable Law or any agreement with a third party or (iv) so long as no Event of Default, Default pursuant to Section 8.01(g) or 8.01(f), Cash Sweep Period or Potential Cash Sweep Event has occurred and is continuing, to make a Portfolio Investment, a follow-on investment or a follow-up investment or to reinvest such amounts in another Portfolio Investment. Any such Collateral Account shall be required to be held with an Eligible Institution pursuant to a deposit account control agreement or similar agreement reasonably acceptable to Administrative Agent to ensure the perfection of the security interest and priority in such Collateral Account and all amounts credited thereto relating to such Distributions.

(b) (i) Ensure that, at all times, the Administrative Agent shall have electronic monitoring access to its Collateral Account(s) or (ii) use commercially reasonable efforts to cause the applicable Depository to deliver to the Administrative Agent copies of each account statement, balance report, transaction report or similar statement with respect to such Collateral Account substantially contemporaneously when such statements are delivered to the applicable Primary Borrower (and in any event, (x) on a monthly basis and (y) promptly upon the Administrative Agent’s request); provided, in the event such Depository does not deliver such statements to the Administrative Agent, if requested by the Administrative Agent, the applicable Primary Borrower shall forward such statements promptly upon receipt.

6.13	Operations and Properties.

Manage and operate its assets, properties, business, and investments so as not to have a Material Adverse Effect.

6.14	Notice of Certain Changes to Beneficial Ownership Certification.

With respect to any Borrower that is a “legal entity customer” under the Beneficial Ownership Regulation, promptly give notice to the Lenders of any change in the information provided in such Borrower’s Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

6.15	Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.

Each Borrower shall (and shall cause each Person directly or indirectly controlling a Borrower to) (a) comply in all material respects with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain, or be subject to, policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the identity of the applicable Partners and the origin of the assets used by such Partners to purchase the property in question, and maintain sufficient information to identify the applicable Partners for purposes of applicable Anti-Money Laundering Laws; (c) ensure it does not directly or, knowingly, indirectly use any of the proceeds from the Loans or Letters of Credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; and (d) ensure it does not fund any repayment of the Obligations with, or provide as collateral, any funds or property that is directly or, knowingly, indirectly derived from any transaction or activity that is prohibited by any applicable Anti-Corruption Laws or Anti-Money Laundering Laws or that could otherwise cause a Lender or any other party hereto to be in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

6.16	Compliance with Sanctions.

No Borrower shall directly or, to such Borrower’s knowledge, indirectly, use the proceeds of any Loan or Letter of Credit hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of funding any unlawful activities or business of or with a Sanctioned Entity unless the funding of such activities or business would not cause a violation of Sanctions by any party hereto; provided that reliance on the qualification in this Section 6.16(a) shall require the applicable Borrower to deliver notice of such reliance at least two (2) Business Days prior to such use of proceeds to the Administrative Agent, provided further that such Borrower shall provide information on a timely basis to the extent reasonably requested by the Administrative Agent to understand the anticipated use of proceeds, or (b) in any other manner that would violate Sanctions if conducted by a Lender, or any other party hereto. Each Borrower shall (i) comply in all material respects with all applicable Sanctions, (ii) not fund any repayment of the Loans or Letters of Credit with proceeds, or provide as collateral any property, that is directly or, knowingly, indirectly derived from any transaction or activity that is prohibited by Sanctions or that could otherwise cause a Lender or any other party hereto to be in violation of Sanctions and (iii) maintain, or be subject to, policies and procedures reasonably designed to ensure compliance with Sanctions. A Borrower will notify the Administrative Agent in writing within a reasonable period following a Responsible Officer of such Borrower becoming aware of a Portfolio Investment becoming a Sanctioned Entity or being owned 50% or more, controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Entity.

6.17	Central Administration; Centre of Main Interests.

Each of the Luxembourg Borrowers and the Luxembourg General Partners shall maintain its place of central administration (siège de l’administration centrale) in Luxembourg and, for the purposes of the Insolvency Regulation, its centre of main interests (centre des intérêts principaux) (as that term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg and shall have no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) outside Luxembourg.

6.18	General Partner Capacity.

The Luxembourg Borrowers shall ensure that the Luxembourg General Partner keeps the full power and capacity to act as general partner of, and represent, such Luxembourg Borrower.

6.19	Further Assurances; Independent Valuation.

Each Primary Borrower acknowledges and agrees that, if the Joint Lead Arrangers or the Required Lenders reasonably believe that the Market Value of such Portfolio Investment at such time is materially inaccurate, the Joint Lead Arrangers may jointly (or at the request of the Required Lenders, shall) request, in their commercially reasonable discretion, an Independent Third Party Evaluator to provide an independent valuation of (a) the Market Value of one or more Non-Listed PE Investments described in clause (b)(ii) of the definition of “Market Value”, (b) the Market Value of one or more Listed Portfolio Investment described in clause (a)(ii) of the definition of “Market Value” ~~and~~, (c) the Market Value of one or more Intra-Month Investments described in clause (c) of the definition of “Market Value” and (d) the Market Value of one or more Liquid Investments (or any portion thereof) with a Market Value based on market quotations that are not readily available, in each case, not more than (i) during any Cash Sweep Period, once in any six (6) month period, and (ii) other than during any Cash Sweep Period, once in any twelve (12) month period (which twelve (12) month period shall reset after each Cash Sweep Period and shall exclude any such request made during such immediately prior Cash Sweep Period) (each such independent valuation request, an “Independent Valuation”). Each Primary Borrower hereby agrees to promptly take and/or cause to be taken all reasonably necessary action to permit the Independent Third Party Evaluator to promptly complete any Independent Valuation permitted under this Agreement and each such Independent Valuation obtained as provided in this Section 6.19 shall be at the expense of the Primary Borrowers; provided that any Independent Valuation with respect to a Portfolio Investment that is not an Eligible Investment, will be at the expense of the Lenders based on each Lender’s Applicable Percentage.

6.20	Compliance with Organization Documents and Partnership Agreement.

Conduct its business in accordance with, and comply with all provisions of, its Organization Documents and the applicable Partnership Agreement (including any supplement thereto) except in such instances in which the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.21	[Reserved].

6.22	Third Party Reports.

(a) The Primary Borrowers shall obtain a Third Party Verification for each Portfolio Investment (or portion thereof) with a Market Value described in clause (a)(ii) or clause (b)(ii) of the definition of “Market Value” at least once in each calendar quarter (other than the calendar quarter in which such Portfolio Investment was acquired); provided that notwithstanding anything in this Agreement to the contrary, no Third Party Verifications shall be required for any such Portfolio Investment (or portion thereof) either (x) with an Adjusted NAV of less than one percent (1%) of the Adjusted NAV of all Eligible Investments (determined as of the last day of the fiscal quarter referenced in the Compliance Certificate accompanying the delivery of such Third Party Verifications in accordance with the following sentence) or (y) which constitutes an investee fund, a secondary investment or a CLO equity, in each case, unless otherwise (i) received by such Primary Borrower during such period and (ii) requested in writing by any Joint Lead Arranger. Each such Third Party Verification shall be delivered to the Administrative Agent, together with a Reconciliation Certificate with respect to such Third Party Verification, on or prior to the date of the first delivery of the Compliance Certificate in accordance with Section 6.02(a) hereof following the receipt of such Third Party Verification.

(b) The Primary Borrowers shall obtain a Third Party Valuation for each Portfolio Investment (or portion thereof) with a Market Value described in clause (a)(ii) or clause (b)(ii) of the definition of “Market Value” at least once in each twelve (12) month period (starting from the end of the calendar quarter in which such Portfolio Investment was acquired); provided that notwithstanding anything in this Agreement to the contrary, no Third Party Valuations shall be required for any such Portfolio Investment (or portion thereof) either (x) with an Adjusted NAV of less than one percent (1%) of the Adjusted NAV of all Eligible Investments (determined as of the last day of the fiscal quarter referenced in the Compliance Certificate accompanying the delivery of such Third Party Valuations in accordance with the following sentence) or (y) which constitutes an investee fund, a secondary investment or a CLO equity, in each case, unless otherwise (i) received by such Primary Borrower during such period and (ii) requested in writing by any Joint Lead Arranger. Each such Third Party Valuation shall be delivered to the Administrative Agent ~~within five (5) Business Days after the first Determination Date~~, together with a Reconciliation Certificate with respect to such Third Party Valuation, on or prior to the date of the first delivery of the Compliance Certificate in accordance with Section 6.02(a) hereof following the receipt of such Third Party Valuation.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless, after the Maturity Date, such Letter of Credit has been Cash Collateralized), no Borrower shall, directly or indirectly:

7.01	Permitted Liens; Permitted Encumbrances.

(a) Create, incur, assume or suffer to exist any Lien upon the Collateral, other than the following (“Permitted Liens”):

(i) Liens in favor of the Administrative Agent pursuant to any Loan Document;

(ii) Liens on deposit accounts or securities accounts (including Collateral Accounts) securing obligations to the depository banks or securities intermediaries in respect of such deposit accounts or securities accounts, in each case to the extent permitted under an account control agreement or similar agreement with respect to such account;

(iii) non-consensual Liens, if any, imposed by Law on the property of such Borrower that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case as long as such Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP; and

(iv) Liens that have been approved by the Joint Lead Arrangers, in their sole discretion.

(b) Create, incur, assume or suffer to exist any Lien upon any Primary Borrower’s equity interest in, or rights to receive Distributions from, any Holding Company in which it invests directly, other than the following (“Permitted Encumbrances”):

(i) Permitted Liens;

(ii) Liens securing Indebtedness permitted pursuant to Section 7.03(a); and

(iii) Liens in connection with any proposed Disposition of any Portfolio Investment held through such Holding Company that would, when consummated, be permitted by Section 7.02.

7.02	Dispositions; Investments.

(a) Dispose of any Portfolio Investment or any Holding Company to any Person (or permit any such disposition by any Holding Company that is Controlled by a Borrower, or consent to, vote in favor of or otherwise agree to or accept, any such disposition by any Holding Company that is not Controlled by a Borrower, but in which such Borrower invests directly or indirectly), except (i) for fair value at the time of such Disposition or in an arm’s length transaction and (ii) in a manner consistent with such Borrower’s Partnership Agreement (as applicable).

(b) Make any Portfolio Investment except in a manner consistent with such Borrower’s Partnership Agreement (including the Investment Policy) in all material respects.

7.03	Indebtedness.

Incur or suffer to exist any Indebtedness, except: (a) Indebtedness under this Agreement; (b) [reserved]; (c) Guarantees; (d) Indebtedness under Swap Contracts; (e) any commitment or agreement to make a Portfolio Investment or any other credit support for a Portfolio Investment; and (f) (i) trade accounts and other similar operating liabilities incurred in the ordinary course of business (excluding amounts for borrowed money unless the Joint Lead Arrangers, in their sole discretion, agree to permit such amounts), (ii) taxes, reasonable and documented fees and expenses for accountants, advisors, consultants, custodians and other third-party professionals and service providers, brokerage commissions and, to the extent incurred in the ordinary course of business, other similar expenses and (iii) reimbursement obligations to Affiliates for advances of any of the foregoing expense obligations (collectively, the “Debt Limitations”). Notwithstanding anything herein or any Loan Document to the contrary, it is understood and agreed that the issuance of equity commitment letters shall not be prohibited pursuant to this Section 7.03.

7.04	Fundamental Changes.

Other than in compliance with the provisions of the Loan Documents, merge, amalgamate, dissolve, liquidate, divide or consolidate with or into another Person, other than any merger, amalgamation, division or consolidation where a Borrower is the surviving entity and no Default or Event of Default exists immediately prior and after giving effect to such merger, amalgamation, division or consolidation.

7.05	Distributions.

Make, pay or declare any Distribution at any time except to the extent that (a) such Distribution is permitted pursuant to the applicable Partnership Agreement, and (b) if there are any accrued monetary Obligations outstanding under this Agreement, no Event of Default, Cash Sweep Period, Potential Cash Sweep Event, Specified Default or Default pursuant to Section 8.01(a) has occurred and is continuing or would be triggered after giving pro forma effect to such Distribution; provided that notwithstanding the foregoing, (i) Distributions for Permitted Payments shall be permitted to be paid by a Primary Borrower, (ii) if an Excess Loan Event would be triggered after giving pro forma effect to a Distribution, such Distribution shall be permitted, so long as such mandatory prepayment is paid in full prior to or substantially concurrently with the issuance of such Distribution, and (iii) any Qualified Borrower may make a Distribution to any Primary Borrower (directly or indirectly through one or more Holding Companies) at all times, including during the circumstances described in Section 7.05(b).

7.06	Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by such Primary Borrower on the Closing Date, those activities necessary in connection with any Portfolio Investments, or any business or activity substantially related or incidental thereto.

7.07	Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of such Borrower, whether or not in the ordinary course of business, except in accordance with such Borrower’s Organization Documents.

7.08	Burdensome Agreements.

(a) Enter into, or suffer to exist, any Contractual Obligation (other than pursuant to this Agreement or any other Loan Document) that prohibits or restricts the ability of such Borrower:

(i) to pay any Obligations as and when they become due; or

(ii) in the case of any Primary Borrower, to grant a Lien on any Collateral, except for Permitted Liens.

(b) Except for Permitted Encumbrances, enter into, or suffer to exist, any Contractual Obligation (other than pursuant to this Agreement or any other Loan Document) with any other Person that prohibits or restricts the ability of such Borrower to grant a Lien on Distributions from (i) any Holding Company or Portfolio Investment that such Borrower owns directly or (ii) any Holding Company or Portfolio Investment owned (or otherwise invested in) indirectly by such Borrower, to the extent, with respect to this clause (ii), such Contractual Obligation is entered into for the primary purpose or intent of (A) circumventing the rights or remedies of the Administrative Agent or any other Secured Party under the Loan Documents or (B) adversely affecting the Market Value of any Portfolio Investment or the Administrative Agent’s or any other Secured Party’s ultimate realization thereof in accordance with the Loan Documents.

(c) Subject to Section 7.08(b), (i) at any time when an Event of Default, Cash Sweep Period or Default under Section 8.01(f) or 8.01(g) has occurred and is continuing or (ii) if a Potential Cash Sweep Event would be triggered after giving pro forma effect thereto, unless such mandatory prepayment is paid in full prior to giving effect thereto:

(A) with respect to any Portfolio Investment or Holding Company that is Controlled by a Primary Borrower and in which such Primary Borrower invests directly or indirectly, permit such Person to enter into any agreement dated after the Closing Date that would restrict or prohibit the ability of such Person to make, declare or pay Distributions ultimately to such Primary Borrower, without the prior consent of the Joint Lead Arrangers (not to be unreasonably withheld or delayed); and

(B) with respect to any Portfolio Investment or Holding Company not Controlled by a Primary Borrower, but in which such Primary Borrower invests directly or indirectly, consent to, vote in favor of or otherwise agree to or accept any agreement dated after the Closing Date that would restrict or prohibit the ability of such Person to make, declare or pay Distributions ultimately to such Primary Borrower, without the prior consent of the Joint Lead Arrangers (not to be unreasonably withheld or delayed).

For the avoidance of doubt, any such restrictive agreement in existence prior to the occurrence of any of the foregoing events (or any substantially similar refinancing thereof) shall not result in a violation of this Section 7.08(c).

7.09	Use of Proceeds.

(a) To its actual knowledge, use the proceeds of any Committed Borrowing hereunder to purchase any asset owned or securities issued by any non-bank “affiliate” (as such term is defined in Regulation W) of a Lender, without the prior written consent of such Lender, in its sole discretion. Each Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan and Letter of Credit proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, it is agreed that no Borrower shall have increased costs, collateral requirements or additional liabilities, expenses or fees imposed in connection with any such Lender’s compliance obligations under Section 23A of the Federal Reserve Act and Regulation W, except to the extent that such costs, requirements, liabilities, expenses or fees are a direct result of such Borrower’s breach of Section 5.18 or this Section 7.09(a).

(b) Notwithstanding anything herein to the contrary, at no time may the proceeds of any Credit Extension be used for any purpose except for the purposes permitted under the applicable Borrower’s Organization Documents.

7.10	Financial Covenants.

(a) Permit, at any time, the LTV Ratio to be greater than 30%.

(b) Fail, at any time, to satisfy the Minimum Diversity Requirement; provided that any failure to satisfy the Minimum Diversity Requirement for a period of less than sixty (60) consecutive days, shall not result in a Default or an Event of Default, but shall result in a Cash Sweep Event.

7.11	Collateral Accounts.

Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collateral Account cash or cash proceeds that are subject to a Lien of any Person (other than Permitted Liens).

7.12	Limitation on Withdrawals.

Without the prior written consent of the Joint Lead Arrangers and the Required Lenders, make or cause the making of any withdrawal or transfer of funds from any Collateral Account if an Event of Default, Cash Sweep Period, Potential Cash Sweep Event, Specified Default or Default pursuant to Section 8.01(a) has occurred and is continuing or would be triggered after giving pro forma effect to such withdrawal, unless, in each case, such withdrawal shall be applied to the payment of any amounts then due and payable by the Borrowers under this Agreement; provided that notwithstanding the foregoing, withdrawals shall be permitted for the payment of Permitted Payments.

7.13	Material Amendments.

Except as otherwise provided in this Agreement, alter, amend, modify, terminate, or change, or allow the Parent Fund or the Pledged Entity to (a) alter, amend, modify, terminate or change, any provision of any Primary Borrower’s, the Parent Fund’s or the Pledged Entity’s Organization Documents, if any such Proposed Amendment (hereinafter defined) would (i) affect any Primary Borrower’s debts, duties, obligations, and liabilities, or rights, titles, security interests, Liens, powers and privileges, in any case, relating to the Collateral, or any Primary Borrower’s rights to receive Distributions from any Holding Company, in each case, in a manner that is materially adverse to the Secured Parties (as determined by the Administrative Agent in its reasonable judgment), (ii) have a Material Adverse Effect on the rights, titles, first priority security interests (subject to any Permitted Liens) and Liens, and powers and privileges of the Lenders hereunder, (iii) modify the limitations on Indebtedness imposed on the applicable Primary Borrower or the Parent Fund or (iv) change its fiscal year or its method of accounting, other than in accordance with the terms of its Organization Documents or (b) materially alter, amend, modify, terminate or change the provisions of any Valuation Policy in a manner that (i) is materially adverse to the Secured Parties or (ii) would constitute a material deviation from the valuation policy generally employed by Blackstone with respect to Blackstone’s “PE Platform” (as such term is used in the Private Placement Memorandum as of the Closing Date) (in each case, as determined by the Administrative Agent in its reasonable judgment) (clauses (a) and (b), each a “Material Amendment”).

With respect to any proposed alteration, amendment, modification, termination or change to any such Organization Document or the provisions of such Valuation Policy (each, a “Proposed Amendment”), the Initial Primary Borrower may notify the Administrative Agent of such proposal. The Administrative Agent shall determine, in its sole reasonable discretion (i.e., the determination of the other Lenders shall not be required) and on its good faith belief, whether such Proposed Amendment to such Organization Document or such provisions would constitute a Material Amendment within three (3) Business Days of the date on which it is deemed to have received such notification in accordance with Section 10.02 and shall promptly notify the Initial Primary Borrower of its determination. If the Administrative Agent determines that the Proposed Amendment is a Material Amendment, the approval of the Joint Lead Arrangers and the Required Lenders will be required (unless the approval of all Lenders is otherwise required consistent with the terms of this Agreement), and the Administrative Agent shall promptly notify the Joint Lead Arrangers and the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by the Borrowers. Subject to Section 10.01, the Joint Lead Arrangers and the Lenders shall have ten (10) Business Days from the date of such notice from the Administrative Agent to deliver their approval or denial thereof; provided that, solely with respect to any Lender (and excluding the Joint Lead Arrangers) that does not deliver their approval or denial within such period, such Lender shall be deemed to have delivered their approval. If the Proposed Amendment is not a Material Amendment as determined in accordance with this Section 7.13, the applicable Primary Borrower, the Parent Fund or the Pledged Entity may make such amendment without the consent of the Joint Lead Arrangers or the Lenders. Notwithstanding the foregoing, any alteration, amendment, modification, termination or change to an Organization Document of a Primary Borrower, the Parent Fund or the Pledged Entity or the provisions of such Valuation Policy made to effect one of the following shall be deemed not to be a Material Amendment: (i) to change any provision relating to management fees and expenses set forth in such Partnership Agreement that does not adversely affect the rights of the Lenders; (ii) to account for any Change in Law; and (iii) to cure any ambiguity or correct or supplement any provision of such Organization Document which may be incomplete or inconsistent with any other provisions thereof (the effect of which shall be immaterial to the Lenders), correct any printing, stenographic or clerical errors or omission or effect changes of an administrative or ministerial nature which do not materially increase the authority of a General Partner or adversely affect the rights of the Lenders or to fix any other obvious error or any other error or omission of a technical or immaterial nature. The Initial Primary Borrower shall, promptly following execution or completion thereof, provide to the Administrative Agent (x) a copy of any alteration, amendment, modification, termination or change to any Organization Document of a Primary Borrower, the Parent Fund or the Pledged Entity and (y) with respect to any Material Amendment of a Valuation Policy, a summary of the provisions of such Valuation Policy as so amended.

7.14 Subordination.

During the occurrence and continuation of an Event of Default, a Default pursuant to Section 8.01(f) or 8.01(g) hereof or a Cash Sweep Period, if there are any accrued monetary Obligations outstanding, make, or permit its General Partner to make, any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Borrower or Limited Partner whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”), unless such payments or advances are first applied, directly or indirectly, to such Obligations. All Other Claims, together with all liens, security interests, and all other encumbrances or charges on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of an Event of Default, a Default pursuant to Section 8.01(f) or 8.01(g) hereof or a Cash Sweep Period, if there are any accrued monetary Obligations outstanding, be subordinated to and inferior in right and in payment to the Obligations and all liens, security interest, and all other encumbrances or charges on assets securing all or any portion of the Obligations, and the Borrowers agree to take any actions reasonably requested by the Administrative Agent as are necessary to provide for such subordination between it and any other Borrower, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. Notwithstanding anything herein to the contrary or in any other Loan Document, a Primary Borrower shall be permitted to pay Permitted Payments.

7.15 Pledged Entity Control.

Permit (a) any Person other than any Subsidiary Pledgor and the general partner of the Pledged Entity to Control the Pledged Entity or (b) any limited partnership interest of the Pledged Entity to be owned by any Person other than any Subsidiary Pledgor.

7.16 Liquid Investments.

During the occurrence and continuation of an Event of Default or a Specified Default, permit any Liquid Investment that is owned (or otherwise invested in), directly or indirectly, by the Pledged Entity at the time of the occurrence of such event, to cease to be owned (or otherwise invested in), directly or indirectly, by the Pledged Entity unless (a) otherwise agreed to by the Joint Lead Arrangers in their reasonable discretion (which, for the avoidance of doubt, may be made retroactively; provided that such agreement may only be made retroactively to the extent that (x) the Joint Lead Arrangers have reasonably determined that such event was not a result of the applicable Borrowers acting or failing to act in bad faith and (y) any adverse effect of such event has been remedied by the Borrowers in a manner acceptable to the Joint Lead Arrangers) or (b) such Liquid Investment is subject to a Disposition (in whole or in part) and one hundred percent (100%) of the Gross Distributions with respect to such Disposition are promptly thereafter deposited into a Collateral Account. The Primary Borrowers agree that, in the ordinary course of business, substantially all Liquid Investments will be owned (or otherwise invested in), directly or indirectly, by the Pledged Entity (it being understood and agreed that, from time to time, in such Primary Borrower’s ordinary course of business, such Primary Borrower may own (or otherwise invest in) Liquid Investments, directly or indirectly through Holding Companies other than the Pledged Entity).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan made to it or any L/C Obligation in respect of any Letter of Credit issued for its account (including, without limitation, any such payments required pursuant to Section 2.05(b)(ii)), or (ii) within three (3) Business Days after the same becomes due, any interest on any such Loan or on any such L/C Obligation, or any fee due from such Borrower hereunder, or (iii) any other amount payable by it hereunder or under any other Loan Document when the same becomes due and such failure continues unremedied for a period of five (5) Business Days after the Administrative Agent shall have delivered notice to the Initial Primary Borrower (in each case, other than in connection with a Potential Cash Sweep Event); or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement to be performed or observed by it (i) contained in any of Section 6.02(d)(i), 6.03, 6.05, 6.08, 6.12(a), 6.19 or Article VII (other than a breach of Section 7.13 described in clause (ii) below), or (ii) contained in Section 6.01, 6.02 (other than Sections 6.02(d)(i) and 6.02(l)) or 7.13 (as a result of a breach of the reporting obligation set forth in the last sentence thereof) and such default shall continue unremedied for a period of at least five (5) Business Days; or

(c) Other Defaults. Any Borrower, Parent Fund or Subsidiary Pledgor fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (i) written notice thereof has been given by the Administrative Agent to the Initial Primary Borrower; or (ii) the Administrative Agent has been notified or should have been notified of such default pursuant to Section 6.02(d)(i); or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered by or on behalf of such Borrower in connection herewith or therewith (other than with respect to a Holding Company) shall be incorrect or misleading in any material respect when made or deemed made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of (i) written notice thereof is delivered to the Initial Primary Borrower by the Administrative Agent or (ii) a Responsible Officer of a Borrower obtains knowledge thereof (provided that, for the avoidance of doubt, any such breach of any representation, warranty, certification or statement of fact made or deemed made with respect to a Holding Company shall result in an Exclusion Event pursuant to clause (h) of the definition thereof); or

(e) Cross-Default. (i) Any Primary Borrower shall default with respect to any Recourse Indebtedness (including an “accommodation pledge” provided by such Primary Borrower in respect of any other Person’s Indebtedness) of any single Primary Borrower or group of Primary Borrowers where the aggregate amount of such Recourse Indebtedness is greater than or equal to the Threshold Amount, and such default shall continue for more than the applicable period of grace or cure, if any; (ii) any such Indebtedness described in the foregoing clause (i) shall become due before its stated maturity by acceleration of the maturity thereof; or (iii) there occurs under any Swap Contract, an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which such Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which such Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. (i) Any Borrower, Parent Fund, Related Fund, Subsidiary Pledgor or the Advisor (x) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or (y) applies for or consents to the appointment of any receiver, interim receiver, receiver/manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (ii) any receiver, interim receiver, receiver/manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed for any Borrower, Parent Fund, Related Fund, Subsidiary Pledgor or the Advisor without the application or consent of such Person; or (iii) any proceeding under any Debtor Relief Law relating to any Borrower, Parent Fund, Related Fund, Subsidiary Pledgor or the Advisor or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Borrower and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Pledged Entity. (i) The Pledged Entity shall contest the validity or enforceability of the Equity Pledge Agreement or (ii) the Pledged Entity permits any Person that is not a Subsidiary Pledgor to become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of any Equity Interests of the Pledged Entity; or

(i) Judgments. There is entered against any Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in or would reasonably be expected to result in a Material Adverse Effect; or

(k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document; or

(l) Change of Control. There occurs any Change of Control; or

(m) Minimum Adjusted NAV. The aggregate Adjusted NAV of all Portfolio Investments is less than $2,000,000,000; or

(n) [Reserved]; or

(o) Liens. In the event the Administrative Agent ceases to have a valid and perfected Lien on any Collateral purported to be covered by the applicable Collateral Account Pledge Agreement or Equity Pledge Agreement, as applicable, with the priority required (for the avoidance of doubt, subject to Permitted Liens) by such Collateral Account Pledge Agreement or Equity Pledge Agreement, as applicable (except if such cessation is solely the result of an action or failure to act on the part of the Administrative Agent); provided that if such cessation occurs as a result of a change in any applicable Law, the Primary Borrowers shall have thirty (30) days from the date thereof to cure a default arising under this Section 8.01(o) to the satisfaction of the Administrative Agent; or

(p) Plan Assets. Any Borrower shall fail to qualify as an “operating company” or meet any other exception under the Plan Asset Regulations which failure causes the assets of such Borrower to be subject to Title I of ERISA or Section 4975 of the Code, and which gives rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(C) of the Code subjecting the Administrative Agent and/or any Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that each Borrower Cash Collateralize the L/C Obligations in respect of Letters of Credit issued for its account (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents and applicable Law, in each case in the name of the Administrative Agent or the name of any Borrower;

provided, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of each Borrower to Cash Collateralize its L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. The Administrative Agent, on behalf of the Lenders and the L/C Issuer, is hereby granted an irrevocable power of attorney, exercisable during the existence of an Event of Default and solely for the purpose of repaying the Obligations, which is coupled with an interest and granted by way of security to secure the performance of the Obligations, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be reasonably required to carry out the acts and exercise the powers set forth in Section 8.02(a) through 8.02(d) and (ii) to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Borrower, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion, reasonably exercised, of the Administrative Agent for the purposes of repaying the Obligations or to protect the security interests and Liens in (and priority thereof) the Collateral, and neither the Administrative Agent nor the Lenders nor the L/C Issuer, in the absence of gross negligence and willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this Section 8.03(b) payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this Section 8.03(c) payable to them;

(d) Fourth, on a pro rata basis (i) to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the applicable Borrower pursuant to Section 2.03 and Section 2.17 and (ii) ratably to the applicable Lenders based on their proportional share of the Obligations being repaid on such date pursuant to this Section 8.03; and

(e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrowers, or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to Section 8.03(d) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (including in respect of all Obligations hereunder owing to it from time to time) and the L/C Issuer hereby irrevocably appoints the Administrative Agent as its collateral agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to it with respect to the Collateral by the terms hereof or thereof, together with all such powers as are reasonably incidental hereto or thereto.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Default unless and until notice describing such Event of Default or Default is given to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent or Joint Lead Arranger.

The Administrative Agent or any Joint Lead Arranger (in such case, the “Resigning Agent”) may resign upon twenty (20) days’ prior written notice to the Lenders, the L/C Issuer and the Initial Primary Borrower; provided, however, that except (a) in the case of a merger or amalgamation by the Resigning Agent with another financial institution (even if the Resigning Agent is not the surviving entity), (b) in the event that such resignation is required for regulatory reasons as determined in good faith by the Resigning Agent, (c) during the continuance of an Event of Default of the type described in Section 8.01(a), (f) or (g), or (d) in the event that the

Resigning Agent does not have a Commitment on the effective date of any extension pursuant to Section 2.15, any resignation by the Resigning Agent shall require the prior written consent of the Initial Primary Borrower, which consent may be granted or withheld in the Initial Primary Borrower’s sole discretion. Upon receipt of any such notice of resignation, (i) in the case of a resigning Joint Lead Arranger, the remaining Joint Lead Arranger (if any) shall become the sole Joint Lead Arranger and (ii) otherwise, the Required Lenders shall have the right (subject to the consent of the Initial Primary Borrower), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. In no event may any Competitor be appointed successor Administrative Agent or Joint Lead Arranger hereunder without the prior written approval of the Borrowers. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within sixty (60) days after the Resigning Agent gives notice of its resignation, then the Resigning Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Joint Lead Arranger, as applicable, meeting the qualifications set forth above with the consent of the Initial Primary Borrower; provided that if the Resigning Agent shall notify the Initial Primary Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the Resigning Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Resigning Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent or Joint Lead Arranger, as applicable, as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent or Joint Lead Arranger hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the Resigning Agent, and the Resigning Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent or Joint Lead Arranger, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed among the Initial Primary Borrower and such successor. After the Resigning Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such Resigning Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the Resigning Agent was acting as Administrative Agent or Joint Lead Arranger, as applicable.

Any resignation by the Administrative Agent or a Joint Lead Arranger pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer (to the extent such Resigning Agent is an L/C Issuer at such time). Upon the acceptance of a successor’s appointment as Administrative Agent or Joint Lead Arranger hereunder, as applicable, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (B) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (C) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers or agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Lenders and the L/C Issuer acknowledge and agree that the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver/manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

Notwithstanding anything to the contrary, any Distributions permitted to be paid under Section 7.05 hereof, any withdrawals from a Collateral Account permitted to be made under Section 7.12 hereof, and any movement of a Collateral Account to another Depository in accordance with Section 6.12 or closure of a Collateral Account that is otherwise not in contravention of the terms hereof shall not constitute a release of Collateral.

9.11 Erroneous Payments.

(a) Each Lender, each other Indemnitee and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender, any other Indemnitee or any other Person that the Administrative Agent has determined in its sole discretion that such Person has received funds on behalf of a Lender, other Indemnitee or other Person (each such recipient, a “Payment Recipient”), from the Administrative Agent or any of its Affiliates that were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative

Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in Section 9.11(a)(i) through (ii), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that, nothing in this Section 9.11 shall require the Administrative Agent to provide any of the notices specified in Section 9.11(a)(i) through (ii). Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting Section 9.11(a), each Payment Recipient agrees that, in the case of Section 9.11(a)(ii), it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge of such error)) notify the Administrative Agent in writing of such occurrence.

(c) In the case of either Section 9.11(a)(i) or Section 9.11(a)(ii), (i) such Erroneous Payment comprised of funds of the Administrative Agent shall at all times remain the property of the Administrative Agent, (ii) such Erroneous Payment comprised of funds of a Borrower shall at all times remain the property of such Borrower and (iii) the applicable Payment Recipient shall segregate and hold in trust such amounts for the benefit of the Administrative Agent or such Borrower, as applicable, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 9.11(c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient, such Payment Recipient shall be deemed to have assigned its Loans (but not its Commitment) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s lending affiliate that is an existing Lender hereunder, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not any Commitment), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto or any payment by the Administrative Agent or such lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The Administrative Agent may reflect in the Register of its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this Section 9.11(d) shall govern in the event of any conflict with the terms and conditions of Section 10.06. No Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement.

(e) Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (x) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.11 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligation owed by any Borrower, and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in the case of Section 9.11(e)(ii) or Section 9.11(e)(iii), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or held on behalf of (including through the exercise of remedies under any Loan Document), any Borrower for the purpose of making a payment on the Obligations.

(f) Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc.

Except as may be otherwise provided in this Agreement or any other Loan Document, no amendment or waiver of any provision of this Agreement or any such Loan Document (including any Fee Letter), and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers (it being understood that the Initial Primary Borrower may consent to such amendment as the agent of (i) any Additional

Primary Borrower pursuant to Section 2.14(c) or (ii) any Qualified Borrower pursuant to Section 2.20(b)) and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (other than in the case of any extension as set forth in Section 2.15 or any increase contemplated by Section 2.16 or 2.19);

(c) other than in the case of any extension as set forth in Section 2.15, postpone the scheduled date of payment or mandatory prepayment of principal, interest, fees or other amounts due hereunder to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, other than a waiver of clause (ii) or clause (iii) of the definition of “Applicable Rate” or the application of the Default Rate, in each case, pursuant to Section 2.08(b)(i);

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend the definition of “Alternative Currency” without the written consent of each Lender;

(g) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h) release any material portion of the Collateral, except as contemplated by Section 9.10, without the written consent of each Lender;

(i) contractually subordinate any of the Obligations in right of payment to any Indebtedness (other than Indebtedness under this Agreement), without the written consent of each Lender; or

(j) amend the definition of “Borrowing Base”, “Unadjusted Borrowing Base”, or “Market Value”, or the definition of any of the defined terms used therein, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Initial Primary Borrower and, if applicable, the L/C Issuer to reflect the appointment of additional L/C Issuers solely to the extent permitted pursuant to Section 2.03(k).

Notwithstanding anything to the contrary herein, Schedule A to any Borrower Guaranty may be amended to identify additional Qualified Borrowers (which, for the avoidance of doubt, have been approved by the Administrative Agent pursuant to Section 2.20(a)) without the consent of any Lender or the L/C Issuer.

Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Initial Primary Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Initial Primary Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, any Loan Document may be amended, waived, discharged or terminated by the Administrative Agent solely to the extent necessary to provide any transfer of a Collateral Account to a new Depository which is an Eligible Institution in accordance with Section 6.12 and otherwise in accordance with this Agreement or to otherwise reflect any change in the account number with an existing Depository.

Notwithstanding anything to the contrary herein, any amendment, waiver, termination or modification in respect of any Temporary Increase Tranche shall require only the consent of the Administrative Agent (provided that such consent of the Administrative Agent shall not be required with respect to any amendment, waiver, termination or modification contemplated by the express terms of Section 2.16) and each applicable Temporary Increase Lender.

Notwithstanding anything to the contrary herein, the Administrative Agent (and, if applicable, the Initial Primary Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 3.04 in accordance with Section 3.04.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, a Co-Structuring Agent, the L/C Issuer, a Joint Lead Arranger or, if specified, a Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule IV; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(b), shall be effective as provided in Section 10.02(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) THE ELECTRONIC PLATFORM. THE ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE ELECTRONIC PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE ELECTRONIC PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Electronic Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The applicable

Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers agree to pay (or cause to be paid) (i) all reasonable, documented, invoiced out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one counsel jointly representing the Administrative Agent and the Joint Lead Arrangers in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented, invoiced out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers, any Lender or the L/C Issuer (including (A) the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Joint Lead Arrangers, any Lender or the L/C Issuer and (B) notwithstanding anything to the contrary set forth in Section 6.19, after the occurrence and during the continuance of (x) a Specified Event of Default or (y) any other Event of Default that has continued for a period of thirty (30) days, expenses arising in connection with any Independent Valuation with respect to any Portfolio Investment), in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Joint Lead Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan made to it or Letter of Credit issued for its account or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under any such Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any other Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent one or more of the Borrowers for any reason fails to indefeasibly pay any amount required under Section 10.04(a) or Section 10.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Joint Lead Arranger, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay (without waiving or otherwise affecting Borrower’s obligations under this Section) to the Administrative Agent (or any such sub-agent), such Joint Lead Arranger, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Joint Lead Arranger, or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Joint Lead Arranger, or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.02(c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (other than, in the case of any Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third-party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto). No Indemnitee referred to in Section 10.02(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than thirty (30) days after written demand therefor setting forth the amounts payable in reasonable detail.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under Section 10.05(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) or (iv) with the prior written consent of the Administrative Agent, the L/C Issuer and, unless an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing, or any other Event of Default has continued for a period of thirty (30) days, the Borrowers, by way of a grant of a declaration of trust in favor of any funding vehicle of such Lender (a “Declaration of Trust” and a “Beneficiary” respectively) provided that in each case (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender (or its attorney in fact) in connection with such Lender’s rights and obligations under this Agreement, and (4) prior to the occurrence and continuance of an Event of Default under Section 8.01(a) that has continued for a period of at least sixty (60) days, no Beneficiary may be a Competitor (and any other attempted assignment or transfer by any party hereto shall be null and void) without the prior written approval of the Borrowers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent, the L/C Issuer and, other than during the continuance of an Event of Default of the type described in Section 8.01(a), (f) or (g), or any other Event of Default that has continued for a period of thirty (30) days, the Initial Primary Borrower otherwise consents; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, however, that the minimum amount shall be reduced to $5,000,000 any time an Event of Default under Sections 8.01(a), (f) or (g) shall have occurred and is continuing.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.06(b)(i)(B) and, in addition:

(A) the consent of the Initial Primary Borrower shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, or any other Event of Default has continued for a period of thirty (30) days, at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this Section 10.06(b)(v)(B), (C) to a natural person, or (D) without the prior written approval of the Borrowers, prior to the occurrence and continuance of an Event of Default under Section 8.01(a) that has continued for a period of at least sixty (60) days, to a Competitor.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Initial Primary Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) No Assignment Resulting in Non-Excluded Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not (based on the law in effect on the date of such assignment) capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Non-Excluded Taxes.

(viii) Consequences of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.05, 3.06, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Primary Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender under each Tranche pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, with the prior written consent of the Administrative Agent, the L/C Issuer and, unless an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, or any other Event of Default has continued for a period of thirty (30) days, the Initial Primary Borrower, sell participations to any Person (other than a natural person, any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided further, that prior to the occurrence and continuance of an Event of Default under Section 8.01(a) that has continued for a period of at least sixty (60) days, no Participant may be a Competitor without the prior written approval of the Borrowers.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to Section 10.06(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.05 and 3.06 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided that such Participant shall not be entitled to receive any greater payment under Section 3.01 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

In the event that any Lender sells a participation pursuant to this Section 10.06(d), such Lender shall maintain with respect to such participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers, a register comparable to the Register (the “Participant Register”). Interests in the rights and/or obligations of a Lender under this Agreement may be participated in whole or in part only by registration of such participation on such Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that the relevant Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Initial Primary Borrower. In addition, a Participant shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender to a Federal Reserve Bank, the U.S. Department of the Treasury, the Federal Deposit Insurance Corporation or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.06(b), such L/C Issuer may, upon sixty (60) days’ notice to the Initial Primary Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of such L/C Issuer as L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) subject to clause (i) below, to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, service providers, advisors and representatives, in each case, in connection with the Loans, the Letters of Credit, this Agreement or any other Loan Document in the reasonable judgment of the Administrative Agent, any such Lender or the L/C Issuer (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee, pledgee or Beneficiary of or Participant in, or any prospective assignee, pledgee or Beneficiary of or Participant in (and to the extent that such actual or proposed Beneficiary is a funding vehicle of a Lender, the administrative agents, trustees and advisors appointed in connection with the funding arrangement to which such Beneficiary is a party), any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Sections 2.15(d) or 2.16, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any actual or prospective credit insurer or reinsurer relating to a Borrower and its obligations, (g) with the consent of the Initial Primary Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, or (i) with the prior written consent of the Initial Primary Borrower, on a confidential basis to any rating agency.

For purposes of this Section 10.07, “Information” means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material nonpublic information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. Notwithstanding the termination of this Agreement, the Administrative Agent, the Lenders and the L/C Issuer each agrees to hold the Information in accordance with its internal document-retention policies and procedures for at least two (2) years following the termination of this Agreement, which policies and procedures, as of the Closing Date, provide that information considered confidential shall be held on a confidential basis.

10.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer which are then due and payable, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Initial Primary Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (including by facsimile, electronic mail (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (other than any DocuSign electronic signature) or in portable document format), and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders.

If any Lender requests compensation under Section 3.05, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.06) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.05 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE PROVIDED THEREUNDER), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION TO THE EXTENT NECESSARY OR REQUIRED AS A MATTER OF LAW TO ASSERT SUCH CLAIM, ACTION OR PROCEEDING OR ENFORCE ANY JUDGMENT ARISING OUT OF ANY SUCH CLAIM, ACTION OR PROCEEDING.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH BORROWER IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE INITIAL PRIMARY BORROWER AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON SUCH BORROWER’S BEHALF BY RECEIPT OF REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE INITIAL PRIMARY BORROWER’S ADDRESS SET FORTH ON SCHEDULE IV, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT WHICH ARISES OUT OF OR RELATES TO ANY OF THE LOAN DOCUMENTS TO WHICH SUCH BORROWER IS A PARTY OR THE TRANSACTIONS CONTEMPLATED THEREBY. SUCH APPOINTMENT OF THE INITIAL PRIMARY BORROWER SHALL REMAIN A VALID INSTRUMENT OF AUTHORIZATION DURING THE TERM OF THIS AGREEMENT. BY ITS SIGNATURE BELOW, THE INITIAL PRIMARY BORROWER HEREBY ACCEPTS AND AGREES TO SUCH DESIGNATION AND APPOINTMENT.

10.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between such Borrower, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any other Person and (B) none of the Administrative Agent nor the Joint Lead Arrangers has any obligation to such Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower, and neither the Administrative Agent nor the Joint Lead Arrangers has any obligation to disclose any of such interests to such Borrower. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Lead Arrangers as of the Closing Date with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18 Customer Information Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that applicable law requires each Lender and the Administrative Agent to obtain, verify and record information that identifies each Borrower (and in certain circumstances the beneficial owners thereof), which information includes the name and address of each Borrower (and beneficial owner thereof) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower (and beneficial owner thereof).

10.19 Time of the Essence.

Time is of the essence of the Loan Documents.

10.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

10.21 Recourse.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (a) the Obligations shall be fully recourse to the Borrowers and their properties and assets; provided that the maximum liability of each Borrower for the Obligations of any other Borrower shall not exceed an amount equal to one dollar less than an amount that would render such Borrower insolvent; and (b) the Obligations shall not be recourse to any General Partner except for any claim or action for actual damages of Administrative Agent or the Lenders as a result of any fraud, willful misrepresentation or willful misappropriation of the proceeds of any Loans or Letters of Credit on the part of such General Partner. Notwithstanding the foregoing, any legal proceeding, claim or action against any Borrower that is a Cayman Islands exempted limited partnership may be instituted by or against the General Partner of such Borrower (and/or the general partner of such General Partner, if applicable) in its capacity as general partner, solely for the purpose of complying with Section 33(1) of the Exempted Limited Partnership Act (As Revised) of the Cayman Islands and not for the purpose of recovering any amount from the personal assets or property of such General Partner (or the general partner of such General Partner).

10.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers of the applicable Resolution Authority.

10.23 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

EXECUTED AS A DEED BY:

BXPE US Aggregator (CYM) L.P., a Cayman
Islands exempted limited partnership

By: Blackstone Private Equity Strategies Associates L.P., its general partner

By: BXPEA L.L.C., its general partner

By:
Name:
Title:

BXPE NAV – Credit Agreement

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Co-Structuring Agent, Joint Lead Arranger, L/C Issuer and a Lender

By:
Name:
Title:

BXPE NAV – Credit Agreement

CITIBANK, N.A., as Co-Structuring Agent, Joint Lead Arranger and a Lender

By:
Name:
Title:

BXPE NAV – Credit Agreement

SCHEDULE II

COMMITMENTS

AND APPLICABLE PERCENTAGES

Table 1. Primary Tranche

Lender	Revolving Commitment		Revolving Commitment Applicable Percentage
Wells Fargo Bank, National Association		$187,500,000.00	~~50.00~~17.857142857%
Citibank, N.A.		$187,500,000.00	~~50.00~~17.857142857%
Royal Bank of Canada		$150,000,000.00	14.285714286%
Morgan Stanley Bank, N.A.		$150,000,000.00	14.285714286%
Barclays Bank PLC		$150,000,000.00	14.285714286%
Nomura Corporate Funding Americas, LLC		$150,000,000.00	14.285714286%
Goldman Sachs Bank USA		$75,000,000.00	7.142857143%
Total	$	~~375,000,000.00~~1,050,000,000.00	100.00%

Schedule II